     As Filed with the Securities Exchange Commission on January 20, 1997
                                                      Registration No. 333-19117
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                        PRE-EFFECTIVE AMENDMENT NUMBER 1

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
             (Exact name of registrant as specified in its charter)

        Delaware                       6799                     52-1823554
        --------                       ----                     ----------
 (State of Organization)   (Primary Standard Industrial      (I.R.S. Employer
                               Classification Number)     Identification Number)

                          c/o Campbell & Company, Inc.
                              Court Towers Building
                          210 West Pennsylvania Avenue
                            Baltimore, Maryland 21204
                                 (410) 296-3301

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Theresa D. Livesey
                            Campbell & Company, Inc.
                              Court Towers Building
                           210 West Pennsylania Avenue
                            Baltimore, Maryland 21204
                                 (410) 296-3301

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                                David M. Matteson
                                 Foley & Lardner
                             330 North Wabash Avenue
                                   Suite 3300
                                Chicago, IL 60611
                                 (312) 755-2562

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement


  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
                      of 1933 check the following box |X|





Pursuant to Rule 429, the Prospectus contained herein also relates to Registration Statement No. 333-5767 and this constitutes Post Effective Amendment No. 2 to such Registration Statement.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                              Cross Reference Sheet

Item
No.                                                                    Prospectus Heading
---                                                                    ------------------
1.      Forepart of the Registration Statement
        and Outside Front Cover Page of
        Prospectus  . . . . . . . . . . . . . . . . . . . . .          Cover Page

2.      Inside Front and Outside Back Cover
        Pages of Prospectus . . . . . . . . . . . . . . . . .          Inside Cover Page; Table of Contents

3.      Summary Information, Risk Factors
        and Ratio of Earnings to                                       Risk Disclosure Statement; Summary;
        Fixed Charges . . . . . . . . . . . . . . . . . . . .          Risk Factors; Charges to the Fund

4.      Use of Proceeds . . . . . . . . . . . . . . . . . . .          Use of Proceeds; Campbell & Company, Inc.;
                                                                       The Futures and Forwards Markets

5.      Determination of Offering Price . . . . . . . . . . .          Inside Cover Page; Plan of Distribution

6.      Dilution  . . . . . . . . . . . . . . . . . . . . . .          Not Applicable

7.      Selling Security Holders  . . . . . . . . . . . . . .          Not Applicable

8.      Plan of Distribution  . . . . . . . . . . . . . . . .          Inside Cover Page; Plan of Distribution

9.      Description of Securities to Be Registered  . . . . .          Cover Page; Distributions and Redemptions;
                                                                       Agreement of Limited Partnership--Sharing of
                                                                       Profits and Losses

10.     Interests of Named Experts and Counsel  . . . . . . .          Certain Legal Matters; Experts

11.     Information with Respect to the Registrant  . . . . .          Summary; Risk Factors; Use of Proceeds;
                                                                       Risk Factors; Campbell & Company, Inc.;
                                                                       Charges to the Fund; The Futures Markets;
                                                                       Index to Financial Statements

12.     Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities  . . .          Conflicts of Interest

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

             $105,447,641 IN UNITS OF LIMITED PARTNERSHIP INTERESTS


                       --------------------------------

         Campbell Strategic Allocation Fund, Limited Partnership (the "Fund"), is a Delaware limited partnership organized to engage in the speculative trading of financial futures contracts, forward contracts and related options.


         Campbell & Company, Inc., a Maryland corporation ("Campbell & Company"), is the general partner and trading advisor of the Fund. The Fund's objective is to achieve substantial capital appreciation over the medium- to long-term while controlling the risks associated with the trading activities by establishing pre-defined loss levels on each trade and diversifying positions across a broad spectrum of markets. Campbell & Company has been trading futures contracts pursuant to technical trading systems for over 25 years and currently has over $550 million under its management ($460 million in the Financial, Metal & Energy Large Portfolio primarily utilized to trade the Fund's assets).



         Units of Limited Partnership ("Units") of the Fund are being offered on an ongoing basis (the "Continuing Offering Period"), which began after the Initial Offering Period terminated on April 15, 1994. Because Units in the Fund are offered at Net Asset Value on an ongoing, month-to-month basis, no maximum number of units available can be calculated. There is no minimum amount that must be sold. A total of $104,552,359 has been raised in the Initial and Continuing Offering Period through January 16, 1997; redemptions over the same time period total $16,089,467. Campbell & Company may terminate the Continuing Offering Period in its discretion. The Unit value as of December 31, 1996 was $1,268.16.



         All of the proceeds of the offering will be available for trading purposes. Units will be sold as of the first business day of each month (the "Continuing Offering Period") at Net Asset Value (the value of total assets of the Fund less all liabilities of the Fund) per Unit. The minimum investment is $10,000; $5,000 for eligible employee benefit plans and Individual Retirement Accounts ($5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers). Limited Partners may increase their investment in the Fund with a minimum investment of $1,000.



         No market will exist for the Units. Units may be redeemed monthly, at the Net Asset Value per Unit, net of any redemption fee, at the election of the Limited Partner on ten business days' written notice prior to month-end. During the 12 months following the purchase, the General Partner charges a redemption fee as follows: 4% of Net Asset Value on Units redeemed in the first quarter following purchase, 3% during the second quarter, 2% during the third quarter, and 1% in the fourth quarter. After the fourth quarter, no redemption fees are charged. THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. SEE "PLAN OF DISTRIBUTION" AND "CONFLICTS OF INTEREST." SEE "RISK FACTORS" ON PAGE 11 FOR A MORE DETAILED DESCRIPTION OF THE FOLLOWING RISKS AND OTHER SIGNIFICANT RISK FACTORS APPLICABLE TO AN INVESTMENT IN THE FUND. THERE IS NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS OBJECTIVES.



         - Futures and forward trading is speculative and involves a high degree of risk, including the possible loss of all or substantially all of one's investment. See "Risk Factors."



         - Past performance of managed futures in general and the Fund in particular is not necessarily indicative of and may significantly exceed future performance.


         - The Fund is subject to significant charges, unrelated to profitability. Campbell & Company estimates that the Fund will need to generate gross trading profits, in addition to interest income on its assets, of approximately $45 per Unit (based on a $1,000 initial net asset value per unit), or 4.50%, in order for unit value to remain constant for the next 12 months. See "Charges to the Fund."

         - Redemption rights with respect to the Units are limited and there are substantial restrictions on transferability. See "Distributions and Redemptions" and "Agreement of Limited Partnership-Dispositions."

         - Campbell & Company and the Fund are subject to significant conflicts of interest. These conflicts include Campbell & Company acting as both general partner and trading advisor of the Fund and establishing its fees without arm's length negotiation. See "Conflicts of Interest."

         - Limited Partners will be taxed each year on their allocable share of income or gain recognized by the Fund despite not having received any cash distributions. See "Federal Income Tax Aspects."

         - The success of the Fund is dependent upon Campbell & Company and there can be no assurance that Campbell & Company will trade profitably or avoid significant losses. See "Campbell & Company, Inc."




                        --------------------------------
  SUBSCRIBERS TO THE FUND WILL BE REQUIRED TO GIVE CERTAIN REPRESENTATIONS AND
        WARRANTIES IN THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.
                        --------------------------------
   THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
    PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY
                    OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                        --------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

================================================================================================================
                                                                                                Proceeds to the
                                             Price to Public (1)(5)     Selling Commissions      Fund (2)(3)(4)
----------------------------------------------------------------------------------------------------------------
Continuing Offering Period................   Net Asset Value                    (2)             Net Asset Value
----------------------------------------------------------------------------------------------------------------
Total Maximum.............................    $105,447,641                      (2)               $105,447,641
================================================================================================================

*See Notes on the following page.

                  The date of this Prospectus is February 1, 1997.

         The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files, or will file, reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Such reports and information for registrants that file electronically with the SEC are also available on the SEC's internet Web set at http://www.sec.gov. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices described above at prescribed rates.



         The Fund has filed with the SEC, in Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the Units offered hereby. This Prospectus does not contain all the information included in the Registration Statement, certain items of which are omitted in accordance with the Rules and Regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries, and the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. For further information about the Fund and the Units offered hereby, reference is made to the Registration Statement and the exhibits thereto.

NOTES:

         (1) The Units are offered on a "best efforts" basis without any firm underwriting commitment through broker-dealers including, but not limited to, PaineWebber Incorporated, A.G. Edwards & Sons, Inc., J.C. Bradford & Company, Inc. and Interstate/Johnson Lane Corporation, which are registered broker-dealers and members of the National Association of Securities Dealers, Inc. (the "Selling Agents"). Units are offered until such time as Campbell & Company terminates such offering (the "Continuing Offering Period"). Subscriptions received during the Continuing Offering Period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions, plus interest, will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places, in an amount equal to the interest earned on their subscriptions. Campbell & Company may suspend, limit or terminate the offering of Units at any time.

         The Fund's escrow account is maintained at Mercantile Safe Deposit & Trust Company, Baltimore, Maryland (the "Escrow Agent"). All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Campbell & Company within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned.

         Subscriptions from clients of any of the Selling Agents may also be made by authorizing such Selling Agent to debit the subscriber's customer securities account at the Selling Agent on the settlement date. Promptly after debiting the customer's securities account, the Selling Agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited.

         (2) No selling commissions are paid by the investor or from the proceeds of subscriptions. The Selling Agents receive from Campbell & Company selling commissions of up to 4% of the subscription amount, subject to additional amounts being paid by Campbell & Company as described in Note (3) below.

         (3) Ongoing payments are made to those Selling Agents (or assignees thereof) which are registered "futures commission merchants" or "introducing brokers" (or obtain such registration prior to the commencement of such ongoing payments), to the extent such payments are attributable to Units sold by such Selling Agents which remain outstanding more than twelve months. These ongoing payments are paid monthly beginning at the end of the thirteenth full month after the sale of the Units in respect of which such compensation is paid, and equal, on an annual basis, up to 4% of the average month-end Net Assets of the Fund. Units sold at different Closing Dates have different dates when ongoing compensation becomes payable in respect of such Units. For investors who purchase Units at different times, a "first-in, first-out" assumption is made in determining when Units redeemed were sold. Account executives who are registered with the Commodity Futures Trading Commission ("CFTC") and have satisfied all applicable proficiency requirements are eligible to receive all or a portion of such ongoing payments, to the extent attributable to Units sold by such account executives which remain outstanding for more than twelve months, from the applicable Selling Agents.

         Selling Agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the total of such additional selling commissions plus the initial 4% selling commission, salaries, expenses and bonuses of employees of Campbell & Company engaged in wholesaling activities and per Unit organization and offering costs properly deemed to constitute costs allocable to the Selling Agents (such as a selling brochure, seminar costs and travel expenses) do not exceed 10% of such Units' initial sale price. Such ongoing payments, salaries and bonuses and additional selling commissions may be deemed to constitute underwriting compensation.


         (4) Offering expenses related to the Continuing Offering as of December 31, 1996 totaled $2,536,207 and for the nine months commencing on the date hereof are estimated at $600,000. Campbell & Company will advance such expenses and will be reimbursed by the Fund, without interest, in 30-month installment periods throughout the Continuing Offering. Such reimbursements, however, will not exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company as general partner. Organization and offering expenses equal to $240,961 were incurred during the Initial Offering Period and were advanced by Campbell & Company. Such expenses are being reimbursed in the same manner and subject to the same 2.5% limit.


         (5) The price per Unit during the Continuing Offering Period will vary depending upon the month-end Net Asset Value per Unit. The Units are being offered at a minimum subscription of $10,000; $5,000 for eligible employee benefit plans and Individual Retirement Accounts or $5,000 and $2,500, respectively, for registered representatives of NASD registered broker-dealers. Limited Partners may increase their investment in the Fund with a minimum investment of $1,000. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements. A description of these requirements is included in the Subscription Agreement and Power of Attorney, included as Exhibit D to this Prospectus.

         (6) See "Plan of Distribution" for information relating to indemnification arrangements with respect to the Selling Agents.

                               REGULATORY NOTICES

         UNTIL MAY 1, 1997 (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         THE SELLING AGENTS MUST ALSO DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUSES ISSUED BY THE FUND.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, CAMPBELL & COMPANY, THE SELLING AGENTS, OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

         THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE SET FORTH HEREIN: "CAMPBELL STRATEGIC ALLOCATION FUND, L.P. IS NOT A MUTUAL FUND AND IS NOT SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940. CONSEQUENTLY, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIVE PROVISIONS OF SUCH LEGISLATION."



                            RISK DISCLOSURE STATEMENT

         YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


         FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 27 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 27.



         THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 11.


         YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                TABLE OF CONTENTS


SECTION                                                                                                                         PAGE
-------                                                                                                                         ----
   1.    Summary..............................................................................................................    7
   2.    Risk Factors.........................................................................................................    11
         A.    Market Risks...................................................................................................    11
               (i)    Futures and Forward Trading is Volatile.................................................................    11
               (ii)   Futures and Forward Trading is Highly Leveraged.........................................................    11
               (iii)  Futures and Forward Markets Can Be Illiquid or Disrupted................................................    11
               (iv)   Forward Transactions Are Not Regulated and Are Subject to Credit Risk...................................    11
               (v)    Limited Ability to Liquidate Investment in Units........................................................    11
               (vi)   Futures Trading is Highly Speculative...................................................................    11
               (vii)  Non-Correlated, Not Negatively Correlated, Performance Objective........................................    11
         B.    Trading Risks..................................................................................................    11
               (i)    Trading Methods Based Upon Technical Criteria Are Dependent on the Occurrence and Recognition of Price
                      Trends..................................................................................................    12
               (ii)   Other Trend-Following Programs May Reduce the Effectiveness of Trend-Following Techniques...............    12
               (iii)  Speculative Position Limits May Alter Trading Decisions for the Fund....................................    12
               (iv)   Trading Methods Involve Proprietary Methods.............................................................    12
         C.    Tax Risks......................................................................................................    12
               (i)    Possibility of Taxation as a Corporation................................................................    12
               (ii)   Limited Partners' Tax Liability May Exceed Distributions................................................    12
               (iii)  Taxation of Interest Income Irrespective of Trading Losses..............................................    12
               (iv)   Deductibility of Certain Expenses.......................................................................    12
         D.    Other Risks....................................................................................................    12
               (i)    Fees and Commissions Are Charged Regardless of Profitability............................................    12
               (ii)   Failure of Brokerage Firms; Disciplinary History of Commodity Broker....................................    12
               (iii)  Past Results Not Necessarily Indicative of Future Performance...........................................    13
               (iv)   Conflicts of Interest...................................................................................    13
               (v)    Reliance on Campbell & Company..........................................................................    13
               (vi)   Possibility of Termination of the Fund Before Expiration of its Stated Term.............................    13
               (vii)  Potential Lack of Statutory Regulation..................................................................    13
               (viii) Proposed Regulatory Change Is Impossible to Predict.....................................................    13
               (ix)   Swaps, Hybrids, and Other Derivatives Are Not Subject to CFTC Regulation................................    13
               (x)    Foreign Futures Are Not Subject to U.S. Regulation......................................................    13
               (xi)   Restrictions on Transferability.........................................................................    13
               (xii)  Restrictions on Investment by ERISA Accounts............................................................    14
               (xiii) A Single Advisor Fund May Be More Volatile Than a Multi-Advisor Fund....................................    14
   3.    Selected Financial Data..............................................................................................    14
   4.    Investment Factors                                                                                                       14
         A.    Professional Trading Management................................................................................    14
         B.    Trading Diversification........................................................................................    14
         C.    Trading Systems Diversification................................................................................    14
         D.    Investment Diversification.....................................................................................    14
         E.    Limited Liability..............................................................................................    15
         F.    Interest Income................................................................................................    15
   5.    Campbell & Company, Inc..............................................................................................    15
         A.    Description....................................................................................................    15
         B.    The Advisory Agreement.........................................................................................    16
         C.    Management Discussion and Analysis of Financial Condition and Results of Operations............................    16
         D.    The Trading Systems............................................................................................    17
   6.    Past Performance of Campbell & Company, Inc.........................................................................     19
   7.    Conflicts of Interest                                                                                                    25
         A.    Campbell & Company, Inc........................................................................................    25
         B.    The Commodity Broker and the Foreign Exchange Dealers..........................................................    25
         C.    Selling Agents.................................................................................................    25
         D.    Fiduciary Duty and Remedies....................................................................................    25
         E.    Indemnification and Standard of Liability......................................................................    26
   8.    Charges to the Fund                                                                                                      27
         A.    Campbell & Company, Inc........................................................................................    27
         B.    The Commodity Broker...........................................................................................    28
         C.    Selling Agents.................................................................................................    28

         D.    Foreign Exchange Dealers.......................................................................................    28
         E.    Offering Expenses..............................................................................................    28
         F.    Cash Management................................................................................................    28
         G.    Other..........................................................................................................    29
         H.    Estimate of Breakeven Level....................................................................................    29
   9.    Use of Proceeds                                                                                                          29
   10.   The Commodity Broker                                                                                                     30
   11.   Foreign Exchange Dealers.............................................................................................    33
   12.   Capitalization                                                                                                           33
   13.   Distributions and Redemptions........................................................................................    34
   14.   The Futures and Forwards Markets.....................................................................................    34
         A.    Futures Contracts..............................................................................................    34
         B.    Forward Contracts..............................................................................................    34
         C.    Regulation.....................................................................................................    35
         D.    Margin.........................................................................................................    35
   15.   Agreement of Limited Partnership.....................................................................................    35
         A.    Organization and Liabilities...................................................................................    35
         B.    Management of Partnership Affairs..............................................................................    35
         C.    Sharing of Profits and Losses..................................................................................    36
         D.    Dispositions...................................................................................................    36
         E.    Dissolution and Termination of the Fund........................................................................    36
         F.    Amendments and Meetings........................................................................................    36
         G.    Indemnification................................................................................................    37
         H.    Reports to Limited Partners....................................................................................    37
   16.   Federal Income Tax Aspects...........................................................................................    37
         A.    Introduction...................................................................................................    37
         B.    Partnership Classification.....................................................................................    37
         C.    Publicly-Traded Partnership Status.............................................................................    38
         D.    Fund Allocations...............................................................................................    38
         E.    "At-Risk" Limitation and Basis Adjustments.....................................................................    38
         F.    Application of Passive Loss Rules..............................................................................    39
         G.    Cash Distributions and Redemptions.............................................................................    39
         H.    Taxation of Transactions.......................................................................................    39
         I.    Limitation on Deductibility of Capital Losses..................................................................    39
         J.    Alternative Minimum Tax........................................................................................    39
         K.    Deductibility of Investment Interest...........................................................................    39
         L.    Tax Elections..................................................................................................    40
         M.    Limited Deduction for Certain Expenses.........................................................................    40
         N.    Fund Audits....................................................................................................    40
         O.    Syndication Costs..............................................................................................    40
         P.    State and Local Taxes..........................................................................................    40
         Q.    Laws Subject to Change.........................................................................................    40
   17.   Investment by ERISA Accounts.........................................................................................    40
   18.   Plan of Distribution                                                                                                     41
         A.    Subscription Procedure.........................................................................................    41
         B.    Minimum Investment.............................................................................................    42
         C.    Investor Suitability...........................................................................................    42
         D.    The Selling Agents.............................................................................................    42
   19.   Certain Legal Matters                                                                                                    43
   20.   Experts                                                                                                                  43

   21.   Index to Financial Statements........................................................................................    44

APPENDICES


Appendix I         Glossary


Appendix II        Supplementary Performance Information

EXHIBITS
Exhibit A          Agreement of Limited Partnership
Exhibit B          Request for Redemption
Exhibit C          Subscription Requirements
Exhibit D          Subscription Agreement and Power of Attorney

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                                SECTION 1. SUMMARY


         The Fund offers investors an opportunity to participate in a portfolio primarily focused on financial futures (including interest rates, foreign exchange and stock indices) with a secondary emphasis on metal, energy and agricultural products. Campbell & Company uses its computerized, trend-following technical trading and risk control methods in an attempt to capitalize on these opportunities while seeking to control risk and volatility. Campbell & Company's technical approach has been in use in actual trading since 1972 - one of the longest performance records of any active futures manager - and has been developed and refined over a period of more than 25 years. The Fund began trading April 18, 1994 with approximately $9.7 million in assets. Through December 31, 1996, a total of $104,552,359 has been raised in the Initial and Continuing Offering Period. See Table 1 in "Past Performance of Campbell & Company, Inc." for a performance record of the Fund through December 31, 1996. Also, see the "Glossary" in Appendix I for definitions of terms used in this Prospectus.


         Disclosure of the material aspects of, and the risks involved in an investment in the Fund, including compliance with applicable regulatory disclosure requirements, has resulted in the considerable length of this Prospectus. In an effort to make these disclosures more readily comprehensible, the following summary reviews in outline form certain important aspects of an investment in the Fund. The following summary is qualified in its entirety by the information set forth elsewhere in this Prospectus, and each section heading corresponds to a section heading in the prospectus where a more complete discussion is available. The intended effective date for use of this document is February 1, 1997.


PLAN OF DISTRIBUTION


         Subscription Procedures


         - Units will be sold monthly at the Net Asset Value per Unit as of the last day of each month (until Campbell & Company elects to terminate the offering).

         - Subscriptions will be accepted into escrow throughout the Continuing Offering Period. Units will be sold by transfer of subscription funds from escrow to the Fund on each closing date (a "Closing Date").

         - Subscribers which are accepted as investors in the Fund will receive additional Units, in fractions calculated to three decimal places, in lieu of interest earned on their subscription funds while held in escrow. Rejected subscribers will receive such interest in cash. No fees or charges will be assessed against any funds held in escrow.

         - The Units are offered on a "best efforts" basis by the Selling Agents, without any firm underwriting commitment.


         - Subscribers must complete, execute and deliver to their Selling Agent a fully complete copy of the current Subscription Agreement and Power of Attorney included as Exhibit D at the back of this Prospectus. The Subscription Agreement and Power of Attorney requires investors to make certain specific representations and warranties. Read the Subscription Agreement and Power of Attorney as well as this Prospectus carefully before you decide whether to invest. See "Plan of Distribution - Subscription Procedure."


          Minimum Investment
                  $10,000 except for trustees or custodians of eligible employee benefit plans and individual retirement accounts, for which the minimum investment is $5,000 (these minimums are reduced to $5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers). Limited Partners may increase their investment in the Fund with a minimum investment of $1,000.


         Investor Suitability


         - An investment in the Fund is speculative and involves a high degree of risk. Each investor must, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000. A number of jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because a prospective investor meets such standards does not mean that an investment in the Units is suitable for him. See Exhibit C
                  - Subscription Requirements. NO ONE MAY INVEST MORE THAN 10% OF HIS "LIQUID" NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE FUND.





RISK FACTORS



         - The Fund is a highly volatile and speculative investment, There can be no assurance whatsoever that the Fund will achieve its objectives or avoid substantial losses, which could include the loss of a subscriber's entire investment.



         - A single advisor fund such as the Fund may be inherently more volatile than multi-advisor managed futures products.



         - The Fund is subject to 8% per annum Brokerage Fees payable to Campbell & Company irrespective of profitability as well as quarterly performance fees equal to 20% of aggregate cumulative appreciation in Net Asset Value, if any. The

                  Fund pays "bid-ask" spreads on its forward trades.



         - Although Campbell & Company is an experienced professional manager, past results are not necessarily indicative of and may significantly exceed future performance.



         - Campbell & Company has from time to time in the past incurred substantial losses in trading on behalf of its clients. See "Past Performance of Campbell & Company."



         - Futures and forward trading is a "zero-sum" game in that for every gain there is an equal and offsetting loss. Such trading also has no inherent value or participation in economic growth. Unlike typical securities investments, there is no consistency of yield (as in the case of debt) or growth (as in the case of equity). Any increase in Unit value is entirely speculative.



         - Although liquid compared to such other investments as real estate or venture capital, the Units may only be redeemed on a monthly basis, only upon ten business days' notice. During the 12 months following the purchase, the General Partner charges a redemption fee as follows: 4% of Net Asset Value on Units redeemed in the first quarter following purchase, 3% during the second quarter, 2% during the third quarter, and 1% in the fourth quarter. After the fourth quarter, no redemption fees are charged. See "Redemptions and Distributions."



         - The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. In addition to market risk, there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



         - There are significant income tax considerations in connection with an investment in the Fund. For example, although the Fund has received an opinion of counsel that the Fund will be classified as a partnership for federal income tax purposes, no ruling has been obtained from the Internal Revenue Service confirming this tax treatment. In addition, futures contracts held by the Fund at the end of each year are "marked-to-market" and treated for tax purposes as if they were realized gains or losses. See "Federal Income Tax Aspects."



         - The Fund is subject to numerous conflicts of interest including the following: (i) Campbell & Company is both the general partner and trading advisor of the Fund and its fees were not negotiated at arm's length; (ii) Campbell & Company, the Commodity Broker and the Foreign Exchange Dealers may have incentives to favor other accounts over the Fund; and (iii) Campbell & Company, the Commodity Broker and the Foreign Exchange Dealers and their respective principals and affiliates may trade in the commodity markets for their own accounts and may take positions opposite or ahead of those taken for the Fund. See "Conflicts of Interest."



         -        Limited Partners take no part in the management of the Fund.



         - Because Campbell & Company is both the general partner and trading advisor of the Fund, it has a disincentive to add or replace advisors, even if doing so may be in the best interests of the Fund. Notwithstanding such conflict, Campbell & Company, as general partner, has a fiduciary responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Fund. See "Conflicts of Interest."



         SEE "RISK FACTORS" FOR A MORE DETAILED DESCRIPTION OF THE FOREGOING AND OTHER SIGNIFICANT RISKS APPLICABLE TO AN INVESTMENT IN THE FUND.



         FUTURES AND FORWARD TRADING INVOLVES A HIGH DEGREE OF RISK. AN INVESTMENT IN THE FUND IS SPECULATIVE, AND SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTOR'S PORTFOLIO. THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS OBJECTIVES OR AVOID SUBSTANTIAL LOSSES.



INVESTMENT FACTORS



         - The Fund is a leveraged investment fund managed by an experienced, professional trading manager.



         - The Fund trades in a wide range of markets, including primarily financial instrument contracts, as well as metals, energy, and agricultural markets.



         - The Trading Manager utilizes several independent and different trading systems for the Fund.



         - If profitable, the Fund has the potential to provide a valuable component of diversification to traditional securities portfolios. According to modern portfolio theory, diversification of a portfolio over various non-correlated asset classes can increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. "Non-correlation" means that there is no statistically valid relationship on a historical basis between the returns generated from managed futures and those generated by investments in stocks or bonds. This term is often confused with "negative correlation," which means that the returns generated are in direct opposition to each other, i.e., when one investment class performs poorly, the other investment class tends to perform well, and vice versa. As a zero-sum risk transfer activity, futures and forward trading has no inherent correlation with any other investments. The Fund can provide diversification benefits only if it is profitable and other sectors of the portfolio are under-performing. The Fund may or may not be profitable when other sectors of the portfolio are under-performing. If the Fund were to be highly correlated with other investments in a Limited Partner's portfolio, the Fund would not provide additional diversification to such portfolio. Historically the returns of Campbell & Company's portfolios have been non-correlated with the returns of traditional stock and bond investments. However, no assurance can be given that this non-correlation will continue in the future, or that the Fund will be profitable. The Fund's profitability depends on the success of the trading techniques. Of course, an investment in the Fund may not necessarily have a positive rate of return, and if unprofitable the Fund will not increase the return on an investor's portfolio or achieve its diversification objectives.



         - An investment in the Units offers the advantage of limited liability in highly leveraged trading.



         -        The Fund meets its margin requirements by depositing U.S.
                  government securities with the Commodity Broker and the dealers. In this way, substantially all (i.e., 95% or more) of the Fund's assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities and time deposits with U.S. banks. The Fund receives all interest earned on its assets. (Maintenance of the Fund's assets in U.S. government securities and banks does not reduce the risk of loss from trading futures contracts.)


CAMPBELL & COMPANY, INC.

         - Description - The office of Campbell & Company, Inc. and the Fund is located at 210 West Pennsylvania Avenue, Baltimore, Maryland 21204 (telephone: (410) 296-3301). The books and records of the Fund are kept at this office. Campbell & Company, the general partner and trading advisor, is a Maryland corporation organized in April 1978. It administers the Fund as well as directs its trading, and its principals have over 24 years of experience trading in the futures markets. As of December 31, 1996, Campbell & Company was managing approximately $550 million in the futures markets, including approximately $460 million in its Financial, Metal & Energy Large Portfolio (FME Large Portfolio) which concentrates in financial markets in interest rates, stock indices and foreign exchange, as well as metals and energy products, which is the portfolio currently traded by 75% of the Fund. The remaining 25% of assets is traded in the Global Diversified Portfolio, which includes many of the same markets as the FME Large Portfolio, as well as agricultural markets such as grains, meats, sugar, coffee, and fibers. Campbell & Company currently allocates the Fund's assets as follows: approximately 79% to financial markets, 9% to metals, 7% to energy products, and 5% to agricultural markets. The percentages will fluctuate as market conditions change, such as a given market's profitability and/or viability, and Campbell & Company reserves the right to respond to these changes by rebalancing the portfolio traded by changing allocations and adding or deleting markets traded within the given sectors.



         - Trading Systems - Campbell & Company employs a computerized, technical, trend-following approach combined with quantitative portfolio management analysis and seeks to identify and profit from sustained price trends. Two main trading systems are utilized in most markets traded. Each system is used in the analysis of market movements and internal market and price configurations. A third trading system is also used for certain markets which appear to respond well to both trend-following and contra-trend following techniques. Campbell & Company utilizes a proprietary volatility-based model for allocating capital to a portfolio's constituent markets. Each market is assigned a dollar risk value based on contract size and volatility, which forms the basis for structuring a risk-balanced portfolio.



CHARGES TO THE FUND

         - The Fund's charges, as set forth below, are substantial and must be offset by trading gains to avoid depletion of the Fund's assets.

                  Campbell & Company.....  Brokerage Fee equal to 8% of Net Assets per annum, of which portions are remitted to other entities as set forth below.
                                           20% of quarterly appreciation in Unit Value, excluding interest income.
                                           Reimbursement of offering expenses over a 30-month period, estimated at and not to exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company.
                  Dealers................  Bid-ask spread in off-exchange contracts.
                  Cash Management........  .125 of 1% per annum of assets in trust account, plus 25% of any incremental return generated above an index of the 90-day U.S. Treasury Bill rate.
                  Others.................  Operating expenses such as legal, auditing, printing and postage (up to a maximum of 0.5 of 1% of Net Assets per annum).


         - The Brokerage Fee is paid to Campbell & Company, which, in turn, remits 1% to the Commodity Broker, 4% to the Selling Agents and retains the remaining 3%.

                  Estimate of Break-Even Level

         - In order for an investor to "break-even" on his investment in the first year of trading (i.e. for ending net asset value to equal the initial amount invested), assuming an initial investment of $1,000, the Fund must earn $45 per Unit, or 4.50%. See "Charges to the Fund."

                  Assumed Initial Selling Price Per Unit                                                $ 1,000.00
                                                                                                        ----------
                  Brokerage Fee (8%)                                                                    $    80.00
                  Organization & Offering Expense Reimbursement (1%)                                         10.00
                  Operating Expenses (0.5%)                                                                   5.00
                  Less:  Interest Income  (5%)  (net of cash management fee)                                (50.00)
                                                                                                        ----------
                  Amount of Trading Income Required for the Fund's Net Asset Value per Unit at
                     the End of One Year to Equal the Initial Selling Price per Unit                    $    45.00
                                                                                                        ==========

                  Percentage of Assumed Initial Selling Price per Unit                                        4.50%
                                                                                                        ==========





         -        No upfront sales commissions are paid by investors.


         - All offering expenses will be advanced by Campbell & Company throughout the Continuing Offering and will be reimbursed, without interest, by the Fund in 30 equal monthly installments following the incurrence of the expense. The reimbursement is subject to a maximum equal to 2.5% of the subscriptions accepted by Campbell & Company.




DISTRIBUTIONS AND REDEMPTIONS



         - The Fund is intended to be a medium - to long-term investment (2 to 3 years).


         - Units are transferable, but no market exists for their sale - and none will develop. Monthly redemptions are permitted upon ten business days' written notice to Campbell & Company. During the 12 months following the purchase, the General Partner charges a redemption fee as follows: 4% of Net Asset Value on Units redeemed in the first quarter following purchase, 3% during the second quarter, 2% during the third quarter, and 1% in the fourth quarter. After the fourth quarter, no redemption fees are charged.


         - Campbell & Company does not intend to make distributions, choosing instead to retain the Fund's capital for trading purposes.



FEDERAL INCOME TAX ASPECTS



- In the opinion of counsel, the Fund will be classified as a partnership (and not be considered a publicly-traded partnership taxable as a corporation) for federal income tax purposes. As such, whether or not Campbell & Company has distributed any cash to the Partners, each Limited Partner will be required to report his or her allocable share of items of taxable gain, loss, income and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will generally be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Trading losses of the Fund, which will generally be capital losses, will only be available to offset a limited amount of interest income allocated to the Limited Partners. Although Campbell & Company treats the Brokerage Fees and performance fees paid to Campbell & Company as ordinary expenses, such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible costs by the IRS. Except for the opinion on partnership status, the preceding is a general discussion that is not covered by an opinion of counsel. See "Federal Income Tax Aspects" at page 37.

                             SECTION 2. RISK FACTORS

                  THE FOLLOWING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL THE RISKS INVOLVED IN PURCHASING UNITS. POTENTIAL INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS BEFORE DETERMINING TO INVEST IN THE UNITS.

A.       MARKET RISKS


         (i) Futures and Forward Trading Is Volatile. Futures and forward contracts have a high degree of price variability. Futures and forward prices are subject to occasional rapid and substantial changes. Thus, significant amounts can be lost in a brief period of time, including all, or substantially all of an investment.


         (ii) Futures and Forward Trading Is Highly Leveraged. The amount of margin funds necessary to be deposited with a futures broker in order to enter into a futures or forward contract position is typically about 2%-10% of the total value of the contract but can be more or less. Accordingly, a relatively small movement in the price of a contract can produce a loss that is equal to or substantially greater than the margin deposit. Combined with the volatility of futures and forward markets, the leveraged nature of the trading can cause the Fund to sustain large and sudden losses of its capital.

         (iii) Futures and Forward Markets Can Be Illiquid or Disrupted. Futures and forward positions cannot always be liquidated at the desired price; this can occur when the market is thinly traded (relatively small volume of buy and sell orders). Futures trading also is subject to daily price fluctuation limits. These limits are restrictions imposed by futures exchanges for many futures contracts on the maximum price fluctuation that may occur in a futures contract on any one trading day. For example, if the price of a futures contract rises to its daily limit, no trades may take place that day above the limit price. Futures prices have moved to the daily limit for several consecutive days with little or no trading, and such situations could recur. Therefore, Campbell & Company may be unable for some time to liquidate certain unprofitable positions, thereby increasing the loss to the Fund from the trade. Disruptions may occur in any market due to political events. For example, foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports such as energy products or metals. These actions could result in losses to the Fund.


         (iv) Forward Transactions Are Not Regulated and Are Subject to Credit Risk. The Fund trades forward contracts in foreign currencies and may do so in energy products and metals. Forward contracts are traded through a dealer market which is dominated by major money center banks and are not regulated by the CFTC. Thus, investors do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Fund. The Fund is subject to the risk of the inability or refusal on the part of the principals or agents with or through which the Fund trades to perform with respect to such contracts.



         (v) Limited Ability to Liquidate Investment in Units. There is no market for the Units. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. During the 12 months following the purchase, the General Partner charges a redemption fee as follows: 4% of Net Asset Value on Units redeemed in the first quarter following purchase, 3% during the second quarter, 2% during the third quarter, and 1% in the fourth quarter. After the fourth quarter, no redemption fees are charged. If a large number of redemption requests were to be received at one time, the Fund might have to liquidate positions to generate cash to satisfy the requests. Such premature liquidation could adversely affect the Fund.



         (vi) Futures Trading is Highly Speculative. Futures and forward trading is a "zero-sum" game in that for every gain there is an equal and offsetting loss. Such trading also has no inherent value or participation in economic growth. Unlike typical securities investments, there is no consistency of yield (as in the case of debt) or growth (as in the case of equity). Any increase in Unit value is entirely speculative.



         (vii) Non-Correlated, Not Negatively Correlated, Performance Objective. Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and stocks or bonds (as opposed to negative correlation, where the performance would be exactly opposite between two asset classes). Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures markets are fundamentally different from the securities markets in a number of respects, and any comparison between them is subject to certain inherent and material limitations. If the Fund does not perform in a manner non-correlated with the general financial marekts or does not performs successfully, investors will obtain no diversification benefits by investing in the Units.


B.       TRADING RISKS


         (i) Trading Methods Based Upon Technical Criteria Are Dependent on the Occurrence and Recognition of Price Trends. The trading systems used by Campbell & Company for the Fund are technical, trend-following methods. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends (sustained movements, up or down, in futures prices). Such trends may not develop; there have been periods in the past without price trends. The profitability of Campbell & Company's systems also depends on its ability to recognize trends if they occur. There can be no assurance Campbell & Company will be successful in that regard. No assurance can be given that Campbell & Company's methods will be successful or that investment results of the Fund will be similar to those achieved by Campbell & Company in the past.



         (ii) Other Trend-Following Programs May Reduce the Effectiveness of Trend-Following Techniques. The increase in the number of trading advisors using technical, trend-following systems could operate to the detriment of the Fund. It may become more difficult for the Fund to implement its trading strategy if other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures or forward positions or otherwise alter trading patterns.



         (iii) Speculative Position Limits May Alter Trading Decisions for the Fund. The CFTC has established limits ("speculative position limits") on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by Campbell & Company, including the account of the Fund, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Campbell & Company's trading decisions for the Fund or force liquidation of certain futures positions.


         (iv) Trading Methods Involve Proprietary Methods. Investors will be committing funds to trading under Campbell & Company's trading methods, and the specific elements of these methods are proprietary to Campbell & Company. Therefore, a Limited Partner will not be able to determine the full details of the methods or whether the methods are being followed.

C.       TAX RISKS

         (i) Possibility of Taxation as a Corporation. Campbell & Company has received an opinion from Foley & Lardner that under current federal income tax law the Fund would be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation. See "Federal Income Tax Aspects" for important conditions to such opinion. No ruling from the Internal Revenue Service (the "IRS") in this regard has been obtained because Campbell & Company is relying on the opinion of counsel.

         If the Fund were treated as a corporation for federal income tax purposes, income or loss of the Fund would not be passed through to Limited Partners, and the Fund would be subject to tax on its income at the rate of tax applicable to corporations. In addition, all or a portion of distributions (if any) of Fund income would generally be taxable to Limited Partners as corporate dividends, and Limited Partners' tax liability with respect to such distributions would be in addition to the corporate tax paid by the Fund on the same income.

         (ii) Limited Partners' Tax Liability May Exceed Distributions. Distributions to Limited Partners of the Fund's profits (if any) are at the discretion of Campbell & Company. If the Fund generates taxable income for a taxable year, that income will be taxable to the Partners whether or not any cash has been distributed to the Partners.

         (iii) Taxation of Interest Income Irrespective of Trading Losses. The Net Asset Value of the Units reflects the trading profits and losses as well as the interest income earned and expenses incurred by the Fund. However, losses on the Fund's trading will be almost exclusively capital losses, and for non-corporate Limited Partners, net capital losses are deductible against ordinary income only to the extent of $3,000 per year. Consequently, if a non-corporate Limited Partner had, for example, an allocable trading (e.g., capital) loss of $10,000 in a given fiscal year and allocable interest (after reduction for expenses) of $5,000, the Limited Partner would have incurred a net loss in the Net Asset Value of his Units equal to $5,000 but would recognize taxable income of $2,000. (The non-deductible $7,000 of capital loss would carry forward and could be used to offset gains and, subject to the $3,000 limitation, interest income in subsequent years.)

         (iv) Deductibility of Certain Expenses. Although Campbell & Company treats the Brokerage Fees and performance fees paid to Campbell & Company as ordinary and necessary business expenses, upon audit, the Fund may be required to treat such fees as "investment advisory fees," which are subject to substantial restrictions on deductibility for federal income tax purposes, and such treatment may create or increase the liability of non-corporate Limited Partners for the alternative minimum tax. In addition, it is possible that the IRS may require the Fund to treat a portion of the Brokerage Fee as a non-deductible syndication cost.

D.       OTHER RISKS


         (i) Fees and Commissions Are Charged Regardless of Profitability. The Fund is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on the Fund's profitability. Included in these charges are Brokerage Fees and operating expenses. See "Charges to the Fund." On the Fund's forward trading, "bid-ask" spreads are incorporated into the pricing of the Fund's forward contracts by the counterparties in addition to the Brokerage Fees paid by the Fund. It is not possible to quantify the "bid-ask" spread paid by the Fund because the Fund cannot determine what, if any, profit its counterparty is making on the forward trades into which it enters. These spreads may represent a material execution cost to the Fund.


         (ii) Failure of Brokerage Firms; Disciplinary History of Commodity Broker. The Commodity Exchange Act requires a clearing broker to segregate all funds received from such broker's customers from such broker's proprietary assets. If the Commodity Broker were not, in fact, to do so to the full extent required by law, the assets of the Fund might not be fully protected in the event of the bankruptcy of the Commodity Broker. Furthermore, in the event of the Commodity Broker's bankruptcy, the

Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Commodity Broker's combined customer accounts, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with the Commodity Broker as margin) was held by the Commodity Broker. Dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets.

         The Commodity Broker has been the subject of certain regulatory and private causes of action. The material actions are set forth in "Commodity Broker."


         (iii) Past Results Are Not Necessarily Indicative of Future Performance No assurance can be given that the Fund will perform successfully in the future inasmuch as past results are not necessarily indicative of future performance.



         (iv) Conflicts of Interest. Campbell & Company has a conflict of interest because it acts as the general partner and trading advisor. The fees payable to Campbell & Company were established by it and not the subject of arm's length negotiation. Since Campbell & Company acts as both trading advisor and general partner, it is very unlikely that its advisory contract will be terminated by the Fund. Other conflicts are also present. See "Conflicts of Interest."


         (v) Reliance on Campbell & Company. Limited Partners are not entitled to participate in the management of the Fund or the conduct of its business. Any such participation may subject a Limited Partner to unlimited liability as a general partner and may adversely affect the status of the Fund.


         (vi) Possibility of Termination of the Fund Before Expiration of its Stated Term. As general partner, Campbell & Company may withdraw from the Fund upon 120 days notice, which would cause the Fund to terminate unless a substitute general partner were obtained. Certain other events could also cause the Fund to terminate before the expiration of its stated term. See "Agreement of Limited Partnership."



         (vii) Potential Lack of Statutory Regulation. If the registrations with the CFTC or memberships in the National Futures Association of Campbell & Company or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund. Although the Fund and Campbell & Company are subject to regulation by the CFTC, the Fund is not regulated by the Investment Company Act of 1940 and investors do not have the protection of that law.



         (viii) Proposed Regulatory Change Is Impossible to Predict. The futures markets are subject to comprehensive new statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forwards transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.



         (ix) Swaps, Hybrids and Other Derivatives Are Not Subject to CFTC Regulation. In the future, the Fund may trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearinghouse for these contracts and they are not regulated by the CFTC. Investors will not receive the protections which are provided by the CFTC's regulatory scheme.



         (x) Foreign Futures Are Not Subject to U.S. Regulation. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on or subject to the rules of a foreign board of trade. Neither the Commodity Futures Trading Commission, the National Futures Association nor any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Generally, the foreign transaction will be governed by applicable foreign law. This is true even if the exchange is formally linked to a domestic market so that a position taken on the market may be liquidated by a transaction on another market. Moreover, such laws or regulations will vary depending on the foreign country in which the foreign futures or foreign options transaction occurs. For these reasons, customers who trade foreign futures or foreign options contracts may not be afforded certain of the protective measures provided by the Commodity Exchange Act, the Commission's regulations and the rules of the National Futures Association and any domestic exchange, including the right to use reparations proceedings before the Commission and arbitration proceedings provided by the National Futures Association or any domestic futures exchange. In particular, funds received from customers for foreign futures or foreign options transactions may not be provided the same protections as funds received in respect of transactions on United States futures exchanges. The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised.



         (xi) Restrictions on Transferability. Limited Partners may transfer or assign Units owned by them only upon 30 days' prior written notice to Campbell & Company and if Campbell & Company is satisfied that the transfer complies with applicable laws and would not result in the termination of the Fund for federal income tax purposes. A transferee shall not become a substituted Limited Partner without the written consent of Campbell & Company. See "Agreement of Limited Partnership."

         (xiii) Restrictions on Investment by ERISA Accounts. ERISA Account means a pension, profit-sharing, stock bonus or other retirement plan qualified under Section 401(a) of the Internal Revenue Code. When considering an investment in the Fund of the assets of an ERISA Account, a fiduciary with respect to such plan should consider among other things: (i) the definition of "plan assets" under the Employee Retirement Income Security Act ("ERISA") and regulations issued by the Department of Labor ("DOL") regarding the definition of plan assets and the potential retroactive application of such plan asset regulations issued by the DOL; (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1) of ERISA; (iii) whether the investment satisfies the prudence requirements of Section 404(a)(1) of ERISA; and (iv) that there may be no market in which such fiduciary can sell or otherwise dispose of the Units. Moreover, profits allocable to an ERISA investor resulting from an investment in the Fund may be subject to tax as unrelated business income, particularly if the Fund is deemed to be a "publicly traded partnership". See "Federal Income Tax Aspects" and "Investments by ERISA Accounts".



         (xiv) A Single Advisor Fund May Be More Volatile Than a Multi-Advisor Fund. The Fund has one advisor, Campbell & Company, as opposed to other funds which may allocate assets among several advisors. A single advisor fund may be less diversified, and therefore possibly more volatile.



         THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE FUND.



                       SECTION 3. SELECTED FINANCIAL DATA



                  Dollars in thousands, except per unit amounts




                                        Nine Months Ended        Year Ended             Period Ended
                                        September 30, 1996    December 31, 1995      December 31, 1994
                                        ------------------    -----------------      -----------------

Total Assets                                  $ 71,584             $ 46,492             $ 21,066
                                              --------             --------             --------
Total Partners' Capital                         69,865               45,074               20,599
                                              --------             --------             --------
Total Income (Loss)                              8,834                6,201               (1,215)
                                              --------             --------             --------
Net Income (Loss)                                5,298                3,509               (2,236)
                                              --------             --------             --------
Net Income (Loss) Per General and
    Limited Partner Unit                         98.05               103.74              (133.42)
                                              --------             --------             --------
Increase (Decrease) in Net Asset
    Value per General and Limited
    Partner Unit                                 90.92                88.27              (116.23)
                                              --------             --------             --------


                          SECTION 4. INVESTMENT FACTORS

         Limited Partners are able to obtain certain advantages which might otherwise be unavailable to them if they were to engage directly in futures transactions. For those prepared to accept the risks, the Fund offers the following advantages:

         A. Professional Trading Management. Trading decisions are made for the Fund by Campbell & Company, which is in the business of managing accounts and funds which trade futures and forward contracts. If an investor were to open a managed account to be traded by Campbell & Company, the minimum investment would be substantially more than the minimum investment in the Fund.

         B. Trading Diversification. Campbell & Company trades numerous financial futures and forward contracts for the Fund. Such diversification in trading is not possible for an individual investor in futures contracts unless a substantially larger investment is made than the minimum required for investment in the Fund.

         C. Trading Systems Diversification. Campbell & Company has developed and utilizes two principal independent trend-following trading systems. These systems serve to diversify the possible risks from relying upon a single trading system. Both systems are utilized for the benefit of the Fund. By contrast, individual trading accounts are typically not of sufficient size to allow full implementation of multiple trading systems. A third trading system is utilized for the benefit of the Fund for certain markets which appear to respond well to both trend-following and contra-trend following techniques.

         D. Investment Diversification. An investor who is not prepared to spend substantial time trading various futures and forward contracts may participate in these markets through the Fund, thereby obtaining diversification from stocks, bonds, real estate, and other traditional investments.


         According to modern portfolio theory, diversification of a portfolio over various non-correlated asset classes can increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. "Non-correlation" means that there is no statistically valid relationship on a historical basis between the returns generated from managed futures and those generated by investments in stocks or bonds. This term is often confused with "negative correlation," which means that the returns generated are in direct opposition to each other, i.e., when one investment class performs poorly, the other investment class tends to perform well, and vice versa. As a zero-sum risk transfer activity, futures and forward trading has no inherent correlation with any other investments. The Fund can provide diversification benefits only if it is profitable and other sectors of the portfolio are under-performing. The Fund may or may not be profitable when other sectors of the portfolio are under-performing. If the Fund were to be highly correlated with other investments in a Limited Partner's portfolio, the Fund would not provide additional diversification to such portfolio. Historically, the returns of Campbell & Company's portfolios have been non-correlated with the returns of traditional stock and bond investments. However, no assurance can be given that this non-correlation will continue in the future, or that the Fund will be profitable. The Fund's profitability depends on the success of the trading techniques. Of course, an investment in the Fund may not necessarily have a positive rate of return, and if unprofitable the Fund will not increase the return on an investor's portfolio or achieve its diversification objectives.


         E. Limited Liability. Unlike an individual who engages in futures and forward trading for his own account, a Limited Partner in the Fund cannot be subjected to margin calls, and his exposure is limited to the loss of the amount of capital contribution and profits, if any (which includes undistributed profits, and may include, in certain circumstances, distributed profits and payments made in connection with redemption of Units), plus interest thereon. See "Agreement of Limited Partnership."

         F. Interest Income. The Fund receives all of the interest income earned on its assets.


                       SECTION 5. CAMPBELL & COMPANY, INC.



         A. Description. Campbell & Company, Inc. ("Campbell & Company") is the general partner and trading advisor of the Fund. It is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January, 1974. Its offices are located at 210 West Pennsylvania Avenue, Baltimore, Maryland 21204, and its telephone number is (410) 296-3301. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. As of November 30, 1996, Campbell & Company had approximately $550 million under management in the futures and forwards markets (including $460 million traded pursuant to the same Financial, Metal & Energy Large Portfolio as primarily traded by the Fund).



         Campbell & Company is a member of the National Futures Association and has been registered as a Commodity Pool Operator since September 10, 1982 and as a Commodity Trading Advisor since May 6, 1978. It was the sole pool operator and general partner of The Capital Fund I for a period of time as well as co-pool operator and co-general partner of other pools with Mr. D. Keith Campbell. Campbell & Company's compensation is discussed in "Charges to the Fund." The principals of Campbell & Company have not purchased and do not intend to purchase Units of the Fund. Campbell & Company has agreed that its capital account as general partner at all times will equal at least 1% of the net aggregate capital contributions of all Partners. There has never been any material administrative, civil or criminal proceedings brought against Campbell & Company or its principals, whether pending, on appeal or concluded. Required past performance information for Campbell & Company and Mr. D. Keith Campbell begins on page 21.


         Campbell & Company's principals are Richard M. Bell, D. Keith Campbell, William C. Clarke III, Bruce L. Cleland, James M. Little, Theresa D. Livesey, David M. Salmon, and C. Douglas York. The sole voting stockholder of Campbell & Company is D. Keith Campbell.

         Richard M. Bell, age 44, serves as Vice President of Trading. Mr. Bell began his employment with Campbell in May, 1990. His duties include managing daily trade execution of the assets under Campbell's management. From 1986 through 1990 Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange (PHLX) and Philadelphia Board of Trade (PBOT). From 1975 through 1986, Mr. Bell was a stockholder and Executive Vice President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell owns a seat on the PHLX and a Philadelphia Currency Participation, which are leased out. Mr. Bell graduated from Lehigh University with a B.S.
in Finance.

         D. Keith Campbell, age 54, has served as Chairman of the Board of Directors of Campbell & Company and Chief Executive Officer since it began operations and was President until January, 1994. Mr. Campbell is the sole voting stockholder. From 1971 through June 1978, he was a registered representative of a futures commission merchant. He has acted as a commodity trading advisor since January 1972 when, as general partner of Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of Campbell Fund. Since that time he has applied various technical trading systems to numerous discretionary commodity trading accounts in which Campbell & Company has had discretionary trading authority. Mr. Campbell is registered with the Commodity Futures Trading Commission and National Futures Association as a commodity pool operator. He is an Associated Person of Campbell & Company.

         William C. Clarke III, age 45, joined Campbell & Company in June, 1977. He is Executive Vice President and a Director of Campbell & Company. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an Associated Person of Campbell & Company.

         Bruce L. Cleland, age 49, joined Campbell & Company in January, 1993. Since January, 1994, he has been President and Chief Operating Officer and a Director. Prior to January, 1994, he was Executive Vice President. During the last five years,

Mr. Cleland has served in various principal roles with the following firms; President, F&G Management, Inc., a commodity trading advisor; President, Institutional Brokerage Corp., a floor broker; Principal, Institutional Advisory Corp., a commodity trading advisor and commodity pool operator; Principal, Hewlett Trading Corporation, a commodity pool operator; Principal of Institutional Energy Corporation, an introducing broker. Prior to this Mr. Cleland was employed by Rudolf Wolff Futures, Inc., a futures clearing merchant, where he served as President until 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell & Company.

         James M. Little, age 50, serves as Senior Vice President-Marketing and as a Director of Campbell & Company. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. Mr. Little joined Campbell & Company in April, 1990. Immediately prior to that, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. For the three years prior to that he was the Chief Executive Officer of James Little & Associates, Inc., a registered commodity pool operator and registered broker-dealer. Mr. Little has extensive experience in the futures industry having worked in the areas of hedging, floor trading and managed futures. He is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment publications. Mr. Little is an Associated Person of Campbell & Company.

         Theresa D. Livesey, age 33, serves as the Chief Financial Officer, Treasurer, Secretary and a Director of Campbell & Company. Ms. Livesey joined Campbell & Company in June, 1991. In addition to her role as CFO, Ms. Livesey also oversees administration and compliance at Campbell & Company. From December, 1987 to June, 1991 she was employed by Bank Maryland Corp, a publicly held company. When she left she was Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Livesey is a C.P.A. and has a B.S. in Accounting from the University of Delaware.

         David M. Salmon, age 55, is a Director of Campbell & Company. Since January, 1976 Mr. Salmon has participated actively as a consultant in the development and implementation of research and trading software at Campbell & Company. During this time, Mr. Salmon has not been an employee of Campbell, but has worked under a consulting contract with his own computer consulting firm, David Salmon, Inc. Prior to his work with Campbell & Company, Mr. Salmon worked in the field of systems development and optimization with Systems Control, Inc. and Stanford Research Institute. Mr. Salmon holds a B.S.E.E. from the University of Auckland, New Zealand, M.S.E.E. from Northeastern University and Ph.D. in Electrical Engineering from the University of Illinois, Urbana.

         C. Douglas York, 38, has been employed by Campbell & Company since November, 1992 . He is the Director of Foreign Exchange for Campbell & Company. His duties include managing daily trade execution for foreign exchange markets and forward contracts on precious metals and energy markets. From January 1991 to November 1992, Mr. York worked for Black & Decker as Global Foreign Exchange Manager. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an Associated Person of Campbell & Company.


         B. The Advisory Agreement. The Advisory Agreement delegates to Campbell & Company sole authority and responsibility for directing the investment and reinvestment of the Fund's assets. The term of the Agreement is for successive one year periods subject to each party's right to terminate on 60 days prior written notice. The Advisory Agreement provides that Campbell & Company shall not be liable to the Fund except by conduct constituting negligence, misconduct, a material breach of the Advisory Agreement, or a misleading statement or omission of a material fact relating to Campbell & Company in the prospectus. Campbell & Company agrees to indemnify the Fund for liabilities incurred by it, provided that Campbell & Company is liable to the Fund pursuant to the standard set forth earlier in this paragraph. There are conflicts of interest inherent in Campbell & Company acting as a general partner and advisor of the Fund. These include (i) that the selection of itself as advisor was not objective., (ii) it has a disincentive to replace itself as the advisor, and (iii) the fees were not negotiated at arm's length. See "Conflicts of Interest." The Advisory Agreement is not intended to alter any state-law fiduciary duty standards. Inasmuch as Campbell & Company is the trading advisor and the general partner, it is highly unlikely that the Fund will terminate the Advisory Agreement.


         C. Management's Discussion and Analysis of Financial Condition and Results of Operations.


         Introduction. The offering of the Fund's Units of Limited Partnership Interests commenced on January 12, 1994, and the initial offering terminated on April 15, 1994 with proceeds of $9,692,439. The Continuing Offering Period commenced immediately after the termination of the initial offering period; additional subscriptions totaling $94,859,920 have been accepted during the Continuing Offering Period as ofJanuary 16, 1997. Redemptions over the same time period total $16,089,467.
The Fund commenced operations on April 18, 1994.


         Capital Resources. The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering, and does not intend to raise any capital through borrowing. Due to the nature of the Fund's business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

         Liquidity. Most United States commodity exchanges limit fluctuations in commodity futures contracts prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses which could exceed the margin initially committed to such trades. In addition, even if commodity futures prices have not moved to the daily limit, the Fund may not be able to execute futures trades at favorable prices, if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Fund's commodity futures trading operations, the Fund's assets are expected to be highly liquid.


         Results of Operations. The return for the years ended December 31, 1996 and 1995 were 30.46% and 9.99%, respectively. For 1996, the majority of the increase occurred in the last quarter of the year, when approximately 70% of the total trading gains for the year were posted. Upward trends in foreign and domestic bonds, coupled with a strong U.S. Dollar and British Pound were the star performers during this quarter, with bullish trends in Natural Gas and Copper also providing profits on the Fund's long positions. The long position maintained in the S&P 500 also proved profitable in this quarter, although performance in this market was flat for the Fund for the year. Downside volatility was well contained, and the largest draw-down for the year of 5.97% occurred in February 1996, when long U.S. and Australian bond positions were covered and reversed in sharply falling markets. The 30.46% increase was the result of an approximate 37.38% increase due to trading gains (before commissions) and an approximate 5.18% increase due to interest income, offset by an approximate 12.10% decrease as the result of brokerage fees, performance fees and operating costs borne by the Fund.



         In 1995, the majority of the 9.99% increase occurred in the first quarter of the year. Overall, 1995 performance was generally good, and the Fund was able to benefit from the significant price movements that occurred throughout the year in global currencies, interest rates, and energy. The 9.99% increase was the result of an approximate 12.57% increase due to trading gains (before commissions) and an approximate 5.09% increase due to interest income, offset by an approximate 7.67% decrease as the result of brokerage fees and operating costs borne by the Fund.


         The Fund is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on commodity futures contracts. Because the Fund generally uses a small percentage of assets as margin, the Fund does not believe that any increase in margin requirements, if adopted as proposed, will have a material effect on the Fund's operations. Management cannot predict whether the Fund's Net Asset Value per Unit will increase or decrease. Inflation is not a significant factor in the Fund's operations, except to the extent that inflation may affect futures' prices.

         Off-Balance Sheet Risk. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Fund (market risk) that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Fund at the same time, and if the Fund's trading advisor was unable to offset futures interests positions of the Fund, the Fund could lose all of its assets and the Limited Partners would realize a 100% loss. Campbell & Company minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e. some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. In the case of forward contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions, thus there may be greater counterparty credit risk. Campbell & Company trades for the Fund only with those counterparties which it believes to be creditworthy. All positions of the Fund are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse, or other counterparty, will be able to meet its obligations to the Fund.

         D. The Trading Systems. The Fund's trading decisions will be made by Campbell & Company based on its computerized technical trading systems. These systems are used in the analysis of market movements and internal market and price configurations. Investors are cautioned that the elements of the trading system to be employed are proprietary to Campbell & Company. Thus, it is impossible to determine whether Campbell & Company is following the trading system. There can be no assurance that, even if the trading system were followed, it would produce results similar to those in the past.

         Campbell & Company, Inc. offers six distinct trading portfolios: the Financial, Metal & Energy Large Portfolio, the Financial, Metal & Energy Small Portfolio, the Foreign Exchange Portfolio, the Global Diversified Portfolio, the Interest Rates, Stock Indices and Commodities ("ISC") Portfolio, and the Ark Portfolio. The Financial, Metal & Energy Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this Portfolio trade certain contracts in the cash markets which do not have futures equivalents. Additionally, the Financial, Metal & Energy Large Portfolio accounts trade certain futures contracts which Campbell & Company does not believe are appropriate for accounts smaller than $10 million. 75% of the Fund is traded pursuant to the Financial, Metal & Energy Large Portfolio which trades financial futures and foreign exchange forwards including precious metals, petroleum, stock market indices, interest rate instruments and foreign currencies. The remaining 25% of the Fund's assets is traded pursuant to the Global Diversified Portfolio, which trades in a wide range of futures markets including but not limited to, petroleum, coffee, sugar, precious metals, grains, fibers, meat and livestock, stock market indices, interest rates and foreign currencies. Currently, Campbell & Company allocates the Fund's assets as follows: 79% to financial markets, 9% to metals, 7% to energy products, and 5% to agricultural markets. The percentages will fluctuate as market conditions change. The Foreign Exchange Portfolio includes only the currency markets traded by Campbell & Company in either the forward market or the futures markets including outright and cross-rate positions. The ISC Portfolio trades in all markets traded by the Global Diversified Portfolio except for currencies. The Ark Portfolio is a portfolio designed for smaller accounts with assets of less than $500,000 ($150,000 minimum), which trades in financial markets.


                  PORTFOLIO COMPOSITION AS OF JANUARY 1, 1997:


                               [PIE CHART GRAPH]

              (Portfolio composition, including markets traded and percentage allocations to each market, may change at any time, if Campbell &
    Company determines such change to be in the best interest of the Fund).


         Campbell & Company renders trading decisions for all its Portfolios largely pursuant to two proprietary trading systems, both of which are utilized for the Fund. Each of these systems combines computerized technical trend-following with quantitative portfolio management analysis. These systems are used in the analysis of market movements and internal market and price configurations. The principal objective of the trading systems is to profit from major and sustained futures price trends. Two additional systems, which are merely variations on the two main systems with different parameters, have also recently been implemented.



         The differences between the two main systems used by Campbell & Company are primarily in their sensitivity to price action. One system, for example, may assume positions relatively quickly and place comparatively close stop-loss orders on market entry while the other system may tend to assume positions less quickly and consolidate profits, where available, more slowly than the first system. Furthermore, each system may vary as to the time or price at which the transaction determined by it is signaled. For example, one system may attempt a transaction at any time during the day that a price objective is reached, and the other may attempt a transaction at the opening of the market or at the close of trading on the same day. On occasion one of the systems may trigger a long position signal in one delivery month while the other system recommends a short position in another delivery month of the same financial instrument. It is unlikely that both positions would prove profitable, and in retrospect one or both trades will appear to have been unnecessary. On occasion, the systems might temporarily recommend opposing positions in the same delivery month of the same financial instrument, in which case the recommendations would cancel each other out, and a neutral position would be assumed. It is Campbell & Company's policy to follow trades signaled by each system independent of what the other system may be recommending. Campbell & Company believes that utilizing more than one trading system on the same account offers diversification, and is most beneficial when numerous contracts of each commodity are traded.


         A third trading system is also used for certain markets which appear to respond well to both trend-following and contra-trend following techniques.

         While it follows a disciplined computerized approach to the markets, on occasion it may, if Campbell & Company deems it advisable, override its system signals. Computer signals may therefore be modified under certain market conditions. Such modifications may, or may not, prove beneficial to the results achieved.

         Campbell & Company also employs a quantitative portfolio management strategy the purpose of which is to assess and manage overall portfolio risk. This component of the overall Campbell & Company approach includes several elements, including portfolio balance, capital allocation, and risk limitation. One objective of portfolio management is to determine periods of high and low portfolio risk. When, in the opinion of Campbell & Company, such points are reached, positions may be reduced or increased so that portfolio risk is decreased or increased, respectively. It is possible, however, that during periods of reduction the markets may continue to produce profits before the portfolio cash can be redeployed in market positions. The return that would otherwise have been realized, had the account been more fully invested, would thereby be reduced. Campbell & Company may, from time to time, increase or decrease the number of contracts held based on increases or decreases in the Fund's assets allocated to its management, changes in internal market conditions, perceived changes in portfolio-wide risk factors, or other factors which Campbell & Company deems relevant.

         Campbell & Company utilizes a proprietary "value-weighted/volatility-time" model for the purpose of allocating capital to a portfolio's constituent markets. This model seeks to achieve theoretically equal weighting for the individual markets and groups that make up a portfolio. An average of between 1% and 3% of portfolio assets are allocated to any given market position based on this risk assessment. Long and short positions receive equal weight. Stops are placed, monitored and adjusted according to the trading model, the purpose being to minimize losses while maximizing gains. During periods of loss, trading likely will continue to be based on the pre-loss asset level of the portfolio.

         Campbell & Company may, in the future, develop additional trading systems and modifications of systems currently in use and, in all likelihood, will employ such systems for the Fund. The systems currently in use by Campbell & Company may be modified or even eliminated from use if, in Campbell & Company's opinion, such action is warranted.

         Campbell & Company endeavors to achieve a balance in market commitments, based primarily upon number of contracts, contract value, margin requirements, total available capital and market volatility for each future. From time to time there may be a wide variance in the positions held, based on any of the aforementioned factors. Campbell & Company estimates that based on the margin required to maintain a position, normal commitments to each commodity or financial instrument range between 1% and 3% of the Fund's Net Assets.

         In some instances, due to the lack of volume in a particular future, the Fund's position will be limited to the number of contracts that Campbell & Company believes can be bought or sold without undue adverse price action at the time of execution. Thus, in certain cases, the Fund's portfolio would be influenced by liquidity factors to the extent that its positions in such commodities might be substantially smaller than its positions in other commodities which appear to offer greater liquidity.

         Campbell & Company monitors the Fund's level of trading commitments as a whole, and in each commodity or financial instrument, with regard to the margins required, market volatility, the likelihood of trends, and other factors as from time to time Campbell & Company deems appropriate. Campbell & Company believes that risk control is a highly important factor in successful portfolio management and that balancing the level of margin committed to each commodity tends to lower risk. However, the Fund may in some instances hold the same or a larger number of contracts in more volatile commodities than in less volatile commodities. While this does not create a completely balanced portfolio, it is Campbell & Company's belief that more volatile commodities tend, over time, to be more profitable because of a greater likelihood of substantial price trends. Therefore, the Fund's portfolio may not necessarily be balanced among all commodities with respect to either margin requirements or volatility.

         Campbell & Company issues its orders to the various brokerage firms through which it executes trades from time to time during the day. Executions for the Fund's account and Campbell & Company's other accounts may be made during the day on a "stop" basis where an order becomes a market order when the specified stop price is reached; "at the market" where the order is executed as soon as possible after being received on the floor of the exchange; on a "limit" basis where an order is placed to buy or sell at a specified price or better than the specified price; and on a "closing price" basis which is a contingent order based on the closing range of the market close. Order placement varies in accordance with the system being used, the type of market encountered, and the type of order that can be used on the exchange where a particular future is traded. In the case of the Fund, it is the responsibility of the Commodity Broker to obtain execution of such orders.


            SECTION 6. PAST PERFORMANCE OF CAMPBELL & COMPANY, INC.



         The tables set forth below reflect the actual performance through December, 1996 of the Fund, and estimates through December, 1996 for the Portfolios traded by the Fund, and other pools and accounts of Campbell & Company. Table 1 presents the actual performance of the Fund from inception on April 18, 1994 through December 31, 1996. Table 2 presents the performance data required to be disclosed for the most recent five calendar years for both Portfolios currently utilized by the Fund, the Financial Metal & Energy Large Portfolio and the Global Diversified Portfolio. Tables 3 & 4 provide "capsule" information on each of the other portfolios and pools, respectively, operated by Campbell & Company and D. Keith Campbell for the past five years.


         Specific accounts in the tables may have had more or less favorable results than the composite information indicates due to a variety of factors, including varying account sizes, fees, commission rates, intra-day differences in timing of trade execution, and starting and ending periods of the accounts. For example, larger accounts might have positions of six contracts of one commodity and could be traded under both systems, whereas small accounts may be able to trade in only one contract of each commodity and in some instances may not have enough capital to trade in all commodities monitored by Campbell & Company's method.

         During the periods covered by the tables, most futures being monitored by Campbell & Company's programs at times incurred substantial price trends in both upward and downward directions. No assurances can be made that similar trends will occur in the future. Also, because of the potentially volatile nature of commodities prices, it is possible that the performance of some or all of the accounts and pools advised by Campbell & Company may change significantly during the Continuing Offering Period from the performance information which is presented herein.

         The results set forth below are not indicative of any results which may be obtained by Campbell & Company in the future, and it should not be assumed that Limited Partners of the Fund will experience returns, if any, comparable to those experienced by investors in other pools and accounts managed by Campbell & Company.




                          INDEX TO PERFORMANCE RECORDS

REQUIRED DISCLOSURES:                                                                                                PAGE
---------------------                                                                                                ----
     Table 1:    Campbell Strategic Allocation Fund, L.P. (April 1994 (Inception) - December, 1996)...................21
     Table 2:    Performance of Trading Portfolios Utilized by the Fund (January 1991 - December, 1996)...............22
     Table 3:    Performance of Other Portfolios Traded by Campbell & Company (January 1991 -
                    December, 1996)...................................................................................23
     Table 4:    Performance of Pools Operated by Campbell & Company
                         and D. Keith Campbell (January 1991 - December, 1996)........................................24
     Notes to Tables   ...............................................................................................24

                                     TABLE 1
                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

TYPE OF POOL:  Publicly offered
INCEPTION OF TRADING:  April 18, 1994

AGGREGATE GROSS CAPITAL SUBSCRIPTIONS TO THE POOL:  $104,552,359
CURRENT NET ASSET VALUE OF THE FUND:  $107,736,803
WORST MONTHLY PERCENTAGE DRAW-DOWN*:  November, 1994 / 6.67%
WORST PEAK-TO-VALLEY DRAW-DOWN*:  June, 1994 - January, 1995 / 17.99%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                  ----------------------------------------------
                                Rate of Return (1)
                           (Computed on a compounded
                                   monthly basis)
----------------------------------------------------------------
   MONTH              1996           1995              1994
----------------------------------------------------------------
  January            5.79%          -4.67%
----------------------------------------------------------------
  February          -5.97%           4.21%
----------------------------------------------------------------
   March             4.72%           8.77%
----------------------------------------------------------------
   April             3.59%           1.13%             0.16%
----------------------------------------------------------------
    May             -2.18%          -0.84%            -2.42%
----------------------------------------------------------------
    June             0.75%          -1.77%             5.15%
----------------------------------------------------------------
    July            -0.78%          -3.82%            -3.94%
----------------------------------------------------------------
   August            1.84%           5.47%            -3.89%
----------------------------------------------------------------
 September           1.77%          -3.93%             5.20%
----------------------------------------------------------------
  October           12.44%           0.79%            -0.14%
----------------------------------------------------------------
  November          11.00%          -0.15%            -6.67%
----------------------------------------------------------------
  December          -4.41%           5.35%            -4.98%
----------------------------------------------------------------
   Total            30.46%           9.99%           -11.62%
----------------------------------------------------------------



    *Draw-down" means losses experienced by the Fund over a specified period.

                                     TABLE 2
                        PERFORMANCE OF TRADING PORTFOLIOS

             The Financial, Metal & Energy Large Portfolio is currently traded by 75% of the Fund's assets. The other 25% is traded according to the Global Diversified Portfolio. 80% of the Global Diversified Portfolio trades the same markets as the Financial, Metal & Energy Large Portfolio, with the other 20% trading agricultural markets. Thus, 5% of the Fund's assets (25% of 20%) is traded in agricultural markets while the remaining 95% is traded in financial, metal, and energy markets.


     During the period specified below, the Financial, Metal & Energy Large Portfolio had 240 accounts closed, 51 with profits and 189 with losses. The accounts within the portfolio incurred management fees ranging from 0% to 6% per annum, performance fees ranging from 15% to 25% of trading profits, commissions ranging from $10 per round turn per contract to $60 per round turn per contract (with an average of $18 per round turn), and other expenses ranging from 0 to 4% per annum of net asset value. The Global Diversified Portfolio had 9 accounts close during the same time period, 5 with profits and 4 with losses. The accounts within the portfolio incurred management fees ranging from 2% to 6% per annum, performance fees ranging from 15% to 20% of trading profits, commissions ranging from $10 per round turn per contract to $60 per round turn per contract (with an average of $23 per round turn), and other expenses ranging from 0 to 4% per annum of net asset value.


--------------------------------------------------------------------------------------------------------------------------------
                                                        FINANCIAL, METAL &                      GLOBAL DIVERSIFIED PORTFOLIO
                                                      ENERGY LARGE PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------------
Commodity Trading Advisor:                           Campbell & Company, Inc.                     Campbell & Company, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Inception of CTA's Trading:                                January, 1972                               January, 1972
--------------------------------------------------------------------------------------------------------------------------------
Total Assets Under Management by CTA:             $553.9 million (Nominal Funds)               $553.9 million (Nominal Funds)
                                                   $547.0 million (Actual Funds)               $547.0 million (Actual Funds)
--------------------------------------------------------------------------------------------------------------------------------
Inception of Trading of the Portfolio:                      April, 1983                                February, 1986
--------------------------------------------------------------------------------------------------------------------------------
Total Assets/Accounts Currently
      Traded in the Portfolio:                      $462.8 Million / 4 Accounts                 $31.7 Million / 11 Accounts
--------------------------------------------------------------------------------------------------------------------------------
Worst Monthly Percentage Draw-down(2):                November, 1994 / 7.02%                       February, 1994 / 8.45%
--------------------------------------------------------------------------------------------------------------------------------
Worst Peak-to-Valley Draw-down(3):               July 1993 - January 1995 / 31.72%           July 1993 - February 1994 / 26.05%
--------------------------------------------------------------------------------------------------------------------------------
Annual Returns(1):
--------------------------------------------------------------------------------------------------------------------------------
     1996                                                     35.95%                                      27.15%
--------------------------------------------------------------------------------------------------------------------------------
     1995                                                     19.46%                                       6.52%
--------------------------------------------------------------------------------------------------------------------------------
     1994                                                    -16.73%                                       9.61%
--------------------------------------------------------------------------------------------------------------------------------
     1993                                                      4.68%                                       2.39%
--------------------------------------------------------------------------------------------------------------------------------
     1992                                                     13.47%                                       7.68%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

                                     TABLE 3
       PERFORMANCE OF OTHER PORTFOLIOS TRADED BY CAMPBELL & COMPANY, INC.


        In addition to the two portfolios utilized by the Fund, Campbell & Company also currently manages assets in the Financial, Metal & Energy Small Portfolio, the Foreign Exchange Portfolio, the Interest Rates, Stock Indices, & Commodities Portfolio, and the Ark Portfolio. Campbell & Company's Diversified Portfolio closed in January, 1995 when all assets under management in the Portfolio were merged into the Global Diversified Portfolio. The Global Financial Portfolio ceased trading in March 1995 when the last account under management in the Portfolio closed.




                                          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
========================================================================================================================
                                     FINANCIAL,              FOREIGN           INTEREST RATES,          ARK
                                       METAL &               EXCHANGE           STOCK INDICES        PORTFOLIO
                                    ENERGY SMALL            PORTFOLIO                &
                                     PORTFOLIO                                   COMMODITIES
                                                                                   ("ISC")
-----------------------------------------------------------------------------------------------------------------------
Commodity Trading Advisor:                                 Campbell & Company, Inc.

-----------------------------------------------------------------------------------------------------------------------
Inception of CTA's Trading:                                    January, 1972

-----------------------------------------------------------------------------------------------------------------------
Total Assets Under                           $553.9 million (Nominal Funds); $547.0 million (Actual Funds)
 Management  by  CTA:
-----------------------------------------------------------------------------------------------------------------------
Inception of Trading of the                                   November,       February, 1996       October, 1996
 Portfolio:                            February, 1995           1990
-----------------------------------------------------------------------------------------------------------------------
Total Assets/Accounts                   $43.4 Million       $3.8 Million       $11.6 Million           $0.6
 Currently                               41 Accounts          1 Account          1 Account          2 Accounts
      Traded in the Portfolio:
-----------------------------------------------------------------------------------------------------------------------
Worst Monthly Percentage                  Sept. 1995         Nov., 1994       February, 1996        Dec., 1996
Draw-down(2):                               5.78%              11.66%              5.56%               2.80%
-----------------------------------------------------------------------------------------------------------------------
Worst Peak-to-Valley                     April 1995 -        July 1993 -      February, 1996        Dec., 1996
Draw-down(3):                             July 1995         January, 1995          5.56%               2.80%
                                            6.50%              44.73%
-----------------------------------------------------------------------------------------------------------------------
Accounts closed:                             59                  12                  0                   1
     Accounts closed with profit             16                   3                                      1
     Accounts closed with loss               43                   9                                      0
-----------------------------------------------------------------------------------------------------------------------
Range of annual management fees:          2% to 6%            0% to 6%              2%                  4%
-----------------------------------------------------------------------------------------------------------------------
Range of incentive fees:                 15% to 25%          15% to 20%             15%                 20%
-----------------------------------------------------------------------------------------------------------------------
Range of commissions:                    $10/RT to           $0/RT to           $10/RT to            $7/RT to
                                           $60/RT             $60/RT              $15/RT              $45/RT
                                        ($37/RT avg.)       ($19/RT avg.)                          ($30/RT avg.)
-----------------------------------------------------------------------------------------------------------------------
Range of other expenses:                  0% to 4%            0% to 2%             1.5%                 0%
-----------------------------------------------------------------------------------------------------------------------
Annual Returns1:
-----------------------------------------------------------------------------------------------------------------------
     1996                                  37.92%              40.95%             26.31%              13.85%
-----------------------------------------------------------------------------------------------------------------------
     1995                                  20.34%              26.36%
-----------------------------------------------------------------------------------------------------------------------
     1994                                                     -21.19%
-----------------------------------------------------------------------------------------------------------------------
     1993                                                      -8.49%
-----------------------------------------------------------------------------------------------------------------------
     1992                                                      17.67%
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================




=======================================================================================

                                      DIVERSIFIED               GLOBAL
                                       PORTFOLIO              FINANCIAL
                                                              PORTFOLIO
---------------------------------------------------------------------------------------
Commodity Trading Advisor:                   Campbell & Company, Inc.

---------------------------------------------------------------------------------------
Inception of CTA's Trading:                      January, 1972

---------------------------------------------------------------------------------------
Total Assets Under               $553.9 million (Nominal Funds); $547.0 million (Actual Funds)
 Management  by  CTA:
---------------------------------------------------------------------------------------
Inception of Trading of the              January, 1972           December,
 Portfolio:                                                        1993
---------------------------------------------------------------------------------------
Total Assets/Accounts                         $0                      $0
 Currently                               (closed 2/95)          (closed 3/95)
      Traded in the Portfolio:
---------------------------------------------------------------------------------------
Worst Monthly Percentage                  Feb., 1996            February, 1994
Draw-down(2):                               10.44%                  5.24%
---------------------------------------------------------------------------------------
Worst Peak-to-Valley                      July, 1993-          December, 1993-
Draw-down(3):                           February, 1994          January, 1995
                                            32.10%                  19.20%
---------------------------------------------------------------------------------------
Accounts closed:                              23                      1
     Accounts closed with profit              19                      0
     Accounts closed with loss                 4                      1
---------------------------------------------------------------------------------------
Range of annual management fees:           2% to 6%                  0.5%
---------------------------------------------------------------------------------------
Range of incentive fees:                  10% to 20%                 20%
---------------------------------------------------------------------------------------
Range of commissions:                     $10/RT to               $10/RT to
                                           $60/RT                  $12/RT

---------------------------------------------------------------------------------------
Range of other expenses:                   0% to 4%                   2%
---------------------------------------------------------------------------------------
Annual Returns1:
---------------------------------------------------------------------------------------
     1996                                      -                      -
---------------------------------------------------------------------------------------
     1995                                   -4.21%                   9.30%
---------------------------------------------------------------------------------------
     1994                                    8.52%                 -13.16%
---------------------------------------------------------------------------------------
     1993                                   -5.79                   -2.64%
---------------------------------------------------------------------------------------
     1992                                   -1.80%
---------------------------------------------------------------------------------------

=======================================================================================

                                     TABLE 4
 PERFORMANCE OF POOLS OPERATED BY CAMPBELL & COMPANY, INC. AND D. KEITH CAMPBELL



------------------------------------------------------------------------------------------------------------------------------------
                                         CAMPBELL              CAMPBELL          CAMPBELL         INSTITUTIONAL       THE ADVANTAGE
                                         STRATEGIC             FINANCIAL          TRUST             FUTURES            FUTURES FUND,
             NAME OF POOL               ALLOCATION           FUTURES FUND                            FUND               A LIMITED
                                         FUND, L.P.              L.P.                               LIMITED            PARTNERSHIP
                                                                                                   PARTNERSHIP
------------------------------------------------------------------------------------------------------------------------------------
Type of Pool                                 1                      2                 2               2                      1
------------------------------------------------------------------------------------------------------------------------------------
Inception of Trading                     Apr 1994               Aug 1992          Mar 1972         Feb 1986               Dec 1983
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Subscription ($ x 1,000)        104,552                13,030             2,579           14,844                 4,275
------------------------------------------------------------------------------------------------------------------------------------
Current Total NAV($ x 1,000)              107,737                 5,871             1,380           15,343                 1,012
------------------------------------------------------------------------------------------------------------------------------------
Worst Monthly % Drawdown*                  6.67%                  7.68%           9.49%2/94         8.55%                  11.42%
                                           11/94                  2/94                               2/94                   2/94
------------------------------------------------------------------------------------------------------------------------------------
Worst Peak-to-Valley Drawdown*            17.99%                  29.42%           29.59%           25.46%                 33.13%
                                         6/94-1/95              7/93-1/95         7/93-2/94       7/93-2/94              7/93-2/94
------------------------------------------------------------------------------------------------------------------------------------

Trading Portfolio Used                  FME Large/              FME Small        Global Div.     Foreign Ex./           Global Div.
                                        Global Div.                                                  ISC
------------------------------------------------------------------------------------------------------------------------------------
Rates of Return(1) (computed on a compounded monthly basis)
------------------------------------------------------------------------------------------------------------------------------------
            1996                          30.46%                 42.07%            32.91%          32.22%                 25.70%
------------------------------------------------------------------------------------------------------------------------------------
            1995                          9.99%                   17.12%            4.83%           7.11%                  3.23%
------------------------------------------------------------------------------------------------------------------------------------
            1994                         -11.62%                 -15.84%           11.05%           9.49%                  9.48%
------------------------------------------------------------------------------------------------------------------------------------
            1993                                                  5.29%            -1.84%           2.94%                  -6.53%
------------------------------------------------------------------------------------------------------------------------------------
            1992                                                 -0.56%            -0.36%           8.56%                 -4.36%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                                                THE CAPITAL
                                                FUND II, A
             NAME OF POOL                         LIMITED
                                                PARTNERSHIP

------------------------------------------------------------------
Type of Pool                                       1,3
------------------------------------------------------------------
Inception of Trading                             Dec 1983
------------------------------------------------------------------
Aggregate Subscription ($ x 1,000)                 9,457
------------------------------------------------------------------
Current Total NAV($ x 1,000)                      1,669
------------------------------------------------------------------
Worst Monthly % Drawdown*                       6.69%2/96

------------------------------------------------------------------
Worst Peak-to-Valley Drawdown*                    26.10%
                                                7/93-4/94
------------------------------------------------------------------
Trading Portfolio Used                         Global Div.

------------------------------------------------------------------
Rates of Return(1) (computed on a compounded monthly basis)
------------------------------------------------------------------
            1996                                 18.30%
------------------------------------------------------------------
            1995                                  5.45%
------------------------------------------------------------------
            1994                                 -1.92%
------------------------------------------------------------------
            1993                                 -7.59%
------------------------------------------------------------------
            1992                                 -3.29%
------------------------------------------------------------------

------------------------------------------------------------------


Key to Type Of Pool  1- publicly offered pool

2- privately offered pool   3- multi-advisor pool

-------------------

*"Draw-down" means losses experienced by the Fund over a specified period.

                                 NOTES TO TABLES


1. The "RATE OF RETURN" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Rates of Return", except for accounts which close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. "Rate of Return" for the Portfolios is calculated using the Only Accounts Traded (OAT) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.



2. "Worst Monthly Percentage Draw-down" is the largest monthly loss experienced by the Portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the Portfolio and includes the month and year of such drawdown. A small number of accounts in the portfolio composites have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.



3. "Worst Peak-to-Valley Draw-down" is the largest cumulative loss experienced by the Portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such drawdown. A small number of accounts in the portfolio composites have experienced peak-to-valley drawdowns which are materially larger than the largest composite peak-to-valley drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

                        SECTION 7. CONFLICTS OF INTEREST


         A. Campbell & Company, Inc. A conflict exists between Campbell & Company's interests and its responsibilities to the Fund. The conflicts are inherent in Campbell & Company acting as general partner and advisor to the Fund. The conflicts and the potential detriments to the Limited Partners are described below.

         Due to the fact that Campbell & Company is both general partner and trading advisor, the selection of itself as trading advisor was not objective. In addition, it has a disincentive to replace itself as advisor. The Advisory Agreement between the Fund and Campbell & Company, including the fee arrangement, was not negotiated at arm's length. Investors should note, however, that Campbell & Company believes that the fee arrangements are fair to the Fund and competitive with compensation arrangements in pools involving independent general partners and advisors. Campbell & Company shall review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and to lower such fees if it concludes, in good faith, that its fees are no longer competitive. Neither Campbell & Company nor any advisor may receive per-trade compensation directly or indirectly from the Fund.

         Campbell & Company earns fees based upon the Fund's Net Asset Value. It is unlikely, therefore, to make distributions to the Limited Partners of Fund assets because it will earn larger fees if the Fund's assets are not reduced through distributions. Limited Partners, however, have certain rights to redeem their Units and receive their capital.

         Campbell & Company (or its principals) acts as general partner to other commodity pools (see Appendix II) and trading advisor to other accounts, which may compete with the Fund for Campbell & Company's services. Thus, Campbell & Company could have a conflict between its responsibilities to the Fund and to those other pools and accounts. Campbell & Company believes it has sufficient resources to discharge its responsibilities in this regard in a fair manner.

         Campbell & Company may receive higher advisory fees from some of those other accounts than it receives from the Fund. Campbell & Company, however, trades all accounts of the Financial, Metals & Energy Large Portfolio (including the Fund) in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals. In addition, Campbell & Company may find that futures positions established for the benefit of the Fund, when aggregated with positions in other accounts of Campbell & Company, approach the speculative position limits in a particular commodity. Campbell & Company may decide to address this situation either by liquidating the Fund's positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits.

         Any principal of Campbell & Company may trade futures interests for their own accounts. In addition, Campbell & Company manages proprietary accounts for its deferred compensation plan and a principal. There are no written procedures for proprietary trading. Trading records for all proprietary trading are available for review by clients and investors upon reasonable notice. A conflict of interest exists if proprietary trades are in the same markets and at the same time, using the Commodity Broker to be used by the Fund. To the extent executions are bundled and then allocated among accounts held at the Commodity Broker, the Fund may receive less favorable executions than such other accounts. It is Campbell & Company's policy to objectively allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time. A potential conflict also may occur when Campbell & Company or its principals trade their proprietary accounts more aggressively, take positions in proprietary accounts which are opposite, or ahead of, the position taken by the Fund, or take any other actions that would not constitute a violation of their fiduciary duties.

         B. The Commodity Broker and the Foreign Exchange Dealers. The Commodity Broker and the Foreign Exchange Dealers and their affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This could give rise to conflicts of interest with the Fund. The Commodity Broker also may serve as a broker for other commodity pools and the Foreign Exchange Dealers act as dealers for other clients, which could give rise to conflicts of interest between their responsibility to the Fund and to those pools and clients.

         C. The Selling Agents. The Selling Agents (or their assignees) which are registered futures commission merchants or introducing brokers will receive, beginning in the thirteenth month after the sale of the Units, ongoing compensation based on the Net Asset Value of the Units which remain outstanding. Consequently, in advising clients whether they should redeem their Units or purchase additional Units, such Selling Agents will have a conflict of interest between the Selling Agent's interest in maximizing the ongoing compensation which they will receive and their interest in giving their client the financial advice which is in such clients' best interests.


         D. Fiduciary Duty and Remedies. In evaluating the foregoing conflicts of interest, a prospective investor should be aware that Campbell & Company, as general partner, has a responsibility to Limited Partners to exercise good faith and fairness in all dealings affecting the Fund. In the event that a Limited Partner believes Campbell & Company has violated its fiduciary duty to the Limited Partners, he may seek legal relief individually or on behalf of the Fund under applicable laws, including partnership and commodities laws, to recover damages from or require an accounting by Campbell & Company. The Limited Partnership Agreement is governed by Delaware law and any breach of Campbell & Company's fiduciary duty under the Limited Partnership Agreement will generally be governed by Delaware law. The Limited Partnership Agreement does not limit Campbell & Company's fiduciary obligations under Delaware or common law, however, Campbell & Company may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Campbell & Company have been disclosed
                                       25
herein. Having disclosed such conflicts and fees, Campbell & Company may have obtained the Limited Partners' informed consent. Such informed consent may be a defense asserted by Campbell & Company in an action or claim brought by a Limited Partner alleging breach of fiduciary duty. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring partnership class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Campbell & Company where the losses result from a violation by Campbell & Company of the federal securities laws. State securities laws may also provide certain remedies to Limited Partners. Limited Partners should be aware that performance by Campbell & Company of its fiduciary duty to the Partnership is measured by the terms of the Limited Partnership Agreement as well as applicable law.



         Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Campbell & Company.



         In the case of most public companies, the management is required to make numerous decisions in the course of the day-to-day operations of the company and is protected in doing so by the so-called "business judgment rule." This rule protects management from liability for decisions made in the course of operating a business if the decisions are made on an informed basis and with the honest belief that the decision is in the best interest of the company. Campbell & Company believes that similar principles apply to it with respect to its management of the Fund.


         E. Indemnification and Standard of Liability. Campbell & Company and its controlling persons may not be liable to the Fund or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

         Campbell & Company and its controlling persons shall not have any liability to the Fund or to any Limited Partner for any loss suffered by the Fund which arises out of any action or inaction if Campbell & Company, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of Campbell & Company. The Fund has agreed to indemnify Campbell & Company and its controlling persons against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach any fiduciary obligation to the Fund and was done in good faith and in a manner Campbell & Company, in good faith, determined to be in the best interests of the Fund. Controlling persons of Campbell & Company are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Campbell & Company or for losses incurred in performing the duties of Campbell & Company. See Article 15 of the Limited Partnership Agreement, included as Exhibit A to the Prospectus.


         The Fund will not indemnify Campbell & Company or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units unless Campbell & Company or its controlling persons prevails on the merits or obtains a court approved settlement provided, in accordance with Section 15.2 of the Limited Partnership Agreement. The position of the Securities and Exchange Commission is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

                          SECTION 8. CHARGES TO THE FUND


         Brokerage Fee
         The Fund pays a single asset-based fee for all brokerage and management services. This fee, which is equal to 8% per annum of month-end Net Assets of the Fund (prior to accruals for such Brokerage Fee or performance fees), is paid to Campbell & Company. Campbell & Company, in turn, remits a portion of such Brokerage Fee to third parties as set forth below.

    ---------------                                            ------------------------------
                                                                                            (right arrow)  1% to Commodity Broker
                                                                                            (right arrow)  4% to Selling Agents
         Fund       (right arrow) 8% Brokerage Fee (right arrow)   Campbell & Company       (right arrow)  2% to Campbell & Company
                                                                                                              (as trading advisor)
                                                                                            (right arrow)  1% to Campbell & Company
                                                                                                              (as general partner)
    ---------------                                            ------------------------------

The above fee is the complete compensation that will be received by Campbell & Company, Inc. or its affiliates from the Fund (with the exception of redemption fees which will be charged to some Limited Partners, if they redeem prior to one year of ownership).

         Other Fund Expenses
              The Fund also will be subject to the following fees and expenses.

           RECIPIENT                            NATURE OF PAYMENT                                   AMOUNT OF PAYMENT
        ------------------------            -------------------------------                 -----------------------------------
        Campbell & Company                  Quarterly Performance Fee.                      20% of cumulative appreciation in
                                                                                            Net Asset Value per Unit, excluding
                                                                                            interest income, after deduction for
                                                                                            Brokerage Fees.

                                            Reimbursement of offering expenses.             As incurred; to be reimbursed, up to
                                                                                            2.5% of aggregate subscriptions, in
                                                                                            30-month payment periods.

        Dealers                             "Bid-ask" spreads.                              Indeterminable because imbedded in
                                                                                            price of forward contract.

        Brown Brothers Harriman & Co.       Cash management fee.                            .125 of 1% per annum, payable
                                                                                            monthly, of the assets in the Fund's
                                                                                            trust account, plus 25% of any
                                                                                            incremental return generated above an
                                                                                            index of the 90-day U.S. Treasury Bill
                                                                                            rate.

        Others                              Legal, accounting, printing, postage and        As incurred, up to a maximum of 0.5%
                                            administrative costs.                           of average month-end Net
                                                                                            Assets per annum.


         A. Campbell & Company, Inc. As general partner, Campbell & Company receives Brokerage Fees, payable monthly, equal to 8% of the Fund's month-end Net Assets per year, calculated each month prior to accruals for such period's Brokerage Fee and performance fee, if any. From such 8% Brokerage Fee, Campbell & Company remits 1% to the Commodity Broker for execution and clearing costs and 4% to the Selling Agents for ongoing services to the Limited Partners. Campbell & Company will retain the remaining 3% as management fees (2% for providing advisory services and 1% for acting as general partner). Campbell & Company also receives a performance fee of 20% of the aggregate cumulative appreciation (if any) in the Net Asset Value per Unit at the end of each calendar quarter, exclusive of appreciation attributable to interest income. See Section 7.4 of the Agreement of Limited Partnership for the definition of Net Assets. The General Partner receives redemption fees on Units redeemed during the 12 months following the purchase as follows: 4% of Net Asset Value on Units redeemed in the first quarter following purchase, 3% during the second quarter, 2% during the third quarter, and 1% in the fourth quarter. After the fourth quarter, no redemption fees are charged.

         The performance fee equals 20% of the aggregate cumulative appreciation in the Net Asset Value of the Units calculated pursuant to the terms of the Advisory Agreement and paid quarterly. "Aggregate cumulative appreciation" means the total increase in Unit value from the commencement of trading, minus the total increase in Unit value for all prior quarters, multiplied by the number of Units outstanding. The performance fee is paid only on profits attributable to Units outstanding, and no fee is paid with respect to interest income. Units which are redeemed other than at the end of the quarter will pay a performance fee, if any would otherwise be due, as of the end of the month in which the redemption occurs.

         In the event of a carryforward loss, redemptions of Units will proportionately reduce such carryforward loss. If any payment is made by the Fund in respect of a performance fee, and the Fund thereafter incurs a net loss, Campbell & Company will retain the amount previously paid. Thus, Campbell & Company may be paid a performance fee during a year in which the Fund overall incurred net losses. Trading losses shall be carried forward and no further performance fees may be paid until the prior losses have been recovered.

         The Brokerage Fee and performance fee may be changed upon sixty days' notice to the Limited Partners, which notice explains their redemption and voting rights. See Section 8.1 (2) of the Amended Agreement of Limited Partnership (attached as Exhibit A).

         B. The Commodity Broker. As described in paragraph A. above, in return for executing and clearing the Fund's futures trades, the Commodity Broker receives from Campbell & Company (and not the Fund) a portion of the 8% Brokerage Fee equal to 1% per annum of Net Assets of the Fund. The Commodity Broker is responsible for pit brokerage, exchange and NFA fees, "give-up" and transfer fees. The compensation to the Commodity Broker is competitive with rates paid by other trading funds having assets and structure similar to the Fund. The asset-based compensation to the Commodity Broker is equivalent to approximately $10-$15 per round-turn trade per contract. The compensation to be paid to the Commodity Broker will not exceed the guidelines established by the North American Securities Administrators Association ("NASAA").

         C. Selling Agents. The Selling Agents receive from Campbell & Company (and not the Fund) selling commissions of up to 4% of the subscription amount. In addition, commencing thirteen months after the sale of Units and in return for ongoing services to the Limited Partners, Campbell & Company will pay those Selling Agents (or their assignees) which are registered at such time as futures commission merchants or introducing brokers, a portion of the 8% Brokerage Fee of up to 4% per annum of average month-end Net Assets of all Units which remain outstanding.

         Selling Agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the total of such additional selling commissions plus the initial 4% selling commission, salaries, expenses and bonuses of employees of Campbell & Company engaged in wholesaling activities and per Unit organization and offering costs properly deemed to constitute costs allocable to the Selling Agents (such as a selling brochure, seminar costs and travel expenses) do not exceed 10% of such Units' initial sale price. Any such ongoing payments or additional selling commissions will be paid by Campbell & Company and not by the Fund but may be deemed to constitute underwriting compensation.

         D. Foreign Exchange Dealers. The Fund engages in trading currency forward contracts. Such contracts are traded among dealers which act as "principals" or counterparties to each trade. The execution costs are included in the price of the forward contract purchased or sold, and, accordingly, such costs cannot be determined. Campbell & Company believes the bid/ask spreads will be at the prevailing market prices.


         E. Offering Expenses. The offering expenses during the Continuing Offering Period as of December 31, 1996 totalled $2,536,207 and are estimated at $600,000 for the nine months following the date of this Prospectus, all of which will be advanced by Campbell & Company. Such expenses include all fees and expenses in connection with the distribution of the Units including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities and marketing expenses of Campbell & Company and the Selling Agents which are paid by the Fund. Subject to the limit described below, Campbell & Company will be reimbursed, without interest, by the Fund in 30-month payment periods throughout the Continuing Offering. In no event shall the reimbursement exceed 2.5% of the total subscriptions accepted by Campbell & Company, which based on the 30-month amortization period, represents a maximum of 1% of month-end Net Assets per annum. Organization and offering expenses equal to $240,961 were incurred during the Initial Offering Period and were advanced by Campbell & Company. Such expenses are being reimbursed in the same manner and are subject to the same 2.5% limit.


         The Fund is required by certain state securities administrators to disclose that the "organization and offering expenses" of the Fund, as defined by the NASAA Guidelines (see Appendix III), will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Fund, shall be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 2.5% of total subscriptions, the NASAA Guideline limit of 15% of total subscriptions (even when added to the selling commissions) will not be reached.

         F. Cash Management. The Fund pays Brown Brothers Harriman & Co. ("Brown Brothers") an asset-based fee for providing cash management services to the Fund. It is paid on a quarterly basis at the rate of .125 of 1% per annum of the Fund's trust account balances, plus, beginning December 31, 1996, 25% of any incremental return generated above an index of the 90-day U.S. Treasury Bill rate, paid on a quarterly basis. Brown Brothers is not affiliated with Campbell & Company. The Fund may engage other firms, unaffiliated with Campbell & Company, from time to time to provide cash management services. Such services would be provided pursuant to similar terms and fees as those that apply to Brown Brothers.

         G. Other. The Fund bears its operating expenses, including but not limited to, legal and accounting fees, and any taxes or extraordinary expenses payable by the Fund. Such expenses are estimated to be 0.5% of Net Assets per annum. Campbell & Company shall be responsible for any such expenses during any year of operations which exceed such percentage estimate. For the years ended December 31, 1996 and 1995, operating expenses were 0.22% and 0.35%, respectively, of the Fund's year-end Net Assets. Indirect expenses in connection with the administration of the Fund, such as salaries, rent, travel and other overhead of Campbell & Company may not be charged to the Fund.


         H. Estimate of Breakeven Level

         In order for an investor to "break-even" on his investment in the first year of trading (i.e. for ending net asset value to equal the initial amount invested), assuming an initial investment of $1,000, the Fund must earn $45 per unit, or 4.50%. No performance fees are included in the break-even analysis because all expenses are deducted from the Fund prior to calculation of the performance fee. Similarly, redemption fees are not included because the analysis assumes the Units are held for one year, and at that point, there is no redemption fee.

                  Assumed Initial Selling Price Per Unit                                                  $ 1,000.00
                                                                                                       --------------
                  Brokerage Fee (8%)                                                                      $    80.00
                  Organization & Offering Expense Reimbursement (1%)                                           10.00
                  Operating Expenses (0.5%)                                                                     5.00
                  Less:  Interest Income  (estimated at 5%)  (net of cash management fee)                     (50.00)
                                                                                                       --------------
                  Amount of Trading Income Required for the Fund's Net Asset Value per Unit at
                       the End of One Year to Equal the Initial Selling Price per Unit                    $    45.00
                                                                                                       ==============

                  Percentage of Assumed Initial Selling Price per Unit                                          4.50%
                                                                                                       ==============

-----------
        The maximum offering expense reimbursement is 2.5% of the total subscription amount over 30 months. This represents a maximum during a twelve-month period of 1% of average month-end Net Assets. Operating expenses are subject to a maximum limit of 0.5% of Net Assets per annum. The estimates also do not account for the bid/ask spreads in connection with the Fund's foreign exchange forward contract trading.


                           SECTION 9. USE OF PROCEEDS


         The entire offering proceeds, without deductions, will be credited to the Fund's bank and brokerage accounts to engage in trading activities and as reserves for that trading. The Fund meets its margin requirements by depositing U.S. government securities with the Commodity Broker and the Foreign Exchange Dealers. In this way, substantially all (i.e., 95% or more) of the Fund's assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities and time deposits with U.S. banks. Investors should note that maintenance of the Fund's assets in U.S. government securities and banks does not reduce the risk of loss from trading futures contracts. The Fund receives all interest on its assets. No other person shall receive any interest or other economic benefits from the deposit of Fund assets.

         Approximately 15% to 30% of the Fund's assets normally are committed as margin for futures contracts and held by the Commodity Broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the Commodity Broker pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 20% of the Fund's assets are deposited with Foreign Exchange Dealers in order to initiate and maintain currency forward contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such Foreign Exchange Dealer is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the Foreign Exchange Dealers. See "Risk Factors - Market Risks; Currency Forward Transactions."

         A small percentage of the Fund's assets (estimated at less than 15%) are utilized as margin for foreign futures. Such funds are held in omnibus accounts with carrying brokers used by the Commodity Broker. These accounts are non-regulated segregated accounts. These assets may be held in the appropriate local currency or in U.S. dollars and will earn interest at rates equivalent to the overnight deposit rate in such markets. For example, deposits held in British Pounds will earn LIBOR (London Interbank Offering Rate). See "Risk Factors - Foreign Futures and Foreign Options" and Risk Disclosure Statement in the front of this Prospectus.

         Campbell & Company deposits those assets of the Fund which are not required to be deposited as margin with the Commodity Broker or Foreign Exchange Dealers in a trust account with Brown Brothers. Such trust account constitutes approximately 50% to 75% of the Fund's assets and is invested, directly or indirectly, by Brown Brothers. Brown Brothers does not guarantee any interest or that profits will accrue on the Fund's assets in the trust account. Brown Brothers directs the investment of the Fund's trust account in U.S. Treasury and agency securities, Eurodollar time deposits and/or repurchase agreements, all with a minimum investment quality of A or better. The Fund may engage other firms, unaffiliated with Campbell & Company, from time to time to provide cash management services. Such services would be provided pursuant to similar terms and fees as those that apply to Brown Brothers.

         The Fund's assets are not and will not be, directly or indirectly, commingled with the property of any other person in violation of law or invested with or loaned to Campbell & Company or any affiliated entities.


                        SECTION 10. THE COMMODITY BROKER


         PaineWebber Incorporated, a Delaware corporation (the "Commodity Broker" or "PaineWebber"), is the Fund's commodity broker and one of the Selling Agents. The Commodity Broker's principal office is located at 1200 Harbor Boulevard, Weehawken, New Jersey 07087.

         The Commodity Broker is a clearing member of all principal United States futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of the NFA.

         All futures trades made on behalf of the Fund are cleared through the Commodity Broker. The Commodity Broker is not affiliated with Campbell & Company. The Commodity Broker did not sponsor the Fund and is not responsible for the activities of Campbell & Company, it will act only as the commodity broker and one of the Selling Agents.

         Except as set forth below, neither the Commodity Broker nor any of its principals have been involved in any administrative, civil or criminal proceeding, whether pending, on appeal or concluded, within the past five years that is material to a decision whether to invest in the Fund.

         The Commodity Broker is involved in a number of proceedings concerning matters arising in connection with the conduct of its busineSection Certain actions, in which compensatory damages of $153 million or more appear to be sought, are described below. PaineWebber is also involved in numerous proceedings in which compensatory damages of less than $153 million appear to be sought, or in which punitive or exemplary damages, together with the apparent compensatory damages alleged, appear to exceed $153 million. PaineWebber has denied, or believes it has legitimate defenses and will deny, liability in all significant cases pending against it, including those described below, and intends to defend actively each such case.




         On or about June 10, 1991, PaineWebber was served with a "First Amended Complaint" in an action captioned Rolo v. City Investing Liquidating Trust, et al,, Civ. Action 90-4420 D.N.J. filed on or about May 13, 1991 naming it and other entities and individuals as defendants. The First Amended Complaint alleges conspiracy and aiding and abetting violations of: (1) one or more provisions of the Racketeer Influenced and Corrupt Organizations Act ("RICO");
(2) one or more provisions of the Interstate Land Sales Full Disclosure Act; and
(3) the common law, on behalf of all persons (excluding defendants) who purchased lots and/or houses from General Development Corporation ("GDC") or one of its affiliates and who are members of an association known as the North Port Out-of-State Lot Owners Association.

         The secondary liability claims in the First Amended Complaint relating to PaineWebber are premised on allegations that PaineWebber served as (1) the co-lead underwriter in connection with the April 8, 1998 offering by GDC of 12-7/8% senior subordinated notes pursuant to a Registration Statement and Prospectus and (2) the underwriter for a 1989 offering of Adjustable Rate General Development Residential Mortgage Pass-Through Certificates, Series 1989-A, which Plaintiffs contend enabled GDC to acquire additional financial resources for the perpetuation of (and/or aided and abetted) an alleged scheme to defraud purchasers of GDC lots and/or houses. The First Amended Complaint requests certain declaratory relief, equitable relief, compensatory damages of not less than $500 million, punitive damages of not less than three times compensatory damages, treble damages with respect to the RICO count, pre-judgment and post-judgment interest on all sums awarded, and attorney's fees, costs, disbursement and expert witness fees.

         In December 27, 1993, the District Court entered an order dismissing Plaintiff's First Amended Complaint against PaineWebber and the majority of the other defendants for failure to state a claim upon which relief can be granted.

         On November 8, 1994, the United States Court of Appeals for the Third Circuit affirmed the District Court's order dismissing this action against PaineWebber. On November 18, 1994, Plaintiffs filed a Petition for Rehearing and Suggestion for Rehearing En Banc with the Third Circuit. This petition is pending.

         In July 1994, PaineWebber, together with numerous unrelated firms, were named as defendants in a series of purported class action complaints that have since been consolidated for pre-trial purposes in the United States District Court for the Southern District of New York under the caption In Re NASDAQ Market-Maker Antitrust and Securities Litigation, MDL Docket No. 1023. The amended complaint in these actions alleges that the defendant firms engaged in activities as market makers on the NASDAQ over-the-counter market that violated the federal antitrust laws. The Plaintiffs seek declaratory and injunctive relief, damages in an amount to be determined and subject to trebling and additional relief. Defendants have filed motions to dismiss these complaints.




         A series of purported class actions concerning PaineWebber's sale and sponsorship of various limited partnership investments have been filed against PaineWebber and PaineWebber Group Inc. (together "PaineWebber") among others, by allegedly dissatisfied partnership investors since November 1994. Several such actions (the "Federal Court Limited Partnership Actions") were filed in the United States District Court for the Southern District of New York, one was filed in the United States District Court for the Southern District of Florida and one complaint (the "New York Limited Partnership

Action") was filed in the Supreme Court of the State of New York. The time to answer or otherwise move with respect to these complaints has not yet expired.

         The complaints in all these cases make substantially similar allegations that, in connection with the sale of interests in approximately 50 limited partnerships between 1980 and 1992, PaineWebber (1) failed to provide adequate disclosure of the risks involved with each partnership; (2) made false and misleading representations about the safety of the investments and the anticipated performance of the partnerships; and (3) marketed the partnerships to investors for whom such investments were not suitable. The plaintiffs who purport to be suing on behalf of all persons who invested in limited partnerships sold by PaineWebber between 1980 and 1992, also allege that, following the sale of the partnerships' units, PaineWebber misrepresented financial information about the partnerships' value and performance. The Federal Court Limited Partnership Actions also allege that PaineWebber violated the Racketeer Influence and Corrupt Organization Act ("RICO"), and certain of them also claim that PaineWebber violated the federal securities laws. The plaintiffs seek unspecified damages, including reimbursement of all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the limited partnerships. In the Federal Court Limited Partnership Actions, he plaintiffs also seek treble damages under RICO.

         In addition, PaineWebber and several of its present or former officers were sued in two other purported class actions (the "Geodyne Limited Partnership Actions") filed in the state court in Harris County, Texas. Those cases, Nedick
v. Geodyne Resources, Inc. et al. and Wolff v. Geodyne Resources, Inc. et al., are similar to the other Limited Partnership Actions except that the plaintiffs purport to sue only on behalf of those investors who bought interests in the Geodyne Energy Partnerships, which were a series of oil and gas partnerships that PaineWebber sold over several years. The plaintiffs in the Geodyne Limited Partnership Actions allege that PaineWebber committed fraud and misrepresentation, breached its fiduciary obligations to its investors and brokerage customers, and breached certain contractual obligations. The complaints seek unspecified damages, including reimbursement for all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the Geodyne partnerships. PaineWebber has filed an answer denying the allegations in plaintiff's complaint.

         Another purported class action was filed in the state court in Brazoria County, Texas on behalf of investors in the Pegasus aircraft leasing partnerships. In this case, Mallia, et. al v. PaineWebber Incorporated, et al., the plaintiffs allege that PaineWebber committed fraud and misrepresentation in connection with the sale of these limited partnership interests. The complaint seeks unspecified damages.

         In addition to the foregoing private litigation, the following administrative and exchange proceedings may be considered material.

         In June 1991, the NFA East Regional Business Conduct Committee (the "Committee") issued a complaint against PaineWebber which alleged that it had violated NFA By-law 1101 by transacting business with non-members of the NFA who were required to be registered with the CFTC; further, that it had failed to observe high standards of commercial honor and just and equitable principles of trade, in violation of NFA Compliance Rule 2-4, in that it allegedly knew or in the exercise of reasonable diligence should have known that it was transacting customer business with unregistered persons who were required to be registered but who were not so registered. Without admitting or denying the allegations contained in the complaint, PaineWebber submitted an offer of settlement. The settlement was accepted by the Committee on September 25, 1991, and in connection therewith the Committee imposed a $25,000 fine.

         On November 15, 1991, based on a hearing by the New York Stock Exchange ("NYSE"), Panel Decision 91-192, PaineWebber stipulated that during the period 1984 to 1987 it violated various NYSE rules and federal regulations relating to solicitations by its IEs of unsuitable transactions and margins violations. During the period of 1984 to 1988 it violated NYSE rules relating to annual audits of branch offices written tables of supervisory responsibility, a system of follow-ups and review respecting sales practice events to the NYSE on a timely basis. The NYSE imposed a $800,000 fine on PaineWebber and required a payment of a contribution of $100,000 toward fines imposed upon the present and former supervisory personnel also being fined.

         In January 1992, PaineWebber, without admitting any of the allegations against it and solely for the purpose of settling the proceeding, consented to the issuance by the Securities and Exchange Commission of an order finding that in connection with participation in primary distributions of certain unsecured debt securities issued by certain government sponsored entities, it violated SEC rules 17a-3 and 17a-4 by not accurately reflecting transactions in and customer orders for such securities. The SEC's order and findings were substantially similar to orders and findings by the SEC and other federal regulations with respect to 97 other financial intermediaries involving the same conduct. The SEC ordered PaineWebber to: (i) cease and desist from further violations; (ii) pay a civil penalty of $100,000; and (iii) develop, implement and maintain policies and procedures reasonably designed to ensure its future compliance with the recordkeeping rules in connection with such activities.

         In March 1992, in connection with the SECs private investigation into the government securities market, the SEC proposed a settlement of that part of the inquiry that related to the sale of securities by government sponsored enterprises

(GSEs). In an administrative proceeding brought in January 1992 by the SEC, together with the Comptroller of the Currency and the Federal Reserve, 98 government, securities dealers consented to the entry of an order relating to the recordkeeping requirements of the federal securities laws, without admitting or denying any violations but acknowledging the submission of inaccurate sales information to the GSEs. The dealers paid an aggregate penalty of $5,165,000 with the approximately 40 largest dealers including PaineWebber, each paying $100,000. The overall SEC investigation is still in progress.

         In May 1992, in connection with the SEC's private investigation into the government securities market, the SEC proposed a settlement of that part of the inquiry that related to the sale of securities by government sponsored enterprises ("GSEs"). IN an administrative proceeding brought in January 1992, by the SEC, together with the Comptroller of the Currency and the Federal Reserve, 98 government securities dealers consented to the entry of an order relating to the recordkeeping requirements of the federal securities laws, without admitting any violations but acknowledging the submission of inaccurate sales information to the GSEs. The dealers paid an aggregate penalty of $5,165,000 with the approximately 40 largest dealers, including PaineWebber, each paying $100,000. The overall SEC investigation is still in progress.

         In May 1992, the Chicago Mercantile Exchange ("CME") Probable Cause Committee issued a Notice of Charge against PaineWebber which alleged that it accepted contemporaneous buy and sell orders for the same customer account in S&P 500 Index Futures on trade dates October 3, October 30, and December 5, 1990, in violation of CME Rule 433b (Uncommercial Conduct). Without admitting or denying the allegations, PaineWebber submitted an offer of settlement. The settlement was accepted by the Floor Practices Committee of the CME on June 28, 1991, and in connection therewith, the Committee imposed a $7,500 fine.

         On November 27, 1992, the CFTC filed a five count administrative complaint against PaineWebber and a former employee. Simultaneous with the filing of the complaint, the CFTC accepted an offer of settlement from PaineWebber. The complaint alleged PaineWebber violated provisions of the Commodity Exchange Act and CFTC regulations by failing to immediately make a written record of orders placed, entering trades without account identification, failing to properly time-stamp orders, failing to supervise diligently the handling of customers' commodity futures accounts and failing to maintain and produce to CFTC staff certain records relating to orders entered. Without admitting or denying the allegations or the findings contained in the complaint, PaineWebber consented to the entry of a CFTC order which: (i) found that it violated the provisions of the ACT and CFTC regulations: (ii) directed it to cease and desist from further violations of those provisions; and (iii) imposed a civil monetary penalty of $150,000.

         On December 11, 1992, based on a hearing by the New York Stock Exchange ("NYSE"), Panel Decision 92-187, the NYSE alleged that PaineWebber exercised conversion rights of customer's expiring rights and warrants without the customer's authorizations; in violation of Exchange Act Regulations `7 (a) (3). Without admitting or denying the allegations, PaineWebber consented to a censure, $65,000 fine and undertakings.

         On February 4, 1994, the Alabama Securities Commission issued Administrative Order CV-93-0020. PaineWebber consented, without admitting or denying the allegations, to finding of violations of the Alabama Securities Act to place on the branch order ticket or other record of a transaction before any order for purchase or sale of securities through the block trading desk by registered representatives in Birmingham, Alabama. The registered representatives shall deliver a copy of the branch order ticket to the branch office manager or to his or her designee prior to the time the order is placed with a block desk. The Alabama Securities Commission will be provided with a copy of the consultant's report concerning respondent's policies, practices and procedures prepared attesting to the implementation of the recommendations contained in the consultant's report. PaineWebber shall certify that all supervisory and managerial personnel in its Birmingham office have attended the two-day seminar required by the SEC order. PaineWebber will pay a fine of $87,000 as partial reimbursement for the Alabama Security Commission's cost for examining this matter.

         In July 1994, PaineWebber Incorporated ("PaineWebber") together with numerous unrelated firms, were named as defendants in a series of purported class action complaints that have since been consolidated for pretrial purposes in the United States District Court for the Southern District court of New York under the caption In RE NASDAQ Market-Maker Antitrust and Securities Litigation MDL Docket No. 1023. The refiled consolidated complaint in these actions allege that the defendant firms engage in activities as market makers on the NASDAQ over the counter market that violated the federal antitrust laws. The plaintiffs seek declaratory and injunctive relief. On December 18, 1995, PaineWebber filed its answer to plaintiffs' refiled consolidated complaint. The parties are presently engaged in pre-trial discovery.

         PaineWebber and two other broker-dealers are name as defendants in litigation brought in November 1994 and subsequently styled In Re Merrill Lynch et al. Securities Litigation Civ. No. 94-5343 (DRD). The amended complaint, filed in March 1995, alleged that defendants violated federal securities laws in connection with the execution of orders to buy and sell NASDAQ securities. On December 13, 1995, the District Court granted defendants' motion for summary judgment. On January 19, 1996, the plaintiffs filed a notice of appeal to the United States Court of Appeals for the Third Circuit. The matter on appeal is Newton et al., v. Merrill Lynch et al., No. 96-5054.

         On July 28, 1994 in Order File No. AO-94-22 in the Missouri Division of Securities alleged PaineWebber ("PW") failed to reasonably supervise a former investment executive. PaineWebber consented, without admitting or denying the allegations to maintain and make available to the Division upon all request all customer or regulatory complaints received by PW concerning any employee or agent working in a PW Missouri branch office or concerning any security sold by such an employee or agent working in a PW Missouri branch office or concerning any security sold by such an employee or agent; to annually provide, for a period of three years from the date of the order, a notice to all Missouri residents who open a securities account with PW and all Missouri customers detailing procedures for filing a complaint with PW or the Division; and to include, for a period beginning thirty days form the date of the order and continuing for three years, in all new customer account packages, mailed to Missouri residents form any PW Missouri branch office, certain public information pieces prepared by the Division. PaineWebber paid a $75,000 fine and $25,000 as reimbursement for the costs of the investigation.

         On September 27, 1995, in matter number 94-078-S, the state of Vermont Department of Banking, Insurance and Securities, entered an Administrative Consent Order alleging that between 1984 and 1988, PaineWebber Incorporated ("PW") did not reasonably supervise two former investment executives with respect to certain outside activities and limited partnership investment recommendations. Without admitting or denying the allegations, PW agrees, among other things, to pay an administrative fine of $100,000.

         On or about January 18, 1996, PaineWebber consented, without admitting or denying the findings herein, to the entry of an Order by the Securities and Exchange Commission which imposed a censure, a cease & desist order, a $5 million civil penalty and various remedial sanctions. The SEC alleged that PW violated the antifraud and recordkeeping provision of the federal securities laws in connection with the offer and sale of certain limited partnership interests between 1986 and 1992 and failed reasonably to supervise certain registered representatives and other employees involved in the dale of these interests. PW must comply with its representation that it had paid and will pay a total of $292.5 million to investors, including a payment of $40 million for claims fund.

         The Fund has entered into a Customer Agreement with the Commodity Broker pursuant to terms which are standard for such arrangement. The Agreement provides that: the Commodity Broker is authorized to purchase and sell futures and other contracts in accordance with the instructions of Campbell & Company; the Commodity Broker will act as custodian for all assets of the Fund on deposit with it; the Fund shall promptly satisfy all margin requirements and trading losses that may occur; and either party may terminate the Agreement on seven days' notice to the other party. In the event of termination, the Fund would enter into a similar agreement with another commodity broker. Although unlikely, the selection of another commodity broker could result in higher fees to the Fund and a brief delay in trading. The compensation to the Commodity Broker is described in "Charges to the Fund." Other brokers may be used to execute certain orders and then "give-up" such trade to the Commodity Broker to be cleared. In addition, forward contracts and foreign futures contracts may be executed through other brokers, dealers or banks selected by Campbell & Company.


                      SECTION 11. FOREIGN EXCHANGE DEALERS


         The Fund engages in trading foreign exchange and other forward contracts through "dealers" in such contracts. Unlike futures contracts which are traded through brokers such as the Commodity Broker, foreign exchange or currency forward contracts are traded through a network of dealers. Campbell & Company currently executes trades through Smith Barney Inc. but may use other dealers in the future (collectively referred to as "Foreign Exchange Dealers"). Campbell & Company is not obligated to continue to use the Foreign Exchange Dealer identified above and may select additional ones in the future provided Campbell & Company believes that their service and pricing are competitive.


                           SECTION 12. CAPITALIZATION



         The Fund was formed on May 11, 1993. The table below shows the capitalization of the Fund as of January 1, 1997 and as adjusted for the sale of the maximum amount of Units registered.



                                                                      AS ADJUSTED FOR
                                               OUTSTANDING AS OF      SALE OF MAXIMUM
           TITLE OF CLASS                      JANUARY 1, 1997          AMOUNT (1)(2)
           --------------                      ---------------          -------------
Units of General Partnership Interest..........      885.938                1,681.051
Units of Limited Partnership Interest..........   84,069.043              166,424.038
Total Partners' Capital........................  107,736,803             $213,184,444
                                                 -----------             ------------


                            (See accompanying notes)


(1) This calculation assumes that the sale of all Units is made during the Continuing Offering at the December 31, 1996 Net Asset Value per Unit of $1,268.16. The maximum amount will vary depending on the Unit value and number of Units sold during the Continuing Offering.



(2) To organize the Fund, the initial limited partner purchased one Unit for $1,000 and Campbell & Company purchased one general partnership unit for $1,000. Campbell & Company has agreed to make capital contributions to the Fund equal to at least 1% of the net aggregate capital contributions of all Partners. As of December 31, 1996, Campbell & Company owned 885.938 units of general partnership interest.

                    SECTION 13. DISTRIBUTIONS AND REDEMPTIONS



         A. Distributions. Campbell & Company is not required to distribute any profit or income realized by the Fund. While Campbell & Company has the authority to make such distributions, it does not intend to do so in the foreseeable future. Campbell & Company believes that distributions of Fund assets serve no useful purpose since the Limited Partners may redeem any or all of their Units on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of futures funds, especially in the short-term, the Fund is recommended for those seeking a medium-to long-term investment (i.e.2-3 years).


         If the Fund realizes profits for any fiscal year, such profits will constitute taxable income to the Partners in accordance with their respective investments in the Fund whether or not such profits have been distributed to Partners. Because the Limited Partnership Agreement grants Campbell & Company discretion in determining the amount and timing of any distributions of profits and income, if any, (1) losses incurred by the Fund after the end of the year may offset undistributed income on which the Partners have been taxed, and (2) any distributions, if made, may be inadequate to cover such taxes payable by the Partners. Subject to the limitations on redemption of Units, a Limited Partner may redeem a portion of his Units if he wishes to realize appreciation, if any, in the value of his interest in the Fund.

         B. Redemptions. A Limited Partner with the charges explained below, may request any or all of his Units be redeemed by the Fund at the Net Asset Value of a Unit as of the end of the month. Limited Partners must transmit written request of such withdrawal to Campbell & Company not less than ten business days prior to the end of the month (or such shorter period as permitted by Campbell & Company). During the 12 months following the purchase, the General Partner charges a redemption fee as follows: 4% of Net Asset Value on Units redeemed in the first quarter following purchase, 3% during the second quarter, 2% during the third quarter, and 1% in the fourth quarter. After the fourth quarter, no redemption fees are charged.

         The Request for Redemption must specify the number of Units for which redemption is sought. Redemptions will be paid within 20 days after the date of redemption, contingent upon the Fund having assets sufficient to discharge all of its liabilities on the requested date of redemption. In the event that redemptions are requested with respect to more Units than Campbell & Company is able to honor pursuant to the foregoing contingency, Campbell & Company will honor requests for redemption in the order actually received and will hold requests for redemption in such order. Limited Partners will be notified in the event a request for redemption cannot be honored under the terms hereof, and their requests will be honored thereafter at the first available opportunity.

         The Net Asset Value of a Unit as of any date is the Limited Partners' share of the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities valued at market, plus the market value of all open futures positions maintained by the Fund, less all liabilities of the Fund and accrued performance fees, determined in accordance with the principles specified in the Limited Partnership Agreement and, where no principle is specified in the Limited Partnership Agreement, in accordance with generally accepted accounting principles under the accrual basis of accounting, divided by the number of Units then outstanding. Thus, if the Net Asset Value of a Unit for purposes of redemption is determined as of a month-end which is not the end of a quarter, any performance fees payable to Campbell & Company will be determined and charged to such Unit as though such month-end were the end of the quarter and such performance fees will be paid to Campbell & Company.

         The federal income tax aspects of redemptions are described under "Federal Income Tax Aspects."


                  SECTION 14. THE FUTURES AND FORWARDS MARKETS


         A. Futures Contracts. Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.

         Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges. The Fund concentrates its futures trading in financial instruments such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

         B. Forward Contracts. Currencies and other commodities may be purchased or sold for future delivery through banks or dealers pursuant to forward contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges, however, Campbell & Company uses the dealer market in foreign exchange contracts for most of the Fund's trading in currencies. Such dealer acts as "principal" in the transaction and includes its profit in the price it quotes on the contract. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. See "--Regulation" below. Forward contracts are not "cleared" or guaranteed by a third party. Thus, the Fund is subject to the creditworthiness of the dealer with whom the trade is done. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges. See "Risk Factors--Market Risks."

         C. Regulation. The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity brokerage firms (referred to in the futures industry as "futures commission merchants"), commodity pool operators, commodity trading advisors and others. Campbell & Company (the general partner and trading advisor) is licensed by the CFTC as a commodity pool operator and commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Campbell & Company would be unable to act as the Fund's commodity pool operator and commodity trading advisor.

         The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in Net Asset Value, and an annual financial report, audited by an independent certified public accountant.

         The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation only (i.e., traders may liquidate existing positions but not establish new positions). The exercise of such powers could adversely affect the Fund's trading.

         The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. The Securities and Exchange Commission has indicated that it may consider foreign exchange contracts to constitute securities for purposes of the Investment Company Act of 1940 (which regulates mutual funds) and the Investment Advisers Act of 1940 (which regulates advisers which render advice with respect to securities). Were the SEC to require the Fund to register under the Investment Company Act of 1940 or the CFTC to prohibit the Fund from trading foreign currency forward contracts, Campbell & Company would likely trade foreign currency futures contracts instead of forward contracts. Trading in foreign currency futures contracts may be less liquid and the Fund's trading results may be adversely affected.

         D. Margin. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, commodity brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts but is not required by any applicable regulation.

         There are two types of margins. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage (typically about 75%) of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.


                  SECTION 15. AGREEMENT OF LIMITED PARTNERSHIP


         Set forth below is a description of certain terms and provisions, not previously summarized in this Prospectus, of the Limited Partnership Agreement, a form of which is attached as Exhibit A hereto and is incorporated herein by reference. The following description is a summary only and is qualified in its entirety by this reference.

         A. Organization and Limited Liabilities. The Fund is organized under the Delaware Revised Uniform Limited Partnership Act ("RULPA"). Interests in the Fund other than those of Campbell & Company, are evidenced by Units of Limited Partnership Interest. Each Unit, when issued, is fully paid and non-assessable. In general, a Limited Partner's liability under RULPA is limited to the amount of his capital contribution and his share of any undistributed profits. However, if a Limited Partner receives a return of any part of his capital contribution, (without violation of the Limited Partnership Agreement or RULPA), he is liable to the Fund for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge the Fund's liabilities to creditors who extended credit to the Fund during the period the contribution was held by the Fund. Under RULPA, a Limited Partner also is liable to the Fund for the amount of any part of his capital contribution returned to him, for a period of six years, but only if such return was in violation of the Limited Partnership Agreement or RULPA. See Article 7 of the Limited Partnership Agreement. If a Limited Partner exerts management control over the Fund, in contravention of the Limited Partnership Agreement or RULPA, he may become liable as a general partner. Campbell & Company, as general partner, is not personally liable for the return of the capital or profits of any Limited Partner. Such return of capital shall be solely from the assets of the Fund. See
Article 14 of the Limited Partnership Agreement.

         B. Management of Partnership Affairs. Under the Limited Partnership Agreement, responsibility for managing the Fund is vested solely in Campbell & Company. Complete trading authority also is in the hands of Campbell & Company. To facilitate the execution of various documents by Campbell & Company on behalf of the Fund and the Limited Partners, the Limited Partners must execute the attached Subscription Agreement and Power of Attorney (Exhibit D), appointing Campbell & Company with power of substitution, as their attorney-in-fact. The Limited Partners will take no part in the management of the Fund. If any Limited Partner takes part in the control of the business of the Fund, the limited liability of such Limited Partner may be jeopardized.

         C. Sharing of Profits and Losses. (i) Fund Accounting. Each Partner has a capital account, with an initial balance equal to the amount he paid for the Units. The Net Assets of the Fund are determined monthly, and any increase or decrease from the end of the preceding month is added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts.

         (ii) Federal Tax Allocation. At the end of each fiscal year, the Fund's realized capital gain or loss, realized ordinary income or loss, and capital gain or loss to be taken into account after marking-to-market at year-end, are allocated among the Partners in proportion to their capital accounts and each Partner is required to include in his income tax return his share of such items. See Article 7 of the Limited Partnership Agreement, and "Federal Income Tax Aspects."

         Net capital gain is allocated first to each Partner who has redeemed Units during the year to the extent that the amount he receives on redemption exceeds the tax basis of the Units. Remaining profit is allocated among all Partners in proportion to each Partner's capital account.

         Net capital loss is allocated first to each Partner who has redeemed Units during the year to the extent that the tax basis of the Units redeemed exceeds the amount he receives on redemption. Remaining loss is allocated among all Partners in proportion to each Partner's capital account.

         The allocations described above will be recognized for Federal income tax purposes provided they have "substantial economic effect." For purposes of these allocations, the amount each Partner paid for his or her Units will be deemed to have increased by the amount of taxable income allocated to him and reduced by any distributions he has received and the amount of losses allocated to him.

         Upon liquidation of the Fund, the assets of the Fund will be distributed to each Partner in the ratio that his capital account bears to the accounts of all Partners.

         D. Dispositions. A Limited Partner may, subject to compliance with applicable federal and state securities laws, assign his Units in the Fund upon 30 days' notice to the Fund and Campbell & Company, as described in Article 10 of the Limited Partnership Agreement. Insofar as the Fund tax allocations discussed under "Sharing of Profits and Losses," above, are concerned, assignees receive "carry-over" tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.

         There are no certificates for the Units. Any transfers of Units will be reflected on the books and records of the Fund. Transferors and transferees of Units will each receive notification from Campbell & Company to the effect that transfers have been duly so reflected. No person who is assigned Units shall become a substituted Limited Partner without the consent of Campbell & Company. Unless such person shall have been admitted to the Fund as a Limited Partner, he shall not have any of the rights of a Limited Partner except to receive that share of capital and profits and right of redemption possessed by the person who assigned him the Units. Campbell & Company has complete discretion to withhold consent to a transferee becoming a substituted Limited Partner but only intends to do so in order to prevent or minimize potential adverse legal or tax consequences to the Fund. See Article 10 of the Limited Partnership Agreement.

         E. Dissolution and Termination of the Fund. The Fund will be terminated and dissolved promptly thereafter upon the happening of the earlier of: (i) the expiration of the Fund's stated term on December 31, 2023; (ii) an election to dissolve the Fund at any time by Limited Partners owning more than 50% of the Units then outstanding; (iii) the withdrawal of Campbell & Company unless one or more new general partners have been elected or appointed pursuant to the Partnership Agreement; or (iv) any event which shall make unlawful the continued existence of the Fund. The Fund can be dissolved by operation of law under certain circumstances such as the judicial dissolution of Campbell & Company or the Fund. Such dissolution could occur if it were not reasonably practicable to carry on the business of the Fund in conformity with the Limited Partnership Agreement such as the bankruptcy of Campbell & Company. Any distribution to Limited Partners upon termination or liquidation shall be in cash. See Article 4 of the Limited Partnership Agreement.

         F. Amendments and Meetings. The Limited Partnership Agreement may be amended by an instrument signed by Campbell & Company provided that it be approved by the Limited Partners owning more than a majority of the Units then owned by the Limited Partners.

         Any Limited Partner, upon request to Campbell & Company, may obtain from Campbell & Company (subject to confirmation that the information will not be used for commercial purposes) a list of the names and addresses of record of all Limited Partners and the number of Units held by each. Upon receipt of a written request signed by the Limited Partners owning at least 10% of the Units then owned by Limited Partners that a meeting of the Fund be called to consider any matter upon which Limited Partners may vote pursuant to the Limited Partnership Agreement, Campbell & Company shall by written notice to each Limited Partner of record, mailed within 15 days after receipt of such request, call a meeting of the Fund. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable time and place, and the purpose of such meeting.

         At any such meeting, upon the affirmative vote of Limited Partners owning a majority of the Units, the following actions may be taken: (i) the Limited Partnership Agreement may, with certain exceptions, be amended without the consent of Campbell & Company; (ii) the Fund may be dissolved; (iii) contracts with Campbell & Company may be terminated; (iv) Campbell & Company may be removed and replaced as general partner; and (v) the sale of all assets of the Fund may be approved. See Article 16 of the Limited Partnership Agreement.

         Campbell & Company may make certain minor changes to the Limited Partnership Agreement without approval of the Limited Partners. Such changes include (i) clarifying any inconsistencies including between the Agreement and the Prospectus, (ii) amendments which would benefit the Limited Partners and are required by federal or state regulators, and (iii) other amendments which are not materially adverse to the Limited Partners.

         G. Indemnification. The Fund has agreed to indemnify Campbell & Company, as general partner, under certain circumstances. Indemnification by the Fund is permitted only if (i) Campbell & Company's conduct was in the best interests and on behalf of the Fund and (ii) the conduct was not the result of negligence or misconduct on the part of Campbell & Company. Indemnification by the Fund for alleged violation of securities laws is more restricted, i.e., requiring successful adjudication of the underlying claims or affirmative court approval of the indemnification payment. See Article 15 of the Limited Partnership Agreement.

         H. Reports to Limited Partners. The books and records of the Fund are maintained at its principal office and the Limited Partners have the right, at all times during reasonable business hours, to have access to and copy the Fund's books and records in person or by authorized attorney or agent. In addition, a Limited Partner may obtain from Campbell & Company a list of all Limited Partners together with the number of Units owned by each Limited Partner provided such request is not for commercial purposes. Each month Campbell & Company will report to the Limited Partners an unaudited balance sheet and income statement of the prior month's activities as required by the CFTC. Additionally, audited financial statements will be distributed to the Limited Partners not more than 90 days after the close of the Fund's fiscal year. The annual audited financial statements will be accompanied by a fiscal year-end summary of the information contained in the monthly reports described above and any other information required by the CFTC. Campbell & Company will distribute, not more than 75 days after the close of such fiscal year, tax information necessary for the preparation of the Limited Partners' annual Federal income tax returns. See Article 9 of the Limited Partnership Agreement.

         In the event Net Asset Value per Unit as of the end of any business day declines by 50% or more from either the initial Unit value prior to trading or the prior month-end Unit value, Campbell & Company will suspend trading activities, notify all Limited Partners of the relevant facts within seven business days and declare a special redemption period.


                     SECTION 16. FEDERAL INCOME TAX ASPECTS



         A. Introduction. Campbell & Company has received an opinion from its counsel, Foley & Lardner, that the following section correctly describes (subject to the uncertainties referred to below) the material federal income tax consequences, as of the date hereof, of an investment in the Fund to an investor who is an individual citizen or resident of the United States and who holds the Units as a capital asset. This entire section is a discussion and is not specifically covered by an opinion of counsel, other than the opinion from Foley & Lardner relating to partnership classification set forth below in Subsection B.


         The following description is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and rules, regulations and existing interpretations relating thereto, any of which could be changed at any time. A complete discussion of all federal, state and other tax aspects of an investment in the Fund is beyond the scope of the following summary and prospective investors must consult their own tax advisers on such matters. Moreover, this discussion does not address all possible categories of investors, some of whom may be subject to special rules. The tax and other matters described in this Prospectus do not constitute and should not be considered as, legal or tax advice to prospective investors.

         Administrative controversy or litigation may result over tax aspects of the Fund. Such controversy or litigation could be time-consuming and costly for the Limited Partners. Further, the likelihood of such controversy or the outcome thereof cannot be predicted.

         If Fund operations are not conducted in conformity with the description contained herein due to changes in circumstances or otherwise, or if such operations are continued by a successor or amended Fund following the removal or resignation of Campbell & Company, the tax consequences of such operations may differ from those discussed herein.

         B. Partnership Classification. For federal income tax purposes, a partnership is not a taxable entity, but rather is a conduit through which tax deductions and taxable income are passed to the partners. Each partner in a partnership is separately liable for income tax on his share of partnership items and is required to report separately his share of any item of income, gain, deduction, loss or credit of the partnership. A partner must report and pay tax on his share of partnership income whether or not cash is actually distributed to him to pay such a tax.

         Under the Code and applicable Treasury regulations, an organization is generally classified for federal income tax purposes as a partnership and not as an association taxable as a corporation if the organization (i) does not elect to be taxed as a corporation and (ii) did not have a preponderance of the corporate characteristics described in the Treasury regulations under Code Section 7701 in years prior to 1997. Campbell & Company has received an opinion from Foley & Lardner to the effect that the Fund will be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation because the Fund did not have a preponderance of those corporate characteristics set forth in the applicable Treasury regulations under Code Section 7701 in years prior to 1997. The Fund does not intend to be taxed as a corporation. A ruling with respect to partnership classification has not been requested from the IRS and Campbell & Company does not intend to request such a ruling but will rely on the opinion referred to above.

         Should the Fund be classified under the Code Section 7701 Treasury regulations as an association taxable as a corporation for federal income tax purposes (or be considered to be a publicly-traded partnership that is treated as a corporation under Code Section 7704, as discussed in C below), the income and expense of the Fund would be reported by the Fund and the Fund would be required to pay income taxes upon its net income, if any, at the rates generally applicable to corporations. Limited Partners would not be liable for income tax on the Fund's net income in their individual capacities and would not be entitled to claim the Fund's losses on their individual returns. Distributions to Limited Partners would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund. Distributions in excess of current or accumulated earnings and profits would be treated first as a reduction of basis, and then as capital gain.

         C. Publicly-Traded Partnership Status. Under Code Section 7704, certain "publicly-traded partnerships" ("PTPs") are treated as corporations for federal income tax purposes. Thus, even though the Fund is expected to be classified as a partnership under the Code Section 7701 Treasury regulations discussed above, the Fund will be taxed as a corporation if it is a PTP and it does not satisfy the gross income requirements specified in Code Section 7704(c). A PTP is any partnership whose interests are (i) "traded on an established securities market," or (ii) "readily tradeable on a secondary market (or the substantial equivalent thereof)." Treasury regulations were recently promulgated under Code
Section 7704. It is likely that the Fund will be treated as a PTP under these regulations. However, Campbell & Company intends to operate the Fund so that it will continue to satisfy the gross income requirements of Code Section 7704(c). Accordingly, even if the Fund is considered to be a PTP, the Fund should not be treated as a corporation under Code Section 7704(a) provided that the Fund satisfies the gross income requirements of Code Section 7704(c). However, a ruling with respect to these PTP issues has not been and will not be requested from the IRS and there is no assurance that the IRS will not assert that the Fund is a PTP that is treated as a corporation.

         D. Fund Allocations. For federal income tax purposes, a Limited Partner's distributive share of items of Fund income, gain, loss, deduction or credit generally is determined by the Limited Partnership Agreement. The Limited Partnership Agreement contains a description of the method of allocation of such items. Under this method of allocation, appreciation or depreciation of Fund assets which economically occurs prior to or subsequent to a Partner's ownership of his Units is not allocated to that Partner, and thus, in a given year the Fund may recognize an overall gain but some Partners may be allocated a gain for tax purposes greater than the Fund's overall gain, while other Partners may be allocated a loss for tax purposes. Campbell & Company believes that such allocations will be respected for tax purposes, and the Treasury regulations under Code Section 704 appear to support that belief.

         If the allocation contained in the Limited Partnership Agreement were determined to lack "substantial economic effect," each Limited Partner's distributive share of items of Fund income, gain, loss, deduction or credit would be determined in accordance with his interest in the Fund (taking into account all the facts and circumstances). Alternatively, if the allocation were determined to constitute a retroactive allocation of Fund items to Limited Partners who have had some or all of their Units redeemed, each Limited Partner's distributive share would be determined strictly in accordance with his varying interests in the Fund during its taxable year. In either case, such a reallocation of Fund items might result in Limited Partners who have not redeemed Units during the taxable year being required to include a larger share of Fund income or loss for such taxable year than would be allocated to them by the Limited Partnership Agreement.

         E. "At-Risk" Limitation and Basis Adjustments. The amount of Fund loss (including capital loss) which a Limited Partner is entitled to include on his personal income tax return is limited to the lesser of the tax basis or the "at-risk" basis of his Units as of the end of the Fund's taxable year in which such loss occurs.

         Generally, a Limited Partner's initial tax basis in his Units will be the amount paid for his Units. A Limited Partner's initial "at-risk" basis in his Units will generally also equal the amount paid for such Units. However, a Limited Partner who borrows funds to purchase all or a portion of his Units can include this amount in his at-risk basis only if such Limited Partner is personally liable to repay the debt or has pledged property other than his Units with respect to the borrowed funds. A Limited Partner's "at-risk" basis does not include amounts borrowed from persons who have a proprietary interest in the Fund or from certain related persons or amounts borrowed for which he is protected against loss through guarantees or similar arrangements. A Limited Partner's at-risk basis also includes his share of liabilities incurred by the Fund to the extent he is personally liable therefor, but it is not anticipated that any Limited Partner will be personally liable to creditors of the Fund, except to the limited extent described in "Agreement of Limited Partnership." A Limited Partner's tax basis and "at-risk" basis for his Units generally are reduced by his share of Fund distributions, losses and expenses allocated to him and increased by his share of Fund income, including gains.

         F. Application of Passive Loss Rules. Code Section 469 contains rules ("Passive Loss Rules") designed to prevent investors from deducting losses related to "passive activities" except to the extent of income resulting from such activities. However, temporary Treasury regulations provide that a partnership engaged in trading personal property (e.g., commodity futures) will not be treated as engaged in a passive activity, even if the partnership is engaged in a trade or business. Accordingly, Fund income allocable to the Limited Partners may not be offset by passive losses separately incurred by the Limited Partners, and Fund losses will not be subject to limitation under the Passive Loss Rules.

         G. Cash Distributions and Redemptions. Cash distributions to a Limited Partner by the Fund (whether or not in redemption of the Limited Partner's interest) are treated first as a nontaxable reduction of basis and then as capital gain. A Limited Partner will recognize a loss upon a complete redemption of his interest in the Fund in which no property other than cash is distributed to such Limited Partner to the extent the Limited Partner's tax basis exceeds the amount of cash received. If the Limited Partner has held his Units for more than one year, such gain or loss is generally long-term capital gain or loss.

         H. Taxation of Transactions. (i) Section 1256 Contracts. Any Section 1256 contracts held by the Fund as capital assets at the end of the taxable year generally are "marked to market" (i.e., the net unrealized gain or loss from each such contract is treated as if such gain or loss were realized on such date). Section 1256 contracts include futures contracts (a) with respect to which the amount required to be deposited and the amount which may be withdrawn is required to be adjusted according to a system of "marking-to-market," and (b) which are traded on a United States exchange regulated by the CFTC (or on any other exchange determined by the Secretary of the Treasury to have rules adequate for purposes of the "mark-to-market" rules of the Code).

         Any gain or loss recognized by the Fund on Section 1256 contracts (as a result of the mark-to-market rules on unrealized appreciation or otherwise) is deemed to consist of 60% long-term capital gain or loss and 40% short-term capital gain or loss. Currently, the maximum stated tax rate on net capital gains (the excess of net long-term capital gains over net short-term capital losses) is 28% while the maximum stated tax rate on all other income is 39.6%. Each Limited Partner will be required to take into account his distributive share of the gain or loss on the Section 1256 contracts held by the Fund in computing his federal income tax liability.

         The amount of such unrealized gain or loss recognized with respect to a
Section 1256 contract generally is determined by reference to the prices quoted for such Section 1256 contract on the exchange on the last business day of the Fund's taxable year. (Appropriate adjustments are made to the gain or loss subsequently realized on disposition or closing out of Section 1256 contracts to reflect the fact that unrealized gain or loss was reported at the close of a prior taxable year.) Moreover, taking or making delivery of the underlying property on a Section 1256 contract also results in recognition of gain or loss.

         (ii) Foreign Currency Contracts and Futures Options. Section 1256 contracts also include (a) certain foreign currency forward contracts which are traded on the interbank market and entered into at an arm's-length price determined by reference to the price in the interbank market, and with respect to which there is trading in Section 1256 contracts on the underlying currency, and (b) nonequity options, including options on Section 1256 contracts ("futures options"). In addition, exercise or assignment of a futures option constitutes a taxable event requiring recognition of gain or loss. Foreign currency contracts may be affected by Section 988 of the Code. Section 988 provides that gains or losses related to foreign currency contracts generally will be treated as ordinary gain or loss. Section 988 also provides the ability for a taxpayer to make certain elections including an election to be treated as a "qualified fund" provided the Fund meets certain ownership, activity, and income tests. Such elections generally allow the gain or loss on Section 988 transactions to be treated as capital gain or loss. The Fund has not made such elections and has not determined whether such elections will be made. If such an election is made for a taxable year, the election will be effective for such year and all succeeding taxable years unless revoked with the consent of the IRS. Dealer equity options are also Section 1256 contracts, but limited partners of option dealers do not receive 60/40 treatment on such options but rather treat all gains or losses on such options as short-term capital gains or losses. An "equity option" is any option to buy or sell stock, or any option the value of which is determined by reference to any stock or stock index, except for any option with respect to a group of stocks or stock index for which there is a qualified CFTC-designated contract market.

         (iii) Treasury Bills. The accrued discount on Treasury bills is included in income on a pro rata basis.

         I. Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains is deductible by an individual against ordinary income, subject to an annual limitation of $3,000. If a taxpayer other than a corporation has a net loss on Section 1256 contracts for a taxable year, the taxpayer may elect to carry such loss back three taxable years and deduct it against net gains on Section 1256 contracts included in the taxpayer's income for such years (as described above). Losses so carried back are deemed to consist of 60% long-term capital loss and 40% short-term capital loss, and, to the extent not used to offset gains on Section 1256 contracts in a carryback year, carry forward as losses on Section 1256 contracts to future years. Capital losses of a taxpayer other than a corporation which are not attributable to a
Section 1256 contract may not be carried back.

         J. Alternative Minimum Tax. In certain circumstances, taxpayers may be subject to an alternative minimum tax in addition to regular taxable income. Long-term capital gains and gains on Section 1256 contracts no longer result in tax preference items for purposes of the alternative minimum tax.

         K. Deductibility of Investment Interest. The deduction of interest on funds borrowed to acquire or carry investment assets is limited to net investment income (as defined in Code Section 163(d)). Net long-term capital gains no longer constitute investment income for purposes of Code Section 163(d), except to the extent the taxpayer elects to treat such gains as ordinary income.

         L. Tax Elections. The Code provides for optional adjustments to the basis of Fund property upon distributions of Fund property to a Limited Partner (Code Section 734) and transfers of Units, including by reason of death (Code
Section 743), provided that an election has been made pursuant to Code Section
754. The general effect of such an election is that transferees of Units are treated as though they had acquired a direct interest in the Fund property and the Fund is treated upon certain distributions to the Limited Partners as thought it had acquired a new cost basis for such property. Any such election, once made, is irrevocable without the consent of the IRS. Because all redemptions are at Net Asset Value per Unit and, for both federal income tax and financial statement purposes, the Fund has adopted the accrual method of accounting and allocates gains, losses and other items (including for federal income tax purposes) to the Limited Partners who economically realize them, it is not clear whether adoption of a Code Section 754 election significantly changes the tax consequences to the Limited Partners. Accordingly, Campbell & Company has not made such an election and reserves the right not to make such an election, particularly in view of the additional complexity and the administrative costs that would be incurred by the Fund.

         M. Limited Deduction For Certain Expenses. For individual taxpayers, expenses of producing income, including investment adviser fees, are aggregated with employee business expenses and other expenses of producing income (collectively, "Miscellaneous Itemized Deductions"), and the aggregate amount of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. Unless the Fund is treated as engaged in a "trade or business" (see discussion below), any Brokerage Fees or performance fees payable to Campbell & Company will likely be treated as Miscellaneous Itemized Deductions for this purpose. In addition, the treatment of such fees as Miscellaneous Itemized Deductions may create or increase the liability of a non-corporate Limited Partner for the alternative minimum tax.

         Individual taxpayers are subject to further limitations on the use of certain itemized deductions (including Miscellaneous Itemized Deductions). The aggregate amount of such deductions is allowable only to the extent that they exceed 3% of the amount by which the adjusted gross income exceeds specified levels (in 1995, $114,700 for married individuals filing joint returns and single individuals).

         It is Campbell & Company's position that the Fund may be deemed to be engaged in a trade or busineSection If this position is sustained, the Brokerage Fees and performance fees would be deductible as ordinary and necessary business expenses for both regular and alternative minimum tax purposes and would not be subject to the 2% rule or the 3% rule described above. However, it is uncertain whether the IRS, upon audit, will agree that the Fund is engaged in a trade or business.

         N. Fund Audits. Any IRS examination relating to the tax treatment of items of the Fund would be conducted in a single unified proceeding at the Fund level, and not in separate proceedings with each individual Partner. The tax matters partner responsible for handling an IRS audit of the Fund is Campbell & Company. Any such Fund audit may lead to adjustments, in which event the Limited Partners may be required to file amended personal federal income tax returns. In addition, any such audit could lead to an audit of a Limited Partner's individual tax return, which may in turn, lead to adjustments other than those relating to items of the Fund. In certain circumstances, a Limited Partner may be bound by any settlement of disputed tax issues reached between the IRS and the Fund. The Fund (and, in some cases, a Limited Partner) may also appeal any disputed issues to an appropriate judicial tribunal for review.

         O. Syndication Costs. The Fund's organization and offering expenses generally will not be deductible or amortizable by the Fund or its Partners. It is possible that the IRS could take the position that all or a portion of the selling commission or Brokerage Fee may constitute a non-deductible syndication cost.

         P. State and Local Taxes. In addition to the federal income tax consequences described above, the Fund and the Limited Partners may incur tax liabilities under the state and local income tax laws of various jurisdictions, including the jurisdiction of a Partner's residence, and the jurisdiction where the Fund is organized, whether or not a Partner is a resident thereof. The state and local laws vary from one locale to another and like the federal income tax laws, are both complex and subject to change. A Limited Partner's distributive share of the realized profits of the Fund may be required to be included in determining his reportable income for state tax purposes. Each Limited Partner is advised to consult his own tax advisers concerning these matters.

         Q. Laws Subject to Change. The various statutory provisions and regulations discussed herein are subject to interpretation by the courts and to amendment by legislative or administrative action. No prediction can be made as to what new legislation or regulations will be proposed or considered in the future, nor can any predictions be made as to whether any currently proposed legislation or regulations will be adopted and, if adopted, whether there will be any retroactive application resulting in adverse tax consequences to the Fund or any Limited Partners.


                     SECTION 17. INVESTMENT BY ERISA ACCOUNTS


         The purchase of Units by an employee benefit plan is subject to certain additional considerations because investments by such plans are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as well as certain restrictions imposed by Section 4975 of the Code. Persons investing on behalf of any employee benefit plan (as such term is defined in Section 3(3) of ERISA) or any plan described in Section 4975(e)(1) of the Code (all such employee benefits plans and plans are collectively referred to herein as "employee benefit plan investors" or "plans," and individually as an "employee benefit plan investor," or "plan") are required to determine whether such investments will satisfy the prudence, diversification, prohibited transaction and other standards set forth in ERISA or the Code, as the case may be. Any such person must also evaluate the risk

(as discussed more fully below) that unintended ERISA or Code prohibited transaction questions or fiduciary duty delegation questions may arise if the underlying assets of the Fund are treated under ERISA or the Code as assets of the employee benefit plan investors. The person with investment discretion on behalf of an employee benefit plan investor should consult his or her attorney or other adviser with regard to whether the purchase of Units is a proper investment for such plan.

         For investment by employee benefit plans pursuant to which participants exercise control over the assets in their account (so called "self-directed plans"), investor suitability requirements must be met by the plan participant, as opposed to the trustee or custodian of the account under the plan.

         The Department of Labor ("DOL") has issued regulations, which describe the circumstances under which an employee benefit plan investor may invest in a partnership without the underlying assets of such partnership being considered "plan assets." Under these regulations, if the Fund's Units qualify as "publicly-offered securities," the assets of the Fund will not constitute assets of the employee benefit plans that purchase Units. Campbell & Company believes that the Units are publicly-offered securities. In the event Campbell & Company reaches a different conclusion in the future, it may be compelled to redeem some or all of such Units.

         Campbell & Company believes that the Fund's income will not constitute "unrelated business taxable income" under Section 511 of the Code.

         Unless certain precautions are undertaken to ensure that no prohibited transactions or other fiduciary self-dealing results from an employee benefit plan's purchase of Units, Units may not be purchased with the assets of an employee benefit plan if Campbell & Company, the Commodity Broker, the Foreign Exchange Dealers or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to, or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

         ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF AN EMPLOYEE BENEFIT PLAN IS IN NO RESPECT A REPRESENTATION BY THE FUND, CAMPBELL & COMPANY, THE COMMODITY BROKER, OR SELLING AGENTS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS ATTORNEY AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.


                        SECTION 18. PLAN OF DISTRIBUTION


A. Subscription Procedure


         The Fund is offering $105,447,641 of Units to the public during the Continuing Offering Period at the Net Asset Value per Unit as of the last day of the month in which the subscription is accepted. Subscriptions will be accepted as of the first business day of the month immediately following the month-end in which the subscription and cleared payment therefor are received, provided such subscription is received at least ten business days prior to such month-end. The Continuing Offering Period may be terminated by Campbell & Company at any time.


         Any purchases of Units by Campbell & Company will be for investment purposes only and not with a view toward resale.

         An investor who meets the suitability standards set forth below must complete, execute and deliver to the relevant Selling Agent a copy of the Subscription Agreement and Power of Attorney attached as Exhibit D hereto. Subscription payments may be made by means of a check accompanying the executed signature page and made payable to "Mercantile Safe & Deposit Trust Company, as Escrow Agent for Campbell Strategic Allocation Fund, L. P., Escrow Account No. 66127-09." All subscriptions will be forwarded to the Escrow Agent by noon of the next business day following their receipt. The determination of whether to accept or reject the subscription will be made by Campbell & Company within five business days of receipt of the subscription.

         Subscription payments also may be made by authorizing the subscriber's Selling Agent to debit his customer securities account for the amount of his subscription. The account will be debited on a settlement date specified by the Selling Agent and the amounts so debited will be transmitted directly to the Escrow Agent. The check or wire transfer should be made payable as described in the previous paragraph. The settlement date shall be no later than five business days following notification of acceptance of the subscription and in no event later than the termination of the Continuing Offering Period. All subscriptions are irrevocable once subscription payments have been deposited in escrow.

         Subscribers will earn interest while such subscription funds are held in escrow whether or not the subscription is accepted. Subscribers whose subscriptions are rejected will be refunded their subscription with interest actually earned within five business days. Subscribers whose subscriptions are accepted will be issued fractional Units (to three decimal places) in an amount equal to the interest earned on their subscription. Subscription funds will be invested in short-term United States Treasury bills or comparable authorized instruments while held in escrow pending investment in the Units and, accordingly, will earn interest at the prevailing rates on such instruments. No fees will be charged on any subscriptions while held in escrow.

B. Minimum Investment



         The minimum investment in the Fund is $10,000 except for trustees or custodians of eligible employee benefit plans and individual retirement accounts, for which the minimum investment is $5,000 (these minimums are reduced to $5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers). Limited Partners may increase their investment in the Fund with a minimum investment of $1,000.



C. Investor Suitability


         There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. An investment in the Fund is suitable only for a limited segment of the risk portion of an investor's portfolio and no one should invest more in the Fund than he can afford to lose. The subscriber's Selling Agent is responsible for determining if the Units are a suitable investment for the investor.

         At an absolute minimum, investors contemplating even a $10,000 investment in the Fund must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund.

         THE FOREGOING STANDARDS (AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH UNDER "EXHIBIT C--SUBSCRIPTION REQUIREMENTS" HEREIN) ARE REGULATORY MINIMUMS ONLY. QUALIFICATION UNDER SUCH STANDARDS BY NO MEANS NECESSARILY IMPLIES THAT AN INVESTMENT IN THE FUND IS SUITABLE FOR A PARTICULAR INVESTOR. PROSPECTIVE SUBSCRIBERS SHOULD REVIEW EXHIBIT C AND CONSIDER THE HIGHLY SPECULATIVE AND ILLIQUID NATURE OF AN INVESTMENT IN THE FUND AS WELL AS THE HIGH RISK AND HIGHLY LEVERAGED NATURE OF THE FINANCIAL INSTRUMENT MARKETS IN DETERMINING WHETHER AN INVESTMENT IN THE FUND IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES AND BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.


D. The Selling Agents


         The Units are offered for sale through broker-dealers, referred to herein as Selling Agents, on a best efforts basis without any firm underwriting commitment. The offering is made in accordance with the Selling Agreements between the Fund and each Selling Agent. Certain foreign dealers may elect to participate in the offering as Selling Agents. Campbell & Company may terminate the offering at any time.

         Selling commissions will not be paid from the proceeds of this offering. Rather, the Selling Agents will receive from Campbell & Company, as general partner, an amount up to 4% of the subscription amount as to any Units sold. Campbell & Company also will pay ongoing payments to the Selling Agents (or their assignees) which are registered as "futures commission merchants" or "introducing brokers" (or obtain such registration prior to commencement of such ongoing payments) in return for continuing services to the Limited Partners of up to 4% per annum of the month-end Net Asset Value of Units which remain outstanding beginning at the end of the thirteenth full month after the Units were sold. Such Selling Agents may pay all or a portion of such ongoing payments to account executives who are also registered with the CFTC and have passed all applicable proficiency requirements.

         Selling Agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the total of such additional selling commissions plus the initial 4% selling commission, salaries, expenses and bonuses of employees of Campbell & Company engaged in wholesaling activities and per Unit offering costs properly deemed to constitute costs allocable to the Selling Agents (such as a selling brochure, seminar costs and travel expenses) do not exceed 10% of such Units' initial sale price. Such ongoing payments, salaries and bonuses and additional selling commissions may be deemed to constitute underwriting compensation.

         H. Beck, Inc., a registered broker-dealer, solicits other broker-dealers to become Selling Agents of the Fund, i.e., it acts as a wholesaler. As such, H. Beck, Inc. does not act as an "underwriter" or "promoter" as defined in the Securities Act of 1933 and the regulations thereunder. The Selling Agents, and not H. Beck, Inc., have responsibility with respect to the solicitation of prospective investors, including determination of suitability of such investors. As compensation for its activities, H. Beck, Inc. receives up to one-fourth of the selling commissions otherwise payable to the Selling Agents. In the future, other broker-dealers may be engaged by the Fund to conduct wholesaling activities. Certain employees of Campbell & Company will provide wholesaling services as well and will receive compensation therefor. The maximum annual aggregate amount of such compensation is estimated at $350,000.

         Certain of the offering expenses paid by Campbell & Company might be deemed to constitute costs properly allocated to the accounts of the Selling Agents. Such costs will, for example, cover the expenses of producing a selling brochure, organizing certain seminars and related travel expenses. Such costs are estimated at approximately $50,000, and in no event shall the aggregate amount of (i) such costs and (ii) the selling commission exceed 10% of the gross proceeds of the offering of the Units, plus an additional 0.5% of such proceeds in respect of reimbursement of bona fide due diligence expenses.

         Other than as described above, no person is paid or will be paid any commissions or other fees by the Fund, Campbell & Company or any affiliate of the foregoing in connection with the solicitation of purchases for Units.

         Campbell & Company will pay the Fund's offering expenses related to the Continuing Offering and will be reimbursed, without interest, by the Fund in 30-month installment periods throughout the Continuing Offering Period. Such reimbursement, however, will not exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company as general partner. Organization and offering expenses related to the Initial Offering are being reimbursed in the same manner. See "Charges to the Fund--Offering Expenses".

         In the Selling Agreement with each Selling Agent, Campbell & Company has agreed to indemnify the Selling Agents against certain liabilities that the Selling Agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933, as amended.


                        SECTION 19. CERTAIN LEGAL MATTERS


         Legal matters in connection with the Units being offered hereby will be passed upon for Campbell & Company and the Fund by Foley & Lardner, Chicago, Illinois. In the future, Foley & Lardner may advise Campbell & Company (and its affiliates) with respect to its responsibilities as general partner and trading advisor of, and with respect to, matters relating to the Fund. The statements under "Federal Income Tax Aspects" have been reviewed by Foley & Lardner.


                               SECTION 20. EXPERTS


         The financial statements of the Fund as of and for the years ended December 31, 1995 and 1994 and for the period May 11, 1993 (inception) to December 31, 1993 and the balance sheet of Campbell & Company, Inc. as of December 31, 1995, included in this Prospectus, have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their reports appearing herein. Such audited statements have been so included in reliance upon such reports respectively, given upon the authority of that firm as experts in auditing and accounting.

         The financial statements of the Fund as of September 30, 1996 and for the three months and nine months ended September 30, 1996 and 1995 and the balance sheet of Campbell & Company, Inc. as of September 30, 1996 are unaudited. In the opinion of Campbell & Company, Inc., such unaudited statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position and results of operations.

                    SECTION 21 INDEX TO FINANCIAL STATEMENTS





                                                                                                                           PAGE
                                                                                                                           ----
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
  Most Recent Monthly Reports of Partnership Activities (unaudited).......................................................  45
  Unaudited Financial Statements for the Periods Ended September 30, 1996 and 1995, including Audited
     Statement of Financial Condition as of December 31, 1995.............................................................  48
  Notes to Unaudited Financial Statements.................................................................................  51
  Independent Auditor's Report............................................................................................  55
  Audited Statements of Financial Condition as of December 31, 1995 and 1994..............................................  56
  Audited Statements of Operations for the Years Ended December 31, 1995 and 1994 and for the period
     May 11, 1993 (inception) to December 31, 1993........................................................................  57
  Audited Statements of Changes in Partners' Capital for the Years Ended December 31, 1995 and 1994 and for the period
     May 11, 1993 (inception) to December 31, 1993........................................................................  58
  Notes to Audited Financial Statements...................................................................................  59
CAMPBELL & COMPANY, INC.
  Unaudited Balance Sheet as of September 30, 1996........................................................................  63
  Notes to Unaudited Financial Statement..................................................................................  64
  Independent Auditor's Report............................................................................................  68
  Audited Balance Sheet as of December 31, 1995...........................................................................  69
  Notes to Audited Financial Statement....................................................................................  70

         Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

================================================================================
                MONTHLY REPORT - OCTOBER, 1996 FOR PARTNER #XXXX





                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.




                                     NAV per unit on 31-Oct-1996                       $   1,195.19
                                     NAV per unit on 30-Sep-1996                       $   1,062.96
                                     Monthly Gain (Loss)                                     12.44%
                                     Number of units you own                                   XXXX
                                     Total value of units you own                      $      XXXXX



                     STATEMENT OF CHANGES IN NET ASSET VALUE



Net Asset Value (65,727.150 units) at September 30, 1996                               $ 69,865,055
                                                                                       ------------
Additions of  6,396.934 units on October 31, 1996                                         7,645,544
Redemptions of  994.601 units on October 31, 1996                                        (1,188,738)
Offering Costs                                                                              (64,649)
Net Income (Loss) - October, 1996                                                         8,756,212
                                                                                       ------------

Net Asset Value (71,129.483 units) at October 31, 1996                                 $ 85,013,424
                                                                                       ============

Net Asset Value per Unit at October 31, 1996                                           $   1,195.19
                                                                                       ============




                           STATEMENT OF INCOME (LOSS)



Income:
         Gains (losses) on futures contracts:
                       Realized                                                        $  2,897,524
                       Change in unrealized                                               4,466,094

     Gains (losses) on forward contracts:
                       Realized                                                                   0
                       Change in unrealized                                               2,390,057
         Interest income                                                                    329,823
                                                                                       ------------
                                                                                         10,083,498
Expenses:
         Brokerage fee                                                                      532,403
         Performance fee                                                                    771,505
         Operating expenses                                                                  23,378
                                                                                       ------------
                                                                                          1,327,286
                                                                                       ------------
Net Income (Loss) - October, 1996                                                      $  8,756,212
                                                                                       ============




                        To the best of my knowledge and belief, the information contained herein is accurate and complete.

                                          /s/ Theresa D. Livesey

                           Theresa D. Livesey, Chief Financial Officer
                           Campbell & Company, Inc.
                           General Partner
                           Campbell Strategic Allocation Fund, L.P.


                        Prepared without audit



================================================================================
Campbell & Company, Inc. 210 W Pennsylvania Ave Baltimore, Maryland 21204
Phone: (410) 296-3301

================================================================================
                MONTHLY REPORT - NOVEMBER, 1996 FOR PARTNER #XXXX



                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                                     NAV per unit on 30-Nov1996                       $    1,326.66
                                     NAV per unit on 31-Oct-1996                      $    1,195.19
                                     Monthly Gain (Loss)                                     11.00%
                                     Number of units you own                                   XXXX
                                     Total value of units you own                     $       XXXXX

                     STATEMENT OF CHANGES IN NET ASSET VALUE

Net Asset Value (71,129.483 units) at October 31, 1996                                $  85,013,424
Additions of 5,767.458 units on November 30, 1996                                         7,651,443
Redemptions of 642.132 units on November 30, 1996                                          (851,892)
Offering Costs                                                                              (56,616)
Net Income (Loss) - November, 1996                                                        9,407,483

Net Asset Value (76,254.809 units) at November 30, 1996                                $101,163,842
                                                                                       ============


Net Asset Value per Unit at November 30, 1996                                          $   1,326.66
                                                                                       ============

                           STATEMENT OF INCOME (LOSS)

Income:
      Gains (losses) on futures contracts:
                Realized                                                               $  4,933,821
                Change in unrealized                                                      4,729,101

     Gains (losses) on forward contracts:
                Realized                                                                          0
                Change in unrealized                                                      2,372,515
      Interest income                                                                       371,488
                                                                                       ------------
                                                                                         12,406,925
Expenses:
         Brokerage fee                                                                      653,973
         Performance fee                                                                  2,317,944
         Operating expenses                                                                  27,525
                                                                                       ------------
                                                                                          2,999,442

Net Income (Loss) - November, 1996                                                     $  9,407,483
                                                                                       ============


                        To the best of my knowledge and belief, the information contained herein is accurate and complete.

                                          /s/ Theresa D. Livesey

                        Theresa D. Livesey, Chief Financial Officer
                        Campbell & Company, Inc.
                        General Partner
                        Campbell Strategic Allocation Fund, L.P.


                               Prepared without audit

================================================================================
Campbell & Company, Inc. 210 W Pennsylvania Ave Baltimore, Maryland 21204
Phone: (410) 296-3301

================================================================================
                MONTHLY REPORT - DECEMBER, 1996 FOR PARTNER #XXXX





                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.



                                     NAV per unit on 31-Dec-1996                       $   1,268.16
                                     NAV per unit on 30-Nov-1996                       $   1,326.66
                                     Monthly Gain (Loss)                                    (4.41)%
                                     Number of units you own                                   XXXX
                                     Total value of units you own                      $      XXXXX



                     STATEMENT OF CHANGES IN NET ASSET VALUE



Net Asset Value (76,254.809 units) at November 30, 1996                                $101,163,842
Additions of 9,155.270 units on December 31, 1996                                        11,610,326
Redemptions of 455.081 units on December 31, 1996                                          (577,116)
Offering Costs                                                                              (56,627)
Net Income (Loss) - December, 1996                                                       (4,403,622)

Net Asset Value (84,954.998 units) at December 31, 1996                                $107,736,803
                                                                                       ============

Net Asset Value per Unit at December 31, 1996                                          $   1,268.16
                                                                                       ============



                           STATEMENT OF INCOME (LOSS)



Income:
     Gains (losses) on futures contracts:
            Realized                                                                   $  7,280,792
            Change in unrealized                                                        (12,770,203)

     Gains (losses) on forward contracts:
            Realized                                                                      4,352,487
            Change in unrealized                                                         (3,966,883)
     Interest income                                                                        403,269
                                                                                       ------------
                                                                                         (4,700,538)
Expenses:
         Brokerage fee                                                                      662,993
         Performance fee                                                                   (967,469)
         Operating expenses                                                                   7,560
                                                                                       ------------
                                                                                           (296,916)
                                                                                       ------------
Net Income (Loss) - December, 1996                                                     $ (4,403,622)
                                                                                       ============



                        To the best of my knowledge and belief, the information contained herein is accurate and complete.

                                          /s/ THERESA D. LIVESEY

                            Theresa D. Livesey, Chief Financial Officer
                            Campbell & Company, Inc.
                            General Partner
                            Campbell Strategic Allocation Fund, L.P.


                        Prepared without audit



================================================================================
Campbell & Company, Inc. 210 W Pennsylvania Ave Baltimore, Maryland 21204
Phone: (410) 296-3301

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                       STATEMENTS OF FINANCIAL CONDITION
         September 30, 1996 (Unaudited) and December 31, 1995 (Audited)


                                                                   September 30,    December 31,
                                                                       1996            1995
                                                                    ------------   ------------
ASSETS
          Equity in broker trading accounts
                Cash                                                $  4,484,905   $  1,238,207
                United States government securities                    7,486,450      7,205,197
                Unrealized gain on open futures contracts              3,879,914      2,798,738
                                                                    ------------   ------------

                                   Deposits with broker               15,851,269     11,242,142

          Cash and cash equivalents                                   51,880,159     32,491,237
          United States government securities                          2,980,265      2,985,505
          Unrealized gain (loss) on open forward contracts               872,185       (227,297)
                                                                    ------------   ------------

                                   Total assets                     $ 71,583,878   $ 46,491,587
                                                                    ============   ============

LIABILITIES
          Accounts payable                                          $     93,792   $     31,699
          Brokerage fee                                                  456,321        301,006
          Redemptions payable                                            894,096      1,018,007
          Offering costs payable                                          57,170         37,187
          Subscription deposits                                          217,444         30,154
                                                                    ------------   ------------

                                   Total liabilities                   1,718,823      1,418,053
                                                                    ------------   ------------

PARTNERS' CAPITAL (NET ASSET VALUE)
          General Partner - 664.076 and 472.222 units outstanding
                at September 30, 1996 and December 31,1995               705,886        459,018
          Limited Partners - 65,063.074 and 45,897.894 units
                outstanding at September 30, 1996 and
                December 31, 1995                                     69,159,169     44,614,516
                                                                    ------------   ------------

                                   Total partners' capital
                                       (Net Asset Value)              69,865,055     45,073,534
                                                                    ------------   ------------

                                                                    $ 71,583,878   $ 46,491,587
                                                                     ===========    ===========

                             See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                            STATEMENTS OF OPERATIONS
           For the Three Months Ended September 30, 1996 and 1995 and
            For the Nine Months Ended September 30, 1996 and 1995
                                 (Unaudited)

                                                            Three Months Ended           Nine Months Ended
                                                              September 30,                September 30,
                                                          1996            1995          1996           1995
                                                          ----            ----          ----           ----
INCOME
          Trading gains (losses)
                Realized                              $(1,670,524)   $    24,849    $ 4,519,403    $ 1,924,201
                Change in unrealized                    4,204,433       (496,100)     2,180,657       (411,742)
                                                      -----------    -----------    -----------    -----------

                           Gain (loss) from trading     2,533,909       (471,251)     6,700,060      1,512,459

          Interest income                                 857,708        508,559      2,133,906      1,196,304
                                                      -----------    -----------    -----------    -----------

                           Total income                 3,391,617         37,308      8,833,966      2,708,763
                                                      -----------    -----------    -----------    -----------

EXPENSES
          Brokerage fee                                 1,298,071        704,349      3,360,357      1,704,754
          Operating expenses                               69,181         44,729        175,627        124,080
                                                      -----------    -----------    -----------    -----------

                           Total expenses               1,367,252        749,078      3,535,984      1,828,834
                                                      -----------    -----------    -----------    -----------

                           NET INCOME (LOSS)          $ 2,024,365    $  (711,770)   $ 5,297,982    $   879,929
                                                      ===========    ===========    ===========    ===========

NET INCOME (LOSS) PER
GENERAL AND LIMITED
PARTNER UNIT
        (based on weighted average
        number of units outstanding
        during the period)                            $     32.81    $    (19.11)   $     98.05    $     29.07
                                                      ===========    ===========    ===========    ===========

INCREASE (DECREASE)
IN NET ASSET VALUE PER
GENERAL AND LIMITED
PARTNER UNIT                                          $     29.19    $    (23.93)   $     90.92    $     33.03
                                                      ===========    ===========    ===========    ===========


                             See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
          STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
              For the Nine Months Ended September 30, 1996 and 1995
                                   (Unaudited)

                                                                            Partners' Capital
                                        -------------------------------------------------------------------------------------------
                                                  General                        Limited                            Total
                                        ----------------------------    ---------------------------    -----------------------------
                                           Units         Amount            Units          Amount            Units         Amount
                                           -----         ------            -----          ------            -----         ------
NINE MONTHS ENDED
 SEPTEMBER 30, 1996
Balances at
       December 31, 1995                     472.222   $ 459,018         45,897.894   $ 44,614,516       46,370.116   $ 45,073,534

Additions                                    191.854     200,000         25,107.296     25,862,237       25,299.150     26,062,237

Net income for the nine months
       ended September 30, 1996                           51,316                         5,246,666                       5,297,982

Redemptions                                    0.000           0         (5,942.116)    (6,125,322)      (5,942.116)    (6,125,322)

Offering costs                                            (4,448)                         (438,928)                       (443,376)
                                        ------------   ---------        -----------    -----------     ------------     ----------

Balances at
       September 30, 1996                    664.076   $ 705,886         65,063.074   $ 69,159,169       65,727.150   $ 69,865,055
                                        ============   =========        ===========    ===========     ============     ==========

SIX MONTHS ENDED
 SEPTEMBER 30, 1995
Balances at
       December 31, 1994                     253.300   $ 223,859         23,055.320   $ 20,375,537       23,308.620   $ 20,599,396

Additions                                    193.203     180,000         21,777.039     20,108,793       21,970.242     20,288,793

Net income for the nine months
       ended September 30, 1995                            7,786                           872,143                         879,929

Redemptions                                    0.000           0         (3,487.522)    (3,233,135)      (3,487.522)    (3,233,135)

Offering costs                                            (2,289)                         (218,244)                       (220,533)
                                        ------------   ---------        -----------    -----------      -----------     ----------

Balances at
       September 30, 1995 446.503           $446.503   $ 409,356         41,344.837   $ 37,905,094       41,791.340   $ 38,314,450
                                        ============   =========        ===========    ===========      ===========     ==========


                                                             Net Asset Value Per Unit
                                         -----------------------------------------------------------------------
                                          September 30,      December 31,       September 30,       December 31,
                                               1996             1995                 1995               1994
                                         --------------     -------------      --------------      -------------
                                         $     1,062.96     $      972.04      $       916.80      $      883.77
                                         ==============     =============      ==============      =============


                             See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. General Description of the Partnership Campbell Strategic Allocation Fund, L.P. (the Partnership) is a Delaware limited partnership which operates as a commodity investment pool. The Partnership was formed on May 11, 1993 and commenced trading on April 18, 1994.

         B. Regulation
            As a registrant with the Securities and Exchange Commission, the Partnership is subject to the regulatory requirements under the Securities Acts of 1933 and 1934. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry, rules of the National Futures Association, an industry self-regulatory organization, and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of Futures Commission Merchants (brokers) and interbank market makers through which the Partnership trades.

         C. Method of Reporting
            The Partnership's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Partnership's management. Gains or losses are realized when contracts are liquidated. Net unrealized gain or loss on open contracts (the difference between contract purchase price and market price) is reported in the statement of financial condition in accordance with Financial Accounting Standards Board Interpretation No.39. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. United States government securities are stated at cost plus accrued interest, which approximates market value.

         D. Cash and Cash Equivalents
            Cash and cash equivalents includes cash and short-term investments in fixed income securities held at a financial institution.

         E. Income Taxes
            The Partnership prepares calendar year U.S. and state information tax returns and reports to the partners their allocable shares of the Partnership's income, expenses and trading gains or losses.

         F. Offering Costs
            The General Partner has advanced the Partnership the costs incurred in connection with the initial offering of Units (initial offering costs) of $240,961 and additional costs incurred through September 30, 1996 in connection with the subsequent offering of Units (continuous offering costs) of $1,992,210. The General Partner is reimbursed by the Partnership for such advanced amounts in approximately 30 equal installments commencing after the close of the initial offering (for initial offering costs advanced) and throughout the continuous offering (for continuous offering costs advanced).

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         F. Offering Costs (Continued)
            Reimbursement for such advanced costs is limited to 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings. If the Partnership terminates prior to completion of reimbursement to the General Partner, the General Partner will not be entitled to any additional reimbursement and the Partnership will have no further obligation to the General Partner.

            The amount of monthly reimbursement due to the General Partner is charged directly to partners' capital.

         G. Foreign Currency Transactions

            The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Note 2.  GENERAL PARTNER AND COMMODITY TRADING ADVISOR

         The General Partner of the Partnership is Campbell & Company, Inc., which conducts and manages the business of the Partnership. The General Partner is also the commodity trading advisor of the Partnership. The Amended Agreement of Limited Partnership provides that the General Partner may make withdrawals of its Units, provided that such withdrawals do not reduce the General Partner's aggregate percentage interest in the Partnership to less than 1% of the net aggregate contributions.

         The General Partner is required by the Amended Agreement of Limited Partnership to maintain a net worth equal to the lesser of 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

         The Partnership pays a monthly brokerage fee equal to 1/12 of 8% (8% annualized) of month-end net assets. The General Partner receives 7/8 of this fee, a portion (4/8 of the total brokerage fee) of which is used to compensate selling agents for ongoing services render and a portion (3/8 of the total brokerage fee) of which is retained by the General Partner for trading and management services rendered. The remaining 1/8 of the brokerage fee is paid directly to the broker. During the nine months ended September 30, 1996 and 1995, the amounts paid directly to the broker amounted to $420,045 and $211,703, respectively.

         The General Partner is also paid a quarterly performance fee of 20% of the Partnership's aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of appreciation attributable to interest income.

Note 3.  DEPOSITS WITH BROKER

         The Partnership deposits funds with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Partnership earns interest income on its assets deposited with the broker.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)


Note 4.  OPERATING EXPENSES

         Operating expenses of the Partnership are limited by the Amended Agreement of Limited Partnership to .5% per year of the average month-end Net Asset Value of the Partnership. Actual operating expenses were less than .5% (annualized) for the nine months ended September 30, 1996 and 1995.

Note 5.  SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

         Investments in the Partnership are made by subscription agreement, subject to acceptance by the General Partner. As of September 30, 1996 and December 31, 1995, amounts received by the Partnership by prospective limited partners who have not yet been admitted to the Partnership by the General Partner amount to $217,444 and $30,154, respectively.

         The Partnership is not required to make distributions, but may do so at the sole discretion of the General Partner. A Limited Partner may request and receive redemption of Units owned, subject to a redemption fee if redeemed within the first twelve months after the units are sold, subject to restrictions in the Amended Agreement of Limited Partnership.

Note 6.  TRADING ACTIVITIES AND RELATED  RISKS

         The Partnership engages in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

         Purchase and sale of futures contracts requires margin deposits with the broker. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

         The amount of required margin and good faith deposits with brokers and interbank market makers usually range from 20% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at September 30, 1996 and December 31, 1995 was $10,466,715 and $10,190,702, respectively, which equals 15% and 23% of Net Asset Value, respectively.

         The Partnership trades forward contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Additionally, the trading of forward contracts typically involves delayed cash settlement.

         At September 30, 1996, the Partnership has approximately $2,920,000 of its cash on deposit with a financial institution. In the event of a financial institution's insolvency, recovery of Partnership assets on deposit may be limited to account insurance or other protection afforded such deposits. In the normal course of business, the Partnership requires collateral for repurchase agreements.

         For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)


Note 6.  TRADING ACTIVITIES AND RELATED  RISKS (CONTINUED)

         The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts. The average fair value of derivatives during the nine months ended September 30, 1996 was approximately $2,873,000 and the related period end fair value is approximately $4,752,000.

         Net trading income from derivatives is reflected in the statement of operations and equals gain (loss) from trading less the portion of the brokerage fee paid directly to the broker. Such trading income reflects the net gain (loss) arising from the Partnership's speculative trading of futures and forward contracts.

         Open contracts generally mature within three months; the latest maturity date for open contracts as of September 30, 1996 is December 1996. However, the Partnership intends to close all contracts prior to maturity. At September 30, 1996 and December 31, 1995, the notional amount of open contracts is as follows:

                                                              September 30, 1996                   December 31, 1995
                                                   ---------------------------------      ---------------------------------
                                                      Contracts to      Contracts to        Contracts to      Contracts to
                                                        Purchase            Sell              Purchase            Sell
                                                      ------------      ------------        ------------      ------------
         Derivatives:
             Futures contracts:
                  -   Long-term interest rates     $  250,700,000      $           0      $  148,500,000    $            0
                  -   Short-term interest rates       322,900,000                  0         105,700,000        34,800,000
                  -   Currencies                       11,000,000         22,700,000             700,000        11,900,000
                  -   Stock indices                    18,900,000                  0          10,500,000                 0
                  -   Softs/Fibers                        500,000                  0                   0         3,900,000
                  -   Grains                                    0          1,200,000           1,300,000           400,000
                  -   Meats                               300,000                  0             400,000                 0
                  -   Metals                           11,000,000         22,600,000           9,700,000        10,800,000
                  -   Energy                           13,100,000          3,500,000          10,400,000                 0

             Forward contracts:
                  -   Currencies                      125,400,000        151,100,000          42,600,000        84,900,000
                                                   --------------       ------------      --------------     -------------

                                                    $ 753,800,000       $201,100,000      $  329,800,000      $146,700,000
                                                    =============       ============      ==============      ============

         The above amounts do not represent the Partnership's risk of loss due to market and credit risk, but rather represent the Partnership's extent of involvement in derivatives at the date of the statement of financial condition.

         The General Partner has established procedures to actively monitor and minimize market and credit risk. The Limited Partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 7.  INTERIM FINANCIAL STATEMENTS

         The Statement of Financial Condition as of September 30, 1996, the Statements of Operations for the three months and nine months ended September 30, 1996 and 1995 and the Statements of Changes in Partners' Capital (Net Asset Value) for the nine months ended September 30, 1996 and 1995 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of September 30, 1996 and the results of operations for the three months and nine months ended September 30, 1996 and 1995.

                          INDEPENDENT AUDITOR'S REPORT



To the Partners
Campbell Strategic Allocation Fund, L.P.


We have audited the accompanying statements of financial condition of Campbell Strategic Allocation Fund, L.P. as of December 31, 1995 and 1994, and the related statements of operations and changes in partners' capital (net asset value) for the years ended December 31, 1995 and 1994 and for the period May 11, 1993 (inception) to December 31, 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Campbell Strategic Allocation Fund, L.P. as of December 31, 1995 and 1994, and the results of its operations and the changes in its net asset values for the years ended December 31, 1995 and 1994 and for the period May 11, 1993 (inception) to December 31, 1993, in conformity with generally accepted accounting principles.


                                        ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.


Lutherville, Maryland
January 29, 1996

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                        STATEMENTS OF FINANCIAL CONDITION
                           December 31, 1995 and 1994

                                  -----------

                                                                1995             1994
                                                                ----             ----
ASSETS
       Equity in broker trading accounts
              Cash                                          $  1,238,207    $  1,431,616
              United States government securities              7,205,197      13,213,659
              Unrealized gain on open futures contracts        2,798,738         125,445
                                                            ------------    ------------

                           Deposits with broker               11,242,142      14,770,720

       Cash and cash equivalents                              32,491,237       1,413,579
       United States government securities                     2,985,505       5,089,458
       Unrealized (loss) on open forward contracts              (227,297)       (208,117)
                                                            ------------    ------------

                           Total assets                     $ 46,491,587    $ 21,065,640
                                                            ============    ============

LIABILITIES
       Accounts payable                                     $     31,699    $     11,672
       Brokerage fee 301,006                                     130,882
       Redemptions payable 1,018,007                              54,835
       Offering costs payable                                     37,187          16,630
       Subscription deposits                                      30,154         252,225
                                                            ------------    ------------

                           Total liabilities                   1,418,053         466,244
                                                            ------------    ------------

PARTNERS' CAPITAL (NET ASSET VALUE)
       General Partner - 472.222 and 253.300 units
              outstanding at December 31, 1995 and 1994          459,018         223,859
       Limited Partners - 45,897.894 and 23,055.320 units
              outstanding at December 31, 1995 and 1994       44,614,516      20,375,537
                                                            ------------    ------------

                           Total partners' capital
                              (Net Asset Value)               45,073,534      20,599,396
                                                            ------------    ------------

                                                            $ 46,491,587    $ 21,065,640
                                                            ============    ============






                             See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                            STATEMENTS OF OPERATIONS
         For the Years Ended December 31, 1995 and 1994 and
          For the Period May 11, 1993 (inception) to December 31, 1993

                                  -----------

                                                            1995          1994         1993
                                                            ----          ----         ----
INCOME
       Trading gains (losses)
              Realized                                  $ 1,760,402   $(1,642,526)   $         0
              Change in unrealized                        2,654,113       (82,672)             0
                                                        -----------   -----------    -----------

                           Gain (loss) from trading       4,414,515    (1,725,198)             0

       Interest income                                    1,786,353       509,876              0
                                                        -----------   -----------    -----------

                           Total income (loss)            6,200,868    (1,215,322)             0
                                                        -----------   -----------    -----------

EXPENSES
       Brokerage fee 2,536,004                              922,580             0
       Performance fee                                            0        69,386              0
       Operating expenses                                   155,631        28,349              0
                                                        -----------   -----------    -----------

                           Total expenses                 2,691,635     1,020,315              0
                                                        -----------   -----------    -----------

                           NET INCOME (LOSS)            $ 3,509,233   $(2,235,637)   $         0
                                                        ===========   ===========    ===========

NET INCOME (LOSS) PER GENERAL
       AND LIMITED PARTNER UNIT
              (based on weighted average number
              of units outstanding during the period)   $    103.74   $   (133.42)   $         0
                                                        ===========   ===========    ===========

INCREASE (DECREASE) IN NET
       ASSET VALUE PER GENERAL
       AND LIMITED PARTNER UNIT                         $     88.27   $   (116.23)   $         0
                                                        ===========   ===========    ===========








                             See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
          STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
               For the Years Ended December 31, 1995 and 1994 and
          For the Period May 11, 1993 (inception) to December 31, 1993

                                  -----------

                                                                                 Partners' Capital
                                              -------------------------------------------------------------------------------------
                                                      General                        Limited                     Total
                                              -----------------------       -------------------------    --------------------------
                                                 Units       Amount             Units        Amount          Units         Amount
                                              ----------   ----------       ----------    -----------    ----------     -----------
Balances at
       May 11, 1993 (inception)                    0.000    $      0             0.000    $         0         0.000     $         0

Additions                                          1.000       1,000             1.000          1,000         2.000           2,000
                                              ----------   ----------       ----------    -----------    ----------     -----------

Balances at
       December 31, 1993                           1.000       1,000             1.000          1,000         2.000           2,000

Additions                                        252.300     251,000        24,571.582     24,147,383    24,823.882      24,398,383

Net (loss) for the year
       ended December 31, 1994                               (26,836)                      (2,208,801)                   (2,235,637)

Redemptions                                        0.000           0        (1,517.262)    (1,460,972)   (1,517.262)     (1,460,972)

Offering costs                                                (1,305)                        (103,073)                     (104,378)
                                              ----------   ----------       ----------    -----------    ----------     -----------

Balances at
       December 31, 1994                         253.300     223,859        23,055.320     20,375,537    23,308.620      20,599,396

Net income for the year
       ended December 31, 1995                                33,569                        3,475,664                     3,509,233

Additions                                        218.922     205,000        29,148.037     26,977,425    29,366.959      27,182,425

Redemptions                                        0.000           0        (6,305.463)    (5,885,426)   (6,305.463)     (5,885,426)

Offering costs                                                (3,410)                        (328,684)                     (332,094)
                                              ----------   ----------       ----------    -----------    ----------     -----------

Balances at
       December 31, 1995                         472.222   $  459,018       45,897.894    $44,614,516    46,370.116     $45,073,534
                                              ==========   ==========       ==========    ===========    ==========     ===========

                                                     Net Asset Value Per General and Limited Partner Unit
                                                                         December 31,
                                                    -----------------------------------------------------
                                                       1995                 1994                  1993
                                                       ----                 ----                  ----

                                                    $972.04               $883.77               $1,000.00
                                                    =======               =======               =========

                             See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                          NOTES TO FINANCIAL STATEMENTS

                                 -------------

Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. General Description of the Partnership

            Campbell Strategic Allocation Fund, L.P. (the Partnership) is a Delaware limited partnership which operates as a commodity investment pool. The Partnership was formed on May 11, 1993 and commenced trading on April 18, 1994.

         B. Regulation

            As a registrant with the Securities and Exchange Commission, the Partnership is subject to the regulatory requirements under the Securities Acts of 1933 and 1934. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry, rules of the National Futures Association, an industry self-regulatory organization, and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of Futures Commission Merchants (brokers) and interbank market makers through which the Partnership trades.

         C. Method of Reporting

            The Partnership's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Partnership's management. Gains or losses are realized when contracts are liquidated. Net unrealized gain or loss on open contracts (the difference between contract purchase price and market price) is reported in the statement of financial condition in accordance with Financial Accounting Standards Board Interpretation No. 39. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. United States government securities are stated at cost plus accrued interest, which approximates market value.

         D. Cash and Cash Equivalents

            Cash and cash equivalents includes cash and short-term investments in fixed income securities held at a financial institution.

         E. Income Taxes

            The Partnership prepares calendar year U.S. and state information tax returns and reports to the partners their allocable shares of the Partnership's income, expenses and trading gains or losses.

         F. Offering Costs

            The General Partner has advanced the Partnership the costs incurred in connection with the initial offering of Units (initial offering costs) of $240,961 and additional costs incurred through December 31, 1995 in connection with the subsequent offering of Units (continuous offering costs) of $1,466,397. The General Partner is reimbursed by the Partnership for such advanced amounts in approximately 30 equal installments commencing after the close of the initial offering (for initial offering costs advanced) and throughout the continuous offering (for continuous offering costs advanced). Reimbursement for such advanced costs is limited to 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings. If the Partnership terminates prior to completion of reimbursement to the General Partner, the General Partner will not be entitled to any additional reimbursement and the Partnership will have no further obligation to the General Partner.

            The amount of monthly reimbursement due to the General Partner is charged directly to partners' capital.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 -------------

Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

         G. Foreign Currency Transactions

            The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Note 2.  GENERAL PARTNER AND COMMODITY TRADING ADVISOR

         The General Partner of the Partnership is Campbell & Company, Inc., which conducts and manages the business of the Partnership. The General Partner is also the commodity trading advisor of the Partnership. The Amended Agreement of Limited Partnership provides that the General Partner may make withdrawals of its Units, provided that such withdrawals do not reduce the General Partner's aggregate percentage interest in the Partnership to less than 1% of the net aggregate contributions.

         The General Partner is required by the Amended Agreement of Limited Partnership to maintain a net worth equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

         The Partnership pays a monthly brokerage fee equal to 1/12 of 8% (8% annualized) of month-end net assets. The General Partner receives 7/8 of this fee, a portion (4/8 of the total brokerage fee) of which is used to compensate selling agents for ongoing services rendered and a portion (3/8 of the total brokerage fee) of which is retained by the General Partner for trading and management services rendered. The remaining 1/8 of the brokerage fee is paid directly to the broker. During 1995 and 1994, the amounts paid directly to the broker amounted to $317,000 and $115,323, respectively.

         The General Partner is also paid a quarterly performance fee of 20% of the Partnership's aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of appreciation attributable to interest income.

Note 3.  DEPOSITS WITH BROKER

         The Partnership deposits funds with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Partnership earns interest income on its assets deposited with the broker.

Note 4.  OPERATING EXPENSES

         Operating expenses of the Partnership are limited by the Amended Agreement of Limited Partnership to .5% per year of the average month-end Net Asset Value of the Partnership. Actual operating expenses were less than .5% (annualized) for the year ended December 31, 1995 and for the period April 18, 1994 (commencement of operations) to December 31, 1994.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 -------------


Note 5.  SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

         Investments in the Partnership are made by subscription agreement, subject to acceptance by the General Partner. As of December 31, 1995 and 1994, amounts received by the Partnership by prospective limited partners who have not yet been admitted to the Partnership by the General Partner total $30,154 and $252,225, respectively.

         The Partnership is not required to make distributions, but may do so at the sole discretion of the General Partner. A Limited Partner may request and receive redemption of Units owned after the sixth full month after the Units are sold, subject to restrictions in the Amended Agreement of Limited Partnership.

Note 6.  TRADING ACTIVITIES AND RELATED RISKS

         The Partnership engages in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

         Purchase and sale of futures contracts requires margin deposits with the broker. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

         The amount of required margin and good faith deposits with brokers and interbank market makers usually range from 20% to 35% of Net Asset Value. The market value of securities held to satisfy such requirements at December 31, 1995 was $10,190,702, which equals 23% of Net Asset Value.

         The Partnership trades forward contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Additionally, the trading of forward contracts typically involves delayed cash settlement.

         At December 31, 1995, the Partnership has approximately $1,300,000 of its cash on deposit with a financial institution. In the event of a financial institution's insolvency, recovery of Partnership assets on deposit may be limited to account insurance or other protection afforded such deposits. In the normal course of business, the Partnership requires collateral for repurchase agreements.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                  -------------

Note 6.  TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

         For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

         The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts. The average fair value of derivatives during 1995 was approximately $831,000 and the related year end fair value is approximately $2,571,000.

         Net trading income from derivatives is reflected in the statement of operations and equals gain (loss) from trading less the portion of the brokerage fee paid directly to the broker. Such trading income reflects the net gain (loss) arising from the Partnership's speculative trading of futures and forward contracts.

         Open contracts generally mature within three months; the latest maturity date for open contracts as of December 31, 1995 is March 1996. However, the Partnership intends to close all contracts prior to maturity. At December 31, 1995 and 1994, the notional amount of open contracts is as follows:

                                                                        1995                                   1994
                                                                        ----                                   ----
                                                            Contracts to     Contracts to        Contracts to      Contracts to
                                                              Purchase           Sell              Purchase            Sell
                                                              --------           ----              --------            ----
          Derivatives:
              Futures contracts:
                   -   Long-term interest rates            $148,500,000     $            0      $    7,700,000   $  11,500,000
                   -   Short-term interest rates            105,700,000         34,800,000                   0      71,200,000
                   -   Currencies                               700,000         11,900,000                   0               0
                   -   Stock indices                         10,500,000                  0                   0               0
                   -   Softs/Fibers                                   0          3,900,000                   0               0
                   -   Grains                                 1,300,000            400,000                   0               0
                   -   Meats                                    400,000                  0                   0               0
                   -   Metals                                 9,700,000         10,800,000           1,400,000       3,000,000
                   -   Energy                                10,400,000                  0             300,000       2,700,000

              Forward contracts:
                   -   Currencies                            42,600,000         84,900,000          19,800,000      62,900,000
                                                         --------------      -------------       -------------   -------------

                                                           $329,800,000       $146,700,000       $  29,200,000    $151,300,000
                                                           ============       ============       =============    ============


         The above amounts do not represent the Partnership's risk of loss due to market and credit risk, but rather represent the Partnership's extent of involvement in derivatives at the date of the statement of financial condition.

         The General Partner has established procedures to actively monitor and minimize market and credit risk. The Limited Partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

                            CAMPBELL & COMPANY, INC.
                                  BALANCE SHEET
                               September 30, 1996

                                                                                                    Unaudited
                                                                                                    ---------
ASSETS
       Current assets
              Cash and cash equivalents                                                             $  213,221
              Accounts receivable
                     Advisory and performance fees                                                     634,015
                     Receivable from Campbell Strategic Allocation Fund, L.P.                        1,279,100
                     Other receivables                                                                  11,986
                                                                                                    ----------

                           Total current assets                                                      2,138,322
                                                                                                    ----------


       Property and equipment
              Furniture and office equipment                                                         1,073,339
              Leasehold improvements                                                                    85,434
                                                                                                    ----------
                                                                                                     1,158,773
              Less accumulated depreciation and amortization                                          (710,880)
                                                                                                    ----------

                           Total property and equipment                                                447,893
                                                                                                    ----------

       Other assets
              Receivable from Campbell Strategic Allocation Fund, L.P.                                 799,926
              Cash surrender value of life insurance, net of policy loan of $119,832                    48,239
              General Partner interests in Limited Partnerships                                        839,608
              Other                                                                                     56,970
                                                                                                    ----------

                           Total assets                                                             $4,330,958
                                                                                                    ==========

LIABILITIES
       Accounts payable and accrued expenses                                                        $  404,142
       Demand notes payable, including $535,055 payable to stockholder                               1,296,604
                                                                                                    ----------

                           Total liabilities                                                         1,700,746
                                                                                                    ----------
STOCKHOLDERS' EQUITY
       Capital stock
              Class A voting, no par, $100 stated value;
                     2,500 shares authorized; 100 shares outstanding                                    10,000
              Class B nonvoting, no par, $150 stated value;
                     2,500 shares authorized; 5 shares outstanding                                         750
              Additional paid-in capital                                                                46,418
              Retained earnings                                                                      2,573,044
                                                                                                    ----------
                                                                                                     2,630,212
                                                                                                    ----------
                           Total liabilities and stockholders' equity                               $4,330,958
                                                                                                    ==========





           THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.

                             See accompanying notes.

                            CAMPBELL & COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENT
                                   (Unaudited)


Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. General

            Campbell and Company, Inc. (the Company) earns fees as a Commodity Trading Advisor registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization.

            The Company's balance sheet is presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Company's management.

         B. Revenue Recognition

            Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees, if any, are recognized as revenue when the conditions of the performance fee agreement are satisfied.

         C. Cash and Cash Equivalents

            Cash and cash equivalents consist of cash and investments readily convertible into cash.

         D. Property and Equipment

            Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 5 to 39 years.

         E. Income Taxes

            The Company has elected S corporation status, pursuant to which the Company does not pay U.S. or Maryland income taxes. All income earned by the Company will be taxable to the stockholders on an individual basis.

Note 2.  GENERAL PARTNER INTERESTS IN LIMITED PARTNERSHIPS

         Campbell Strategic Allocation Fund, L.P.

         The Company is the General Partner and trading manager of Campbell Strategic Allocation Fund, L.P. (Strategic). The General Partner interest is reported at net asset value of $705,886 as of the balance sheet date.

         Summarized financial information with respect to Strategic as of and for the nine months ended September 30, 1996 is as follows:

            Balance Sheet Data
                   Assets                                    $ 71,583,878
                   Liabilities                                 (1,718,823)
                                                             ------------

                          Net Asset Value                    $ 69,865,055
                                                             ============

            Operating Data
                   Total income                              $  8,833,966
                   Total expense                               (3,535,984)
                                                             ------------

                          Net income                         $  5,297,982
                                                             ============

            General Partner income allocation                $     46,868
                                                             ============

                            CAMPBELL & COMPANY, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)


Note 2.                GENERAL PARTNER INTERESTS IN LIMITED PARTNERSHIPS
                       (CONTINUED)


                       Campbell Strategic Allocation Fund, L.P. (Continued)

                       The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The extent of this commitment is dependent on the subscriptions Strategic receives during the continuing offering period provided for in Strategic's prospectus. The Company, as General Partner, has contributed capital of $657,000 to Strategic. The Company is further bound by Strategic's Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed to all limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

                       As General Partner, the Company has agreed to advance funds to Strategic necessary to pay organization and offering costs related to Strategic's initial and continuous offerings. The Company is reimbursed such advanced amounts by Strategic in 30 equal monthly installments commencing after the closing of the initial offering and monthly during the continuous offering. Reimbursements for such advanced costs are limited to 2.5% of the aggregate subscriptions accepted. As of September 30, 1996, the Company has advanced $2,233,171 to Strategic for initial and continuing offering costs incurred for which it has been reimbursed $822,678 through September 30, 1996.

                       The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. As of September 30, 1996, $668,533 in selling agent commissions are subject to future reimbursement and are included in Receivable from Campbell Strategic Allocation Fund, L.P. in the balance sheet.

                       In the event Strategic terminates prior to the completion of any reimbursement of the above costs, the Company will not be entitled to any additional reimbursement from Strategic.

                       Campbell Financial Futures Fund Limited Partnership

                       The Company has a General Partner interest in Campbell Financial Futures Fund Limited Partnership (Financial Futures), reported at net asset value of $133,722 as of September 30, 1996.

                       Summarized financial information with respect to Financial Futures as of and for the nine months ended September 30, 1996 is as follows:

                          Balance Sheet Data
                                 Assets                                   $  4,741,630
                                 Liabilities                                   (44,174)

                                        Net Asset Value                   $  4,697,456
                                                                          ============

                          Operating Data
                                 Total income                             $    954,163
                                 Total expense                                (181,297)
                                                                          ------------

                                        Net income                        $    772,866
                                                                          ============

                          General Partner income allocation               $     18,503
                                                                          ============



                           CAMPBELL & COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENT (CONTINUED)
                                 (Unaudited)


Note 3.                TRADING ACTIVITIES AND RELATED RISKS

                       The Limited Partnerships for which the Company is either the sole General Partner or Co-General Partner engage in the speculative trading of U.S. and foreign futures contracts, options on U.S. futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The partnerships are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

                       Purchase and sale of futures and options on futures contracts requires margin deposits with a broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited. The partnerships also trade forward contracts in unregulated markets between principals and assume the risk of loss from counterparty nonperformance.

                       For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the partnerships and the Company, as General Partner, are exposed to a market risk equal to the value of derivatives purchased and unlimited liability on derivatives sold short.

                       The average fair value of derivatives held by the partnerships during the nine months ended September 30, 1996 was approximately $3,021,000 and the related period end fair value is approximately $5,078,000. The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts and long and short options at market value.

                       At September 30, 1996, the notional amount of contracts acquired by the partnerships to purchase totaled approximately $809,235,000 and the notional amount of such contracts to sell totaled approximately $210,136,000. These amounts do not represent the partnerships' risk of loss due to market and credit risk, but rather represent the partnerships' extent of involvement in derivatives at the balance sheet date.

                       The Company has established procedures to actively monitor and minimize market and credit risks.

Note 4.                DEMAND NOTES PAYABLE

                       The Company entered into a general security agreement with a financial institution in April, 1994 under which secured demand notes may be executed to fund various costs incurred by the Company as General Partner of Campbell Strategic Allocation Fund, L.P. The agreement is continuous until either party provides notice otherwise. Subject to the lender's demand, the notes executed under the agreement are payable in twelve equal monthly installments beginning on the last day of the month of origination. Interest, also subject to demand, is payable monthly beginning on the last day of the month of the respective origination dates at various floating rates based on the London Interbank Offered Rate (LIBOR), as specified in the agreement. The weighted average interest rate is approximately 7.91% as September 30, 1996 for all notes outstanding.

                       Amounts outstanding under the agreement are secured by all personal property, other than equipment and fixtures, of the Company and are guaranteed by a stockholder of the Company. The agreement also contains certain covenants, including minimum monthly cash flow requirements, which, if not met, could subject amounts outstanding under the agreement to accelerated repayment.

                       At September 30, 1996, $761,549, including accrued interest, was outstanding under this agreement.

                           CAMPBELL & COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                 (Unaudited)



Note 4.                DEMAND NOTES PAYABLE  (CONTINUED)

                       The Company has also entered into a demand note agreement with a stockholder of the Company. The agreement is continuous until either party provides notice otherwise. Interest is payable quarterly at an annual rate of 8.5%; there is no payment schedule for the principal balance. At September 30, 1996, $535,055, including accrued interest, was outstanding under this agreement.

Note 5.                LEASE OBLIGATION

                       The Company leases office facilities under an agreement which provides for minimum base annual rentals as outlined below, plus a proportionate share of operating expenses. The lease expires August 31, 1998. The Company has the option to renew the lease for an additional 60 months. Effective July 5, 1995, the Company is subleasing a portion of its office space through the remainder of the lease term.

                             Period ending September 30,
                             ---------------------------
                                          1997                       $198,515
                                          1998                        184,589
                                                                     ---------
                                Total base annual rentals             383,104

                                Less: Sublease income                 (63,843)
                                                                     ---------

                       Total net base annual rentals                 $319,261
                                                                     =========

                       The Company advanced $23,000 as a security deposit relating to this lease.


Note 6.                PROFIT SHARING PLAN

                       The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 3.75% of the employees' compensation. The Company may also make optional additional contributions to the Plan.

Note 7.                INTERIM BALANCE SHEET

                       The balance sheet as of September 30, 1996 is unaudited. In the opinion of management, it reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of September 30, 1996.

                         INDEPENDENT AUDITOR'S REPORT




To the Stockholders and Board of Directors
Campbell & Company, Inc.


We have audited the accompanying balance sheet of Campbell & Company, Inc. as of December 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Campbell & Company, Inc. as of December 31, 1995, in conformity with generally accepted accounting principles.


                                      ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.


Lutherville, Maryland
March 1, 1996

                           CAMPBELL & COMPANY, INC.
                                BALANCE SHEET

                              December 31, 1995

ASSETS
  Current assets
         Cash and cash equivalents                                       $   133,845
         Accounts receivable
                Advisory and performance fees                                417,137
                Receivable from Campbell Strategic
                      Allocation Fund, L.P.                                1,306,273
                Other receivables                                             19,798
                                                                         -----------

                      Total current assets                                 1,877,053
                                                                         -----------

  Property and equipment
         Furniture and office equipment                                      975,174
         Leasehold improvements                                               85,434
                                                                         -----------
                                                                           1,060,608
         Less accumulated depreciation and amortization                     (581,137)
                                                                         -----------

                      Total property and equipment                           479,471
                                                                         -----------

  Other assets
         Receivable from Campbell Strategic
            Allocation Fund, L.P.                                            808,968
         Cash surrender value of life insurance,
                net of policy loans of $119,832                               48,239
         General Partner interests in Limited Partnerships                   574,237
         Condominium held for sale                                            59,738
         Other                                                                58,370
                                                                         -----------

                      Total assets                                       $ 3,906,076
                                                                         ===========

LIABILITIES
  Accounts payable and accrued expenses                                  $   554,692
  Demand notes payable, including $497,000 payable
         to stockholder                                                    1,286,389
                                                                         -----------

                      Total liabilities                                    1,841,081
                                                                         -----------

STOCKHOLDERS' EQUITY
  Capital stock
         Class A voting, no par, $100 stated value;
                2,500 shares authorized; 100 shares outstanding               10,000
         Class B nonvoting, no par, $150 stated value;
                2,500 shares authorized; 5 shares outstanding                    750
         Additional paid-in capital                                           46,418
         Retained earnings                                                 2,007,827
                                                                         -----------
                                                                           2,064,995
                                                                         -----------

                      Total liabilities and stockholders' equity          $3,906,076
                                                                         ===========

                           See accompanying notes.


         THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.

                           CAMPBELL & COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENT

Note 1.                ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                       POLICIES

                       A.           General

                                    Campbell and Company, Inc. (the Company) earns fees as a Commodity Trading Advisor registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization.

                                    The Company's balance sheet is presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Company's management.

                       B.           Revenue Recognition

                                    Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees, if any, are recognized as revenue when the conditions of the performance fee agreement are satisfied.

                       C.           Cash and Cash Equivalents

                                    Cash and cash equivalents consist of cash and investments readily convertible into cash.

                       D.           Property and Equipment

                                    Property and equipment are stated at cost.
                                    Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 5 to 39 years.

                       E.           Income Taxes

                                    The Company has elected S corporation
                                    status, pursuant to which the Company does not pay U.S. or Maryland income taxes. All income earned by the Company will be taxable to the stockholders on an individual basis.

                           CAMPBELL & COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENT (CONTINUED)

Note 2.                GENERAL PARTNER INTERESTS IN LIMITED PARTNERSHIPS

                       Campbell Strategic Allocation Fund, L.P.

                       The Company is the General Partner and trading manager of Campbell Strategic Allocation Fund, L.P. (Strategic).
                       The General Partner interest is reported at net asset value of $459,019 as of December 31, 1995.

                       Summarized financial information with respect to Strategic as of and for the year ended December 31, 1995 is as follows:

                                    Balance Sheet Data
                                           Assets                           $46,491,587
                                           Liabilities                       (1,418,053)
                                                                            ------------
                                                  Net Asset Value           $45,073,534
                                                                            ============

                                    Operating Data
                                           Total income                     $ 6,200,868
                                           Total expense                     (2,691,635)
                                                                            ------------
                                                  Net income                $ 3,509,233
                                                                            ============
                                    General Partner income allocation       $    30,160
                                                                            ============

                       The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The extent of this commitment is dependent on the subscriptions Strategic receives during the continuing offering period provided for in Strategic's prospectus. The Company, as General Partner, has contributed capital of $457,000 to Strategic. The Company is further bound by Strategic's Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed to all limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

                       As General Partner, the Company has agreed to advance funds to Strategic necessary to pay organization and offering costs related to Strategic's initial and continuous offerings. The Company is reimbursed such advanced amounts by Strategic in 30 equal monthly installments commencing after the closing of the initial offering and monthly during the continuous offering. Reimbursements for such advanced costs are limited to 2.5% of the aggregate subscriptions accepted. As of December 31, 1995, the Company has advanced $1,707,358 to Strategic for initial and continuing offering costs incurred for which it has been reimbursed $399,285 through December 31, 1995.

                       The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. As of December 31, 1995, $807,168 in selling agent commissions are subject to future reimbursement and are included in Receivable from Campbell Strategic Allocation Fund, L.P. in the balance sheet.

                       In the event Strategic terminates prior to the completion of any reimbursement of the above costs, the Company will not be entitled to any additional reimbursement from Strategic.

                           CAMPBELL & COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENT (CONTINUED)

Note 2.                GENERAL PARTNER INTERESTS IN LIMITED PARTNERSHIPS
                       (CONTINUED)

                       Campbell Financial Futures Fund Limited Partnership

                       The Company has a General Partner interest in Campbell Financial Futures Fund Limited Partnership (Financial Futures), reported at net asset value of $115,218 as of December 31, 1995.

                       Summarized financial information with respect to Financial Futures as of and for the year ended December 31, 1995 is as follows:

                                    Balance Sheet Data
                                           Assets                           $  5,814,814
                                           Liabilities                           (25,681)
                                                                            ------------

                                                  Net Asset Value           $  5,789,133
                                                                            ============

                                    Operating Data
                                           Total income                     $  1,181,586
                                           Total expense                        (282,942)
                                                                            ------------

                                                  Net income                $    898,644
                                                                            ============

                                    General Partner income allocation       $     16,843
                                                                            ============

Note 3.                TRADING ACTIVITIES AND RELATED RISKS

                       The Limited Partnerships for which the Company is either the sole General Partner or Co-General Partner engage in the speculative trading of U.S. and foreign futures contracts, options on U.S. futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The partnerships are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

                       Purchase and sale of futures and options on futures contracts requires margin deposits with a broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited. The partnerships also trade forward contracts in unregulated markets between principals and assume the risk of loss from counterparty nonperformance.

                       For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the partnerships and the Company, as General Partner, are exposed to a market risk equal to the value of derivatives purchased and unlimited liability on derivatives sold short.

                       The average fair value of derivatives held by the partnerships during 1995 was approximately $964,000 and the related year end fair value is approximately $3,001,000. The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts and long and short options at market value.

                           CAMPBELL & COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENT (CONTINUED)

                                     ----

Note 3.                TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

                       At December 31, 1995, the notional amount of contracts acquired by the partnerships to purchase totaled approximately $379,100,000, and the notional amount of such contracts to sell totaled approximately $163,700,000. These amounts do not represent the partnerships' risk of loss due to market and credit risk, but rather represent the partnerships' extent of involvement in derivatives at the balance sheet date.

                       The Company has established procedures to actively monitor and minimize market and credit risks.

Note 4.                DEMAND NOTES PAYABLE

                       The Company entered into a general security agreement with a financial institution in April, 1994 under which secured demand notes may be executed to fund various costs incurred by the Company as General Partner of Campbell Strategic Allocation Fund, L.P. The agreement is continuous until either party provides notice otherwise. Subject to the lender's demand, the notes executed under the agreement are payable in twelve equal monthly installments beginning on the last day of the month of origination. Interest, also subject to demand, is payable monthly beginning on the last day of the month of the respective origination dates at various floating rates based on the London Interbank Offered Rate (LIBOR), as specified in the agreement (currently a weighted average rate of approximately 7.99% for all notes outstanding).

                       Amounts outstanding under the agreement are secured by all personal property, other than equipment and fixtures, of the Company and are guaranteed by a stockholder of the Company. The agreement also contains certain covenants, including minimum monthly cash flow requirements, which, if not met, could subject amounts outstanding under the agreement to accelerated repayment.

                       At December 31, 1995, $789,389, including accrued interest, was outstanding under this agreement.

                       The Company has also entered into a demand note agreement with a stockholder of the Company. The agreement is continuous until either party provides notice otherwise. Interest is payable quarterly at an annual rate of 8.5%; there is no payment schedule for the principal balance. At December 31, 1995, $497,000 was outstanding under this agreement.

Note 5.                LEASE OBLIGATION

                       The Company leases office facilities under an agreement which provides for minimum base annual rentals as outlined below, plus a proportionate share of operating expenses. The lease expires August 31, 1998. The Company has the option to renew the lease for an additional 60 months. Effective July 5, 1995, the Company is subleasing a portion of its office space through the remainder of the lease term.

                           Year ending December 31
                           -----------------------
                                      1996                         $198,119
                                      1997                          199,293
                                      1998                          134,246
                                                                   --------
                             Total base annual rentals              531,658

                             Less: Sublease income                  (88,825)
                                                                   --------

                             Total net base annual rentals         $442,833
                                                                   ========

                       The Company advanced $23,000 as a security deposit relating to this lease.

                           CAMPBELL & COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENT (CONTINUED)

Note 6.                PROFIT SHARING PLAN

                       The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 3.75% of the employees' compensation. The Company may also make optional additional contributions to the Plan. For the year ended December 31, 1995, the Company provided $149,438 in matching and optional contributions to the Plan.

                (This page has been left blank intentionally.)

                                  APPENDIX I

                                   GLOSSARY

         The following glossary may assist prospective investors in understanding the terms used in this Prospectus.

         Commodity. Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities include: grains, such as wheat, corn, oats and rice; oilseed products, such as soybeans and soybean products (meal and oil); foods, such as livestock and meat, sugar, cocoa and coffee; fibers, such as cotton, lumber and plywood; metals, such as copper, silver, gold, palladium and platinum; financial instruments, such as U.S. Treasury bonds, Eurodollars, German Bund, Euromark deposit rates, and Short Sterling rates; foreign currencies, such as British pounds, Canadian dollars, Deutsche marks, Japanese yen and Swiss francs; energy supplies, such as petroleum and petroleum products (heating oil); and stock indices, such as the Standard & Poor's Composite Index, the New York Stock Exchange Composite Index and the Nikkei Stock Index Average. Traded commodities are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

         Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission.

         Commodity exchanges. Centralized market facilities, sometimes referred to as contract markets, for trading in futures contracts relating to specified commodities. Principal exchanges in the United States include the Board of Trade of the City of Chicago, the Chicago Mercantile Exchange (including the International Monetary Market), and the Commodity Exchange, Inc.

         Commodity Futures Trading Commission ("CFTC"). An independent regulatory commission of the United States government empowered to regulate commodity futures transactions and other commodity transactions under the Commodity Exchange Act.

         Commodity Pool Operator. A person engaged in the business of operating an organization that raises capital through the sale of interests in an investment trust, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in commodity contracts.

         Commodity Trading Advisor. A person who renders advice about commodities or about the trading of commodities, as part of a regular business, for profit.

         Daily price fluctuation limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange (with CFTC approval).

         Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.

         Forward contract. A cash market transaction in which buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

         Futures Commission Merchant. The person or organization that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders.

         Futures contract. A contract providing for (i) the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or (ii) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity." Trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same


                                   APP-I-1
exchange prior to delivery.

         Limit order. A trading order which sets a limit on price of execution. Limit orders (as contrasted with stop orders) do not become market orders.

         Long contract.  A commodity futures contract to accept delivery of
(buy) a specified amount and grade of a commodity at a future date at a specified price.

         Market order. A trading order to execute a trade at the most favorable price as soon as possible.

         Margin. A good faith deposit with a broker to assure fulfillment of the terms of a commodity futures contract. Commodity margins do not usually involve the payment of interest.

         Margin call. A demand for additional monies after depletion of the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

         Open position. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

         Option contract. An option contract gives the purchaser of the option contract the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price.

         Position limit. The maximum number of speculative futures contracts in any one commodity (on one contract market) imposed by the CFTC or an exchange that can be held or controlled at one time, by one person or a group of persons acting together.

         Round-turn trade. The initial purchase or sale of a commodity futures contract and the subsequent offsetting sale or purchase of a contract.

         Short contract. A futures contract to make delivery of (sell) a specified amount and trade of a commodity at a future date at a specified price.

         Spot contract. A cash market transaction in which buyer and seller agree to the purchase and sale of a specified commodity lot for immediate delivery.

         Spreads. A commodity futures trading transaction involving the simultaneous holding of commodity futures contracts dealing with the same commodity but involving different delivery dates or delivery markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different commodity futures contracts.

         Stop order. An order given to a broker to execute a trade in a futures contract when the market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or losses on open positions. Stop orders become market orders when the stop order price is reached.


         Unrealized profit or loss. The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.



                                   APP-I-2

                              BLUE SKY GLOSSARY

         The following definitions are included in this Appendix III in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the "Guidelines for the Registration of Commodity Pool Programs" Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Fund.

         Definitions - As used in the Guidelines, the following terms have the following meanings:

         Administrator - The official or agency administering the security laws of a state.

         Advisor - Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

         Affiliate - An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

         Capital Contributions - The total investment in a Program by a Participant or by all Participants, as the case may be.

         Commodity Broker - Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

         Commodity Contract - A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

         Cross Reference Sheet - A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

         Net Assets - The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

         Net Asset Value Per Program Interest - The Net Assets divided by the number of Program Interests outstanding.

         Net Worth - The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

         New Trading Profits - The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

         Organizational and Offering Expenses - All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

         Participant - The holder of a Program Interest.

         Person - Any natural Person, partnership, corporation, association or other legal entity.

         Pit Brokerage Fee - Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

                                   APP-I-3

         Program - A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

         Program Broker - A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

         Program Interest - A limited partnership interest or other security representing ownership in a program.

         Pyramiding - A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

         Sponsor - Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

         Valuation Date - The date as of which the Net Assets of the Program are determined.


         Valuation Period - A regular period of time between Valuation



                                   APP-I-4

                                 APPENDIX II



                    SUPPLEMENTARY PERFORMANCE INFORMATION



                  The following tables present the performance of the two portfolios in which the Fund trades, and the overall composite returns of all accounts managed by Campbell & Company over its 25 year history.



                  THESE TABLES DO NOT REPRESENT THE ACTUAL PERFORMANCE OF THE FUND, WHICH WAS NOT IN EXISTENCE DURING MUCH OF THE TIME FRAME COVERED BY THESE TABLES. PLEASE SEE TABLE 1 ON PAGE 21 FOR THE FUND'S ACTUAL PERFORMANCE.



                  The following tables are presented to demonstrate the overall performance of Campbell & Company's management and trading systems during their entire history. Campbell & Company is a highly systematic trader, which uses essentially the same systematic approach in each market traded. These systems and models have evolved over time, but Campbell & Company applies the same basic trading policies now as it did when it began in 1972. Investors should note that on both an individual and a composite basis, accounts and other funds managed by Campbell & Company have at times incurred significant losses, greater than any losses sustained to date by the Fund. These tables are not representative of how the Fund has or will perform.



                  THE FOLLOWING TABLES INCLUDE THE PERFORMANCE OF PROGRAMS AND ACCOUNTS WHICH HAVE TRADED PURSUANT TO THE SAME SYSTEMS AS THE FUND, BUT WHICH HAVE MATERIAL DIFFERENCES FROM THE FUND. THE FUND WILL NOT EXPERIENCE IN THE FUTURE THE RESULTS SHOWN IN THE COMPOSITE TABLES BECAUSE OF DIFFERENCES IN BROKERAGE FEES, ADVISORY AND PERFORMANCE FEES AND TREATMENT OF INTEREST INCOME BETWEEN THE FUND AND ACCOUNTS INCLUDED IN SUCH TABLES. THE SIZE OF THE FUND'S ASSETS ALSO MAY AFFECT PARTICULAR TRADING DECISIONS, SUCH AS THE RELATIVE SIZE OF POSITIONS TAKEN, DEGREE OF DIVERSIFICATION AND PARTICULAR COMMODITIES TRADED AND MAY AFFECT GENERALLY THE DESIGN AND EXECUTION OF CAMPBELL & COMPANY'S TRADING METHODS. IN ANY EVENT, PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURES RESULTS.



          FUTURES TRADING IS SPECULATIVE. INVESTORS MAY LOSE ALL OR
                    SUBSTANTIALLY ALL OF THEIR INVESTMENT.



                                   APP-II-1

                                   TABLE 5
                FINANCIAL, METAL & ENERGY LARGE PORTFOLIO (5)



WORST MONTHLY PERCENTAGE DRAW-DOWN(3):  June, 1986/17.68% WORST
PEAK-TO-VALLEY DRAW-DOWN(4): March - November, 1986 / 41.94%



      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  [GRAPHIC]



             ----------------------------------------------------------------------------------------------------------------------
                                                                    Rate of Return (1)
                                                         (Computed on a compounded monthly basis)
             ----------------------------------------------------------------------------------------------------------------------
                       1996 YTD          1995                    1994                     1993                   1992
-----------------------------------------------------------------------------------------------------------------------------------
Month        Return       VAMI (2)     Return     VAMI (2)      Return    VAMI (2)       Return    VAMI (2)    Return     VAMI (2)
-----------------------------------------------------------------------------------------------------------------------------------
January        5.46%      $ 5,875      -4.53%     $ 4,452       -4.67%    $    5,339      -0.71%   $  5,312    -5.54%   $    4,454
-----------------------------------------------------------------------------------------------------------------------------------
February      -5.63%        5,544       5.85%       4,713       -6.81%         4,975      13.74%      6,042    -3.58%        4,294
-----------------------------------------------------------------------------------------------------------------------------------
March          5.62%        5,856       9.58%       5,164        7.00%         5,324      -5.79%      5,692     1.05%        4,339
-----------------------------------------------------------------------------------------------------------------------------------
April          3.49%        6,060       2.08%       5,271       -1.77%         5,229       2.99%      5,862    -2.78%        4,219
-----------------------------------------------------------------------------------------------------------------------------------
May           -1.71%        5,956       0.88%       5,318       -2.78%         5,084       2.81%      6,027     1.14%        4,267
-----------------------------------------------------------------------------------------------------------------------------------
June           1.29%        6,033      -0.90%       5,270        5.25%         5,351       2.55%      6,181    10.66%        4,722
-----------------------------------------------------------------------------------------------------------------------------------
July           0.01%        6,034      -4.05%       5,057       -4.36%         5,118       5.55%      6,524    10.40%        5,213
-----------------------------------------------------------------------------------------------------------------------------------
August         1.78%        6,141       5.83%       5,351       -3.79%         4,924      -4.33%      6,241     4.99%        5,473
-----------------------------------------------------------------------------------------------------------------------------------
September      2.47%        6,293      -3.47%       5,166        6.92%         5,264      -4.83%      5,940    -2.17%        5,354
-----------------------------------------------------------------------------------------------------------------------------------
October       12.06%        7,052       1.20%       5,228        0.36%         5,283      -6.19%      5,572    -4.67%        5,104
-----------------------------------------------------------------------------------------------------------------------------------
November      12.22%        7,914      -0.24%       5,215       -7.02%         4,912       0.59%      5,605     6.26%        5,424
-----------------------------------------------------------------------------------------------------------------------------------
December      -4.30%        7,574       6.82%       5,571       -5.07%         4,663      -0.08%      5,600    -1.36%        5,350
-----------------------------------------------------------------------------------------------------------------------------------
Year          35.95%                   19.46%                  -16.73%                     4.68%               13.47%
-----------------------------------------------------------------------------------------------------------------------------------



         *SEE TABLE 1 ON PAGE 21 FOR ACTUAL PERFORMANCE OF THE FUND.



 See the notes on page APP-II-8 which are an integral part of the performance presentation.


                                   APP-II-2

               ----------------------------------------------------------------------------------------------------------------
                                                        Rate of Return (1)
                                             (Computed on a compounded monthly basis)
               ----------------------------------------------------------------------------------------------------------------
                      1991                  1990                     1989                  1988                    1987
-------------------------------------------------------------------------------------------------------------------------------
Month          Return     VAMI(2)    Return      VAMI(2)      Return      VAMI(2)   Return      VAMI(2)     Return      VAMI(2)
-------------------------------------------------------------------------------------------------------------------------------
January        -7.89%    $3,312       3.00%      $2,739        7.90%     $2,017      -0.08%     $1,730      33.71%     $1,409
-------------------------------------------------------------------------------------------------------------------------------
February       -1.59%     3,260       0.59%       2,755       -1.99%      1,977       2.39%      1,772       3.23%      1,454
-------------------------------------------------------------------------------------------------------------------------------
March          20.41%     3,925       3.37%       2,848       10.74%      2,189      -1.88%      1,738      13.51%      1,650
-------------------------------------------------------------------------------------------------------------------------------
April          -1.87%     3,852       4.62%       2,979        1.94%      2,232      -5.12%      1,649      15.39%      1,904
-------------------------------------------------------------------------------------------------------------------------------
May             2.81%     3,960     -11.50%       2,637       13.72%      2,538       1.63%      1,676      -4.17%      1,825
-------------------------------------------------------------------------------------------------------------------------------
June            1.49%     4,019       8.29%       2,855        1.88%      2,586       8.29%      1,815      -3.21%      1,766
-------------------------------------------------------------------------------------------------------------------------------
July           -7.96%     3,699      10.04%       3,142        0.55%      2,600      -0.68%      1,803       9.80%      1,940
-------------------------------------------------------------------------------------------------------------------------------
August          3.79%     3,839      12.30%       3,528       -0.81%      2,579      -0.22%      1,799      -1.12%      1,918
-------------------------------------------------------------------------------------------------------------------------------
September       6.07%     4,072       2.59%       3,620       -4.27%      2,469       4.80%      1,885       2.71%      1,970
-------------------------------------------------------------------------------------------------------------------------------
October         0.63%     4,098       1.25%       3,665       -6.88%      2,299      -0.06%      1,884     -13.45%      1,705
-------------------------------------------------------------------------------------------------------------------------------
November       -2.03%     4,015      -1.35%       3,616        2.46%      2,356      -0.35%      1,877      -0.53%      1,696
-------------------------------------------------------------------------------------------------------------------------------
December       17.45%     4,715      -0.54%       3,596       12.88%      2,659      -0.42%      1,870       2.11%      1,732
-------------------------------------------------------------------------------------------------------------------------------
Year           31.12%                35.24%                   42.23%                  7.96%                 64.38%
-------------------------------------------------------------------------------------------------------------------------------







               ----------------------------------------------------------------------------------------------------------------
                                                                   Rate of Return (1)
                                                        (Computed on a compounded monthly basis)
               ----------------------------------------------------------------------------------------------------------------
                              1986                          1985                        1984                         1983
-------------------------------------------------------------------------------------------------------------------------------
Month                 Return        VAMI(2)        Return         VAMI(2)       Return         VAMI(2)       Return      VAMI(2)
-------------------------------------------------------------------------------------------------------------------------------
January               -6.28%        $1,419          3.63%         $1,180         1.27%        $  908
-------------------------------------------------------------------------------------------------------------------------------
February              17.84%         1,673         11.59%          1,316         2.12%           927
-------------------------------------------------------------------------------------------------------------------------------
March                  6.48%         1,781          0.74%          1,326         2.44%           950                     $1,000
-------------------------------------------------------------------------------------------------------------------------------
April                 -7.87%         1,641          5.97%          1,405         0.09%           951         -0.40%         996
-------------------------------------------------------------------------------------------------------------------------------
May                    5.01%         1,723          2.92%          1,446         9.78%         1,044          0.18%         998
-------------------------------------------------------------------------------------------------------------------------------
June                 -17.68%         1,418         -2.18%          1,415        -5.50%           986         -3.71%         961
-------------------------------------------------------------------------------------------------------------------------------
July                   5.21%         1,492          5.48%          1,492         6.86%         1,054          3.27%         992
-------------------------------------------------------------------------------------------------------------------------------
August                 7.61%         1,606         -3.63%          1,438        -1.34%         1,040         -1.47%         978
-------------------------------------------------------------------------------------------------------------------------------
September            -17.22%         1,329        -11.29%          1,276         8.32%         1,126          0.83%         986
-------------------------------------------------------------------------------------------------------------------------------
October              -11.74%         1,173          3.95%          1,326         2.79%         1,158         -4.18%         945
-------------------------------------------------------------------------------------------------------------------------------
November             -11.84%         1,034         10.45%          1,465        -3.12%         1,122         -1.93%         926
-------------------------------------------------------------------------------------------------------------------------------
December               1.84%         1,053          3.40%          1,515         1.49%         1,138         -3.21%         897
-------------------------------------------------------------------------------------------------------------------------------
Year                 -30.45%                       33.05%                       26.96%                      -10.34%
-------------------------------------------------------------------------------------------------------------------------------




 See the notes on page APP-II-8 which are an integral part of the performance presentation.



                                APP-II-3

                                   TABLE 6
                       GLOBAL DIVERSIFIED PORTFOLIO (6)



WORST MONTHLY PERCENTAGE DRAW-DOWN(3):  April, 1986/14.41%
WORST PEAK-TO-VALLEY DRAW-DOWN(4): March - November, 1986 / 29.71%



      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              [GRAPHIC]




               --------------------------------------------------------------------------------------------
                                                  Rate of Return (1)
                                           (Computed on a compounded monthly basis)
               --------------------------------------------------------------------------------------------
                  1996 YTD                 1995                     1994                     1993
-----------------------------------------------------------------------------------------------------------
Month          Return   VAMI (2)      Return   VAMI (2)      Return      VAMI (2)      Return    VAMI (2)
-----------------------------------------------------------------------------------------------------------
January         3.77%   $   2,981     -2.87%   $   2,619     -3.77%     $    2,367     0.31%    $    2,410
-----------------------------------------------------------------------------------------------------------
February       -7.22%       2,765      4.85%       2,746     -8.45%          2,167    12.43%         2,710
-----------------------------------------------------------------------------------------------------------
March           3.41%       2,860      4.02%       2,857      6.35%          2,305    -3.09%         2,626
-----------------------------------------------------------------------------------------------------------
April           5.15%       3,007      1.40%       2,897     -3.74%          2,219    -0.01%         2,626
-----------------------------------------------------------------------------------------------------------
May            -2.67%       2,927     -1.30%       2,859      3.49%          2,296     2.79%         2,699
-----------------------------------------------------------------------------------------------------------
June            0.91%       2,953      0.08%       2,861     14.90%          2,638     3.81%         2,802
-----------------------------------------------------------------------------------------------------------
July           -1.13%       2,920     -5.49%       2,704      2.53%          2,705     4.60%         2,931
-----------------------------------------------------------------------------------------------------------
August          2.09%       2,981      2.57%       2,774     -3.35%          2,614    -6.12%         2,751
-----------------------------------------------------------------------------------------------------------
September       1.73%       3,033     -2.75%       2,697      3.48%          2,705    -7.07%         2,557
-----------------------------------------------------------------------------------------------------------
October        13.44%       3,440     -0.75%       2,677      0.50%          2,719    -5.45%         2,417
-----------------------------------------------------------------------------------------------------------
November       10.47%       3,800      0.77%       2,698      2.84%          2,796    -2.31%         2,362
-----------------------------------------------------------------------------------------------------------
December       -3.90%       3,652      6.47%       2,872     -3.56%          2,697     4.17%         2,460
-----------------------------------------------------------------------------------------------------------
Year           27.15%                  6.52%                  9.61%                    2.39%
-----------------------------------------------------------------------------------------------------------




         *SEE TABLE 1 ON PAGE 21 FOR ACTUAL PERFORMANCE OF THE FUND.



 See the notes on page APP-II-8 which are an integral part of the performance presentation.


                                   APP-II-4

             ------------------------------------------------------------------------------------------------------------------
                                                          Rate of Return (1)
                                               (Computed on a compounded monthly basis)
             ------------------------------------------------------------------------------------------------------------------
Month                 1992                       1991                        1990                         1989
-------------------------------------------------------------------------------------------------------------------------------
January      Return         VAMI(2)       Return        VAMI(2)       Return        VAMI(2)        Return        VAMI(2)
-------------------------------------------------------------------------------------------------------------------------------
February     -5.55%         2,108         -7.59%        $1,795         5.63%        $1,553         -3.86%        $1,120
-------------------------------------------------------------------------------------------------------------------------------
March        -5.04%         2,001         -2.58%         1,749         2.45%         1,591         -1.28%         1,106
-------------------------------------------------------------------------------------------------------------------------------
April        -2.61%         1,949         16.04%         2,029         5.68%         1,681         10.69%         1,224
-------------------------------------------------------------------------------------------------------------------------------
May          -2.22%         1,906         -1.66%         1,996         8.34%         1,821         -1.01%         1,212
-------------------------------------------------------------------------------------------------------------------------------
June         -2.26%         1,863          2.66%         2,049       -12.09%         1,601         11.35%         1,349
-------------------------------------------------------------------------------------------------------------------------------
July         10.64%         2,061          5.43%         2,160         4.55%         1,674          0.72%         1,359
-------------------------------------------------------------------------------------------------------------------------------
August       11.14%         2,291         -8.54%         1,976         4.32%         1,746          4.64%         1,422
-------------------------------------------------------------------------------------------------------------------------------
September     4.53%         2,394         -2.92%         1,918         8.98%         1,903         -4.47%         1,358
-------------------------------------------------------------------------------------------------------------------------------
October      -0.43%         2,384          2.11%         1,958         0.72%         1,917         -2.68%         1,322
-------------------------------------------------------------------------------------------------------------------------------
November     -3.21%         2,307          0.31%         1,964         2.13%         1,957         -3.08%         1,281
-------------------------------------------------------------------------------------------------------------------------------
December      4.24%         2,405         -2.09%         1,923         0.07%         1,959          4.07%         1,333
-------------------------------------------------------------------------------------------------------------------------------
Year         -0.11%         2,403         16.01%         2,231        -0.82%         1,943         10.24%         1,470
-------------------------------------------------------------------------------------------------------------------------------
              7.68%                       14.86%                      32.18%                       26.16%
-------------------------------------------------------------------------------------------------------------------------------





                ---------------------------------------------------------------------------
                                              Rate of Return (1)
                                  (Computed on a compounded monthly basis)
                ---------------------------------------------------------------------------
                        1988                       1987                      1986
-------------------------------------------------------------------------------------------
Month           Return       VAMI(2)        Return      VAMI(2)        Return      VAMI(2)
-------------------------------------------------------------------------------------------
January         -5.70%       $  922         12,05%      $  823                     $1,000
-------------------------------------------------------------------------------------------
February         1.69%          937         -1.09%         814         -0.11%         999
-------------------------------------------------------------------------------------------
March           -3.03%          909          3.24%         840          4.14%       1,040
-------------------------------------------------------------------------------------------
April           -5.83%          856         16.56%         980        -14.41%         890
-------------------------------------------------------------------------------------------
May              9.86%          940         -1,28%         967          3.56%         922
-------------------------------------------------------------------------------------------
June            25.99%        1,185         -1.53%         952         -6.68%         870
-------------------------------------------------------------------------------------------
July            -2.01%        1,161          5.25%       1,002          6.53%         926
-------------------------------------------------------------------------------------------
August           0.65%        1,168         -3.88%         963          5.08%         974
-------------------------------------------------------------------------------------------
September        0.28%        1,172         -1.72%         947         -9.92%         877
-------------------------------------------------------------------------------------------
October         -0.10%        1,171        -10.16%         851        -10.93%         781
-------------------------------------------------------------------------------------------
November         1.05%        1,183          8.18%         920         -6.41%         731
-------------------------------------------------------------------------------------------
December        -1.51%        1,165          6.23%         977          0.47%         734
-------------------------------------------------------------------------------------------
Year            19.18%                      33.08%                    -26.55%
-------------------------------------------------------------------------------------------






 See the notes on page App-II-8 which are an integral part of the performance presentation.








                                   APP-II-5

                                   TABLE 7
          COMPOSITE OF ALL ACCOUNTS TRADED BY CAMPBELL & COMPANY(7)



INCEPTION OF TRADING:   January, 1972
TOTAL CURRENT NET ASSETS: $553.9 million (Nominal Funds); $547.0 million (Actual Funds)
WORST MONTHLY PERCENTAGE DRAW-DOWN(3):  April, 1986/16.70%
WORST PEAK-TO-VALLEY DRAW-DOWN(4): March - November, 1986 / 37.61%




      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              [GRAPHIC]



             ---------------------------------------------------------------------------------------------------------------------
                                                                 Rate of Return (1)
                                                      (Computed on a compounded monthly basis)
             ---------------------------------------------------------------------------------------------------------------------
                   1995 YTD             1995                1994                1993              1992                 1991
----------------------------------------------------------------------------------------------------------------------------------
Month        Return    VAMI(2)   Return    VAMI(2)   Return   VAMI(2)   Return    VAMI(2)  Return    VAMI(2)    Return    VAMI(2)
----------------------------------------------------------------------------------------------------------------------------------
January       5.74%   $56.916   -4.48%   $43.552     -4.59%  $51.933    -1.23%   $52.618   -5.530%    $44.492   -8.05%   $34.217
----------------------------------------------------------------------------------------------------------------------------------
February     -5.69%    53.677    5.64%    46.009     -6.86%   48.370    13.90%    59.932    -3.88%     42.766   -2.28%    33.437
----------------------------------------------------------------------------------------------------------------------------------
March         5.31%    56.528    9.45%    50.357      6.01%   51.277    -5.74%    56.492     0.52%     42.988   19.78%    40.051
----------------------------------------------------------------------------------------------------------------------------------
April         3.53%    58.523    1.80%    51.263     -2.20%   50.149     2.96%    58.164    -2.71%     41.823   -1.99%    39.254
----------------------------------------------------------------------------------------------------------------------------------
May          -1.81%    57.464    0.17%    51.350     -2.80%   48.745     2.76%    59.769     0.80%     42.158    2.75%    40.334
----------------------------------------------------------------------------------------------------------------------------------

June          1.26%    58.188   -1.07%    50.801      5.92%   51.631     2.81%    61.449    10.72%     46.677    2.32%   41.2691
----------------------------------------------------------------------------------------------------------------------------------
July         -0.19%    58.077   -3.83%    48.855     -3.24%   49.958     5.47%    64.810    10.23%     51.452   -8.46%    37.778
----------------------------------------------------------------------------------------------------------------------------------
Auaust        1.93%    59.198    6.04%    51.806     -4.14%   47.890    -4.85%    61.667     4.93%     53.989   2.561%    38.745
----------------------------------------------------------------------------------------------------------------------------------
September     2.37%    60.601   -3.62%    49.931      6.67%   51.084    -5.06%    58.546    -2.42%     52.682    5.51%    40.880
----------------------------------------------------------------------------------------------------------------------------------
October      12.20%    67.994    1.10%    50.480      0.57%   51.375    -6.59%    54.688    -3.66%     50.754    0.54%    41.101
----------------------------------------------------------------------------------------------------------------------------------
November     12.08%    76.208   -0.16%    50.399     -6.55%   48.010    -0.18%    54.590     5.97%     53.784   -2.12%    40.229
----------------------------------------------------------------------------------------------------------------------------------
December     -4.23%    72.985    6.80%    53.826     -5.03%   45.595    -0.29%   54.4311    -0.95%     53.273   17.07%    47.097
----------------------------------------------------------------------------------------------------------------------------------
Year         35.57%             18.05%              -16.23%              2.17%    13.111               26.560
----------------------------------------------------------------------------------------------------------------------------------



         *SEE TABLE 1 ON PAGE 21 FOR ACTUAL PERFORMANCE OF THE FUND.



 See the notes on page APP-II-8 which are an integral part of the performance presentation.


                                   APP-II-6

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



              ----------------------------------------------------------------------------------------------------------------
                                                        Rate of Return (1)
                                             (Computed on a compounded monthly basis)
              ----------------------------------------------------------------------------------------------------------------
                      1990                          1989                          1988                          1987
------------------------------------------------------------------------------------------------------------------------------
Month         Return         VAMI(2)        Return         VAMI(2)        Return         VAMI(2)         Return      VAMI (2)
------------------------------------------------------------------------------------------------------------------------------
January        3.70%        $29,092          1.23%        $22,131         -6.64%        $19,536           11.72%    $  19,439
------------------------------------------------------------------------------------------------------------------------------
February       0.44%         29,220         -1.99%         21,691          1.27%         19,784           -2.35%       18,982
------------------------------------------------------------------------------------------------------------------------------
March          3.86%         30,348         10.73%         24,018         -4.05%         18,983            2.53%       19,462
------------------------------------------------------------------------------------------------------------------------------
April          5.44%         31,999          0.12%         24,047         -7.79%         17,504           17.53%       22,874
------------------------------------------------------------------------------------------------------------------------------
May          -11.69%         28,258         13.34%         27,255          6.98%         18,726           -1.74%       22,476
------------------------------------------------------------------------------------------------------------------------------
June           7.08%         30,259          1.13%         27,563         21.37%         22,728           -2.80%       21,847
------------------------------------------------------------------------------------------------------------------------------
July           8.58%         32,855          2.15%         28,155         -2.48%         22,164            4.71%       22,876
------------------------------------------------------------------------------------------------------------------------------
August        11.33%         36,578         -2.70%         27,396         -0.20%         22,120           -5.25%       21,675
------------------------------------------------------------------------------------------------------------------------------
September      2.19%         37,379         -4.09%         26,275          1.10%         22,363           -3.02%       21,020
------------------------------------------------------------------------------------------------------------------------------
October        1.64%         37,992         -6.27%         24,627         -0.96%         22,149          -13.41%       18,201
------------------------------------------------------------------------------------------------------------------------------
November      -1.25%         37,517          2.46%         25,233          0.21%         22,195            7,78%       19,617
------------------------------------------------------------------------------------------------------------------------------
December      -0.81%         37,213         11.18%         28,054           .50%         21,862            6.67%       20,926
------------------------------------------------------------------------------------------------------------------------------
Year          32.65%                        28.32%                         4.47%                          20.27%
------------------------------------------------------------------------------------------------------------------------------



                 ---------------------------------------------------------
                                   Rate of Return (1)
                        (Computed on a compounded monthly basis)
                 ---------------------------------------------------------
                           1986                            1985
--------------------------------------------------------------------------
Month              Return         VAMI (2)         Return         VAMI (2)
--------------------------------------------------------------------------
January              -0.62%        $24,086          1.47%        $18,800
--------------------------------------------------------------------------
February             10.91%         26,714          9.45%         20,576
--------------------------------------------------------------------------
March                 4.19%         27,833          1.47%         20,879
--------------------------------------------------------------------------
April               -16.70%         23,185          2.89%         21,482
--------------------------------------------------------------------------
May                   1.35%         23,498         -2.44%         20,958
--------------------------------------------------------------------------
June                 -6.89%         21,879         -7.70%         19,344
--------------------------------------------------------------------------
July                  5.97%         23,185         12.40%         21,743
--------------------------------------------------------------------------
August                4.72%         24,279         -1.12%         21,500
--------------------------------------------------------------------------
September           -10.78%         21,662         -8.82%         19,603
--------------------------------------------------------------------------
October             -13.32%         18,777         12.24%         22,003
--------------------------------------------------------------------------
November             -7.51%         17,367          3.74%         22,826
--------------------------------------------------------------------------
December              0.19%         17,400          6.18%         24,236
--------------------------------------------------------------------------
Year                -28.21%                        30.81%
--------------------------------------------------------------------------



                 ------------------------------------------------------------------------------------------------------------------
                                                                    Rate of Return (1)
                                                        (Computed on a compounded monthly basis)
                 ------------------------------------------------------------------------------------------------------------------
                         1984                   1983                   1982                   1981                   1980
-----------------------------------------------------------------------------------------------------------------------------------
Month            Return     VAMI(2)     Return      VAMI(2)    Return      VAMI(2)     Return      VAMI(2)     Return      VAMI(2)
-----------------------------------------------------------------------------------------------------------------------------------
January           3.79%    $16,160      11.37%      $17,153     2.82%     $13,260       2.58%     $16,410      25.29%     $12,275
-----------------------------------------------------------------------------------------------------------------------------------
February         -1.19%     15,967      -0.90%       16,999     4.50%      13,856      -0.63%      16,306       0.73%      12,364
-----------------------------------------------------------------------------------------------------------------------------------
March            -0.07%     15,956      -3.03%       16,484     5.66%      14,641      -6.87%      15,186      10.45%      13,656
-----------------------------------------------------------------------------------------------------------------------------------
April            -0.83%     15,824      -1.78%       16,190     4.24%      15,261      -6.93%      14,134      -0.41%      13,600
-----------------------------------------------------------------------------------------------------------------------------------
May               6.73%     16,889       7.16%       17,350     3.46%      15,789      -1.95%      13,858       7.38%      14,604
-----------------------------------------------------------------------------------------------------------------------------------
June             -4.99%     16,046      -9.29%       15,738     8.74%      17,169       3.27%      14,311       0.10%      14,619
-----------------------------------------------------------------------------------------------------------------------------------
July             12.98%     18,129      -3.56%       15,177    -8.49%      15,712     -10.50%      12,809       9.16%      15,958
-----------------------------------------------------------------------------------------------------------------------------------
August           -2.90%     17,603      11.90%       16,984    12.46%      17,669       2.52%      13,131      -5.06%      15,150
-----------------------------------------------------------------------------------------------------------------------------------
September         5.30%     18,536      -6.72%       15,842    10.87%      19,590      -3.54%      12,667      -1.24%      14,962
-----------------------------------------------------------------------------------------------------------------------------------
October          -1.11%     18,330       1.32%       16,051    -7.61%      18,099      -7.25%      11,748      -7.07%      13,905
-----------------------------------------------------------------------------------------------------------------------------------
November        -1.071%     18,134      -3.36%       15,512    -9.22%      16,431      20.15%      14,116       0.27%      13,942
-----------------------------------------------------------------------------------------------------------------------------------
December          2.17%     18,527       0.37%       15,570    -6.26%      15,402      -8.64%      12,896      14.74%      15,997
-----------------------------------------------------------------------------------------------------------------------------------
Year             19.00%                  1.09%       19.43%                           -19.39%                  63.29%
-----------------------------------------------------------------------------------------------------------------------------------




            -----------------------------------------------------------------------------------------------------------------------
                                                        Rate of Return (1)
                                            (Computed on a compounded quarterly basis)
            -----------------------------------------------------------------------------------------------------------------------
                      1979                             1978                           1977                        1976
-----------------------------------------------------------------------------------------------------------------------------------
Qtr Ending   Return          VAMI(2)          Return          VAMI(2)        Return         VAMI(2)        Return       VAMI(2)
-----------------------------------------------------------------------------------------------------------------------------------
March         7.51%          $11,654          17.80%          $13,198         8.66%        $ 9,212        -25.90%        $5,336
-----------------------------------------------------------------------------------------------------------------------------------
June          8.96%           12,698          -8.51%           12,074        19.87%         11,043         62.33%         8,661
-----------------------------------------------------------------------------------------------------------------------------------
September     5.04%           13,338           7.44%           12,973        -2.83%         10,730         -5.07%         8,222
-----------------------------------------------------------------------------------------------------------------------------------
December    -26.55%            9,797         -16.44%           10,840         4.41%         11,203          3.11%         8,478
-----------------------------------------------------------------------------------------------------------------------------------
Year         -9.62%                           -3.24%                         32.15%                        17.74%
-----------------------------------------------------------------------------------------------------------------------------------





                -------------------------------------------------------------------------------------------------------------------
                                                        Rate of Return (1)
                                            (Computed on a compounded quarterly basis)
                -------------------------------------------------------------------------------------------------------------------
                        1975                         1974                         1973                        1972
-----------------------------------------------------------------------------------------------------------------------------------
Qtr Ending      Return        VAMI(2)        Return        VAMI(2)        Return        VAMI(2)        Return        VAMI(2)
-----------------------------------------------------------------------------------------------------------------------------------
March            0.37%        $6,578          9.04%        $5,499         29.37%        $2,286         -6.52%        $  935
-----------------------------------------------------------------------------------------------------------------------------------
June           -12.44%         5,760         11.50%         6,132         95.77%         4,476         19.62%         1,118
-----------------------------------------------------------------------------------------------------------------------------------
September       22.34%         7,046         23.39%         7,566         20.71%         5,403         16.18%         1,299
-----------------------------------------------------------------------------------------------------------------------------------
December         2.19%         7,201        -13.38%         6,554         -6.65%         5,043         36.03%         1,767
-----------------------------------------------------------------------------------------------------------------------------------
                 9.87%                       29.94%                      185.39%                       76.72%
-----------------------------------------------------------------------------------------------------------------------------------



 See the notes on page APP-II-8 which are an integral part of the performance presentation.



                                   APP-II-7

                        NOTES TO SUPPLEMENTARY TABLES



1. The "RATE OF RETURN" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Rates of Return", except for accounts which close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January, 1987, "Rate of Return" is calculated using the Only Accounts Traded (OAT) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The records of many of the accounts in the tables prior to 1987 do not document the exact dates of capital additions and withdrawals. Accordingly, there is insufficient data to calculate rate of return during such periods using the OAT method. Campbell & Company has no reason to believe that the pre-1987 annual rates of return would be materially different if the OAT method were used to calculate such returns. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.



2. The "VAMI" ("VALUE OF AN INITIAL $1,000 INVESTMENT") is calculated by multiplying the "Rate of Return" times the prior period VAMI and then adding this number to the prior period VAMI.



3. "Worst Monthly Percentage Draw-down" is the largest monthly loss experienced by the Portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the Portfolio and includes the month and year of such drawdown. A small number of accounts in the Portfolio composites have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.



4. "Worst Peak-to-Valley Draw-down" is the largest cumulative loss experienced by the Portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such drawdown. A small number of accounts in the Portfolio composites have experienced peak-to-valley drawdowns which are materially larger than the largest composite peak-to-valley drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.



5. Table 5 contains the composite performance of accounts traded pursuant to the Financial, Metal & Energy Large Portfolio, which is the portfolio primarily utilized for the Fund. The data presented reflects the composite performance of 366 accounts traded according to the Financial, Metal & Energy Large Portfolio. The data below is as of November 30, 1996. From inception of Campbell & Company's Financial, Metal & Energy Large Portfolio in April 1983, 362 accounts have been closed; 96 of the accounts closed transferred to the Financial, Metal & Energy Small Portfolio. Of the remaining 266 closed accounts, 79 closed with a profit and 187 closed with a loss. 4 accounts remained open, all of which were profitable. The open accounts ranged in size from $19,000,000 to in excess of $100,000,000, with an average account size of approximately$119,500,000. The average composite monthly return for the period from January, 1991 through November, 1996 was 1.29% compared to the average of average monthly returns for all accounts of 0.80% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate. The "Net Performance" figures in the tables are net of management and incentive fees; these fees range from 0% to 6% for management fees and 15% to 25% for incentive fees. Prior to January 1988, most of the client equity traded pursuant to the Financial, Metal & Energy Portfolio consisted of one large account. Due to client-imposed restrictions on this account and the small amount of equity in other accounts, certain markets were not traded, including stock indices, precious metals and energies. These differences affected performance during this period.



6. Table 6 reflects the composite performance of all accounts (a total of 20 accounts) traded according to the Global Diversified Portfolio. Of these accounts, 9 had closed as of November 30, 1996, 7 with aggregate gains and 2 with net losses. All of the 11 open accounts are profitable. The open accounts range in size from $530,000 to $21,600,000, with an average account size of approximately $2,900,000. The average composite monthly return for the period from January 1991 through November 1996 is 1.11% compared to the average of average monthly returns for all accounts of


                                   APP-II-8

1.06% over the same time period. The net assets under management in the Portfolio include "notional equity " in one account which totaled $500,000 as of November 30, 1996. Such notional funds represent less than 10% of ending net assets and do not materially distort rates of return for the periods involved. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.



7. Table 7 reflects the composite performance results of all accounts advised by Campbell & Company for all of its trading portfolios. A total of 548 accounts have been managed by Campbell & Company pursuant to all its trading portfolios. On or prior to November 30, 1996, 485 accounts closed; 162 of which closed with a profit and 323 of which closed with a loss. Of the 63 open accounts, 60 accounts are profitable and 3 accounts are unprofitable. The open accounts range in size from $117,000 to in excess of $100,000,000, with an average account size of approximately $9,100,000. The net assets under management include "notional equity" in 29 accounts which totaled approximately $6,914,000 as of November 30, 1996. Such notional funds represent less than 10% of ending net assets and do not materially distort rates of return for the periods involved. The data in this composite table do not reflect the performance of any one account, but rather is a combination of the historical performance of multiple accounts and portfolios. Therefore, an individual account and a particular trading portfolio may have realized more or less favorable results than the composite indicates.




                                   APP-II-9

                                                                     EXHIBIT A


                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                    AMENDED AGREEMENT OF LIMITED PARTNERSHIP

                                   ARTICLE 1.
                               FORMATION AND NAME

         The parties to this Amended Agreement of Limited Partnership (the "Agreement") have formed Campbell Strategic Allocation Fund, L.P. (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act in effect on the date thereof (the "Act") and do hereby continue the Partnership pursuant to the terms herein as of September 23, 1993. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney which may be filed with this Agreement and any amendment hereto and such additional information as is required from him to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents at the request of the General Partner.

                                   ARTICLE 2.
                     PRINCIPAL OFFICE AND REGISTERED AGENT

         The principal office of the Partnership shall be 210 West Pennsylvania Avenue, Baltimore, Maryland 21204, or such other place as the General Partner may designate from time to time. The Registered Agent for the Limited Partnership is D. Keith Campbell, 210 West Pennsylvania Avenue, Baltimore, Maryland 21204. The Tax Matters Partner for the Limited Partnership is Campbell & Company, Inc.

                                   ARTICLE 3.
                    BUSINESS AND PURPOSE OF THE PARTNERSHIP

         The Partnership's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of futures and other related investment interests and any activities incidental or related thereto. The objective of the Partnership business is appreciation of its assets through speculative trading.

                                   ARTICLE 4.
                       TERM, DISSOLUTION AND FISCAL YEAR

         4.1 Term. The term of the Partnership commenced upon the execution and filing of the Certificate of Limited Partnership, as amended, and shall end upon the first to occur of the following: (i) December 31, 2023; (ii) an election to dissolve the Partnership in accordance with the provisions of
Article 4.2 by Limited Partners owning more than 50% of the Units then outstanding; (iii) the withdrawal of the General Partner, as defined in, and subject to the limitations of Article 13; (iv) a determination by the General Partner that the purpose of the Partnership cannot be fulfilled; or (v) any event which constitutes a dissolution of a limited partnership under the Act or otherwise makes it unlawful for the existence of the Partnership to be continued.

         4.2 Dissolution. Upon the occurrence of an event causing the dissolution of the Partnership, the Partnership shall be wound up and terminated. Upon dissolution and termination of the Partnership, the General Partner shall contribute to the Partnership an amount equal in the aggregate to the lesser of (a) the deficit balance in their capital accounts, or (b) the excess of 1.01% of the total capital contributions paid in by the Limited Partners over any capital previously contributed by the General Partner. Payment of creditors, and distribution of the Partnership's assets shall be effected as soon as practicable in accordance with the Act, and the General Partner and each Limited Partner (and any assignee) shall share in the assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership.

         4.3 Fiscal Year. The fiscal year of the Partnership shall end on December 31, unless the General Partner elects, with the approval of the Internal Revenue Service and the CFTC, a different fiscal year.

                                   ARTICLE 5.
                                GENERAL PARTNER

         The General Partner is Campbell & Company, Inc., a Maryland corporation, 210 West Pennsylvania Avenue, Baltimore, Maryland 21204.

                                   ARTICLE 6.
                           CAPITAL CONTRIBUTIONS AND
                     UNITS OF LIMITED PARTNERSHIP INTEREST

         6.1 Units and Capital Contributions of Limited Partners. Interests in the Partnership other than the General Partner's interests, shall be evidenced by Units (individually a "Unit").

         6.2 Capital Contributions by General Partner; Net Worth. The General Partner has contributed cash to the capital of the Partnership in an amount equal to at least 1% of the net aggregate contributions of all Partners including the General Partner. The General Partner's contribution shall be evidenced by Units of General Partnership Interest. The General Partner may make withdrawals of its Units provided that such withdrawals do not reduce the General Partner's aggregate percentage interest in the Partnership to less than 1% of the net aggregate contributions. If additional Limited Partners are admitted during any Continuing Offering pursuant to the provisions of Article 11 herein, the General Partner shall make such additional capital contributions as may be required to maintain its interest at the required level in the Partnership at all times during the term of the Partnership. The General Partner shall maintain a net worth so long as it acts as general partner equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum required net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

         6.3 Availability of Contributions. The aggregate of all Partnership contributions shall be available to the Partnership to carry on its business and purpose, and no interest shall be paid to any Partner on any such contributions.

                                   ARTICLE 7.
                        ALLOCATION OF PROFITS AND LOSSES

         7.1 Capital Accounts. A capital account shall be established for each Partner, including the General Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

         7.2 Monthly Allocations. As of the close of business (as determined by the General Partner) of the last day of each month, the following determinations and allocations shall be made:

         (1) The Net Assets of the Partnership (as defined in Article 7.4) before the General Partner's Brokerage Fee, the direct administrative expenses and the General Partner's performance fees payable shall be determined.

         (2) Brokerage Fees payable by the Partnership and the direct administrative expenses shall then be charged against the Net Assets.

         (3) Accrued performance fees, if any, shall then be charged against the Net Assets.

         (4) Any increase or decrease in the Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3)) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

         (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units, and any amount paid to the General Partner by way of distribution or redemption of Units of General Partnership Interest, shall be charged to such Partner's capital account.

         7.3 Allocation of Profit and Loss for Federal Income Tax Purposes. At the end of each taxable year, each item of Partnership taxable income, gain, loss, deduction, or credit will be allocated among the Partners in accordance with the following provisions:

         (1) Capital gain shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner received on redemption exceeds the amount paid for the redeemed Units (as set forth in subparagraph (5));

         (2) Capital gain remaining after the allocation in subparagraph (1) shall be allocated among all Partners in the ratio that each Partner's capital account bears to all Partner's capital accounts;

         (3) Capital losses shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner paid for the redeemed Units (as set forth in subparagraph (5)) exceeds the amount the Partner received on redemption;

         (4) Capital losses remaining after the allocation in subparagraph (3) shall be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts;

         (5) For the purpose of the allocations of capital gain and loss in subparagraphs (1) and (3), the amount each Partner paid for each of his Units shall be deemed to have increased by the amount of capital gain allocated to him with respect to such Unit pursuant to subparagraph (2); decreased by the amount of any capital loss allocated to him with respect to such Unit pursuant to subparagraph (4); and decreased by the amount of any distributions to him with respect to such Unit pursuant to Article 7.8;

         (6) Items of ordinary income and expense will be allocated pro rata among the Partners based upon their respective capital accounts as of the end of each month in which the items of ordinary income or expense accrue;

         (7) Notwithstanding subparagraphs (4) and (6), if the allocation of such loss would cause a Limited Partner to have a capital account deficit, then such loss shall be allocated to the General Partner, according to its capital account, to the extent of such losses; and

         (8) Allocations of capital gain or loss will be made pro rata from short-term capital gain or loss and long-term capital gain or loss.

         7.4  Definitions; Accounting.

         (1) Net Assets. "Net Assets" of the Partnership shall mean the total assets of the Partnership, including all cash and cash equivalents (valued at cost), plus accrued interest thereon, and the market value of all open commodity positions and other assets of the Partnership, less all liabilities of the Partnership, including accrued performance fees determined in accordance with the principles specified in this subparagraph and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity or commodity futures contract traded on an exchange, or through a clearing firm or through a bank, shall mean the most recent available settlement price or closing quotation, as appropriate on the exchange, or of the clearing firm or bank on or through which the commodity or contract is traded by the Partnership on the day with respect to which Net Assets are being determined. If such contract cannot be liquidated, due to the operation of daily limits or otherwise, on a day as of which Net Assets are determined, the liquidating value on the first subsequent day on which the contract would be liquidated may be used or such other value as the General Partner may deem fair and reasonable. The market value of a commodity forward contract or a commodity futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied.

         (2) Net Asset Value. The "Net Asset Value" of the Partnership shall mean the total capital accounts of all Partners. The "Net Asset Value" of a Unit shall be the total capital accounts of all Partners, divided by the number of Units owned by all Partners.

         (3) Blue Sky Glossary. The definitions in the Blue Sky Glossary in Appendix III to the Partnerships Prospectus are hereby incorporated herein by reference.

         7.5  Expenses.

         (1) The General Partner shall advance the organization and offering expenses of the initial and continuous offerings of the Units, and no such expenses shall be deducted from the proceeds of the offerings. Subject to the limitation described below, the General Partner shall be reimbursed such advanced amounts by the Partnership in approximately 30 equal installments commencing after the closing of the initial offering and monthly during the continuous offering. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event shall the General Partner be entitled to receive reimbursement in an amount greater than 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings, as the case may be. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive additional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the General Partner or the Partnership in organizing the Partnership and offering the Units, including legal and accounting fees incurred, bank account charges, all blue sky filing fees, filing fees payable upon formation and activation of the Partnership, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Article 8 herein or guidelines imposed by appropriate regulatory bodies.

         (2) The Partnership shall be obligated to pay all liabilities incurred by it, including without limitation, (i) Brokerage Fees; (ii) operating expenses and performance fees; (iii) legal and accounting fees; and (iv) taxes and other extraordinary expenses incurred by the Partnership. During any year of operations, the General Partner shall be responsible for


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payment of operating expenses in excess of 0.5% of the Partnership's month-end
Net Asset Value during that year. Indirect expenses of the General Partner, such as salaries, rent and other overhead expenses, shall not be liabilities of the Partnership. The Partnership shall receive all interest earned on its assets.

         (3) Compensation to any party, including the General Partner (or any advisor which may be retained in the future), shall not exceed the limitations imposed as of the date hereof by the North American Securities Administrators Association ("NASAA"). In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse the Partnership for such excess. NASAA limitations on fees are as follows: Management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of net asset value. The aggregate incentive fees shall not exceed 15% of new trading profits. The sponsor or advisor will be entitled to an additional 2% incentive fee for each 1% by which the net asset value fee is reduced below 6%. Commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus pit brokerage fees or 14% annually of average net assets, including pit brokerage fees. The Partnership will pay an 8% per annum Brokerage Fee, of which 3% will be for management services, allowing the incentive fee to be 20%, as discussed above. The remaining 5% from the Brokerage Fee will be paid for brokerage services (including the initial distribution of the Units, execution of commodity transactions, and ongoing services to the Limited Partners), which is less than the 14% limit imposed by NASAA.

         (4) The Partnership shall also be obligated to pay any costs of indemnification to the extent permitted under Article 15 of this Agreement.

         7.6 Limited Liability of Limited Partners. Each Unit purchased by a Limited Partner is fully paid and non-assessable. A Limited Partner shall be liable for the Partnership's obligations to the extent of the capital contributed by him plus his share of profits remaining in the Partnership, if any.

         In addition, if a Limited Partner receives a return of any part of his capital contribution, he shall be liable to the Partnership for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership.

         A Limited Partner shall also be liable to the Partnership for return of any part of his capital contribution returned to him, for a period of six years, if such return was in violation of this Agreement or the Act.

         7.7 Return of Limited Partner's Capital Contribution. Except to the extent that a Limited Partner shall have the right to redeem Units, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution and termination of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash.

         7.8 Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units or dissolution), if any, the Partnership will make to its Partners (or any assignee thereof). Distributions shall be made pro rata in accordance with the respective capital accounts of the Partners.

                                   ARTICLE 8.
                                   MANAGEMENT

         8.1  General.

         (1) The General Partner, to the exclusion of the Limited Partners, shall conduct and manage the business of the Partnership including, without limitation, all functions necessary for administration of the Partnership. The General Partner shall have the fiduciary responsibility for the safekeeping and use of all assets of the Partnership, whether or not in its immediate possession or control, shall not contract away such duty and shall not employ or permit another to employ such assets in any manner except for the exclusive benefit of the Partnership. The General Partner, on behalf of the Partnership, shall make all investment decisions regarding the Partnership and shall have complete trading discretion. The General Partner shall seek the best price and services available in its futures brokerage transactions, and all brokerage transactions for the Partnership's futures trades will be effected at competitive rates.

         (2) The General Partner shall receive from the Partnership: (i) Brokerage Fees of 8% per annum of the month-end Net Assets; and (ii) a quarterly "performance fee" of 20% of the Partnership's aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of interest income. The performance fee is paid on the cumulative increase, if any, in the Net Asset Value per Unit over the highest previous cumulative Unit value or Unit value as of the commencement of trading, whichever is higher. In determining the fees in this paragraph, adjustments shall be made for capital additions and withdrawals and Net Assets shall not be reduced by the fees being calculated for such current period. Such fees may



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be changed upon sixty days' notice to the Limited Partners, provided that prior to the imposition of the revised fees, Limited Partners have an opportunity to redeem (and there are no delays in receiving payment therefor) and the notice explains their redemption and voting rights. Further, any new contract with any advisor, including the General Partner, shall carryforward all losses attributable to such advisor or General Partner, as the case may be.

         (3) The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: entering into commercially reasonable contracts, opening bank accounts, paying or authorizing the payment of distributions to the Partners and expenses of the Partnership including fees to the General Partner, taxes and other fees of governmental agencies.

         (4) The General Partner shall keep and retain for at least six years, at the principal office of the Partnership, such books and records relating to the business of the Partnership as it deems necessary to substantiate that Units were sold only to purchasers for whom such securities were suitable and which are required by the Commodity Exchange Act, and the rules and regulations thereunder. Such books and records shall be available to any Limited Partner or his authorized attorney or agent for inspection and copying during normal business hours of the Partnership.

         (5) The General Partner may engage in other business activities and shall not refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures or forward contracts or otherwise. Subject to the terms and conditions set forth in this Agreement, the General Partner may engage and compensate on behalf of the Partnership, from funds of the Partnership, such persons, firms or corporations, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership. The General Partner may develop and implement a cash management facility. In such event, the General Partner may cause the Partnership to participate in such facility if doing so would be in the best interests of the Partnership. Competitive management fees may be paid to the General Partner or an affiliate thereof.

         (6) No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of such authority.

         (7) Except as provided by Article 13, the General Partner may not sell, assign, or otherwise dispose of all or substantially all of its General Partnership Interest in the Partnership except for a sale or transfer of all Partnership interests of all Partners or a sale of all or substantially all of its interest to a corporation controlled by such General Partner. The foregoing restriction shall not be applicable to the General Partner mortgaging, pledging, hypothecating or granting a security interest in its General Partnership Interest as collateral for a loan or loans and any such assignment of all or any portion of the General Partner's Interest shall not cause an event of withdrawal with respect to the General Partner pursuant to Article 13 of this Agreement.

         (8) The maximum period covered by any contract entered into by the Partnership, except for certain provisions which survive the stated term, shall be one year. Agreements between the Partnership and the General Partner or any affiliate shall be terminable by the Partnership without penalty on 60 days' written notice. All sales of Units in the United States shall be made by registered brokers. No sales will be made by the General Partner or an affiliate.

8.2 Prohibitions. The Partnership shall not: (i) engage in pyramiding; (ii) commingle its assets with the assets of any other person, except as permitted by law; (iii) make loans to the General Partner or any affiliate thereof or to any person; (iv) pay per-trade compensation to the General Partner or any advisor or any affiliate thereof or to any person who receives any other form of compensation from the Partnership; or (v) permit rebates or give-ups to be received by the General Partner or affiliates thereof nor shall the General Partner participate in any reciprocal business arrangements which would circumvent the foregoing or any other provision of this Agreement; or (vi) borrow cash or other assets from the General Partner.

                                   ARTICLE 9.
                          REPORTS TO LIMITED PARTNERS

         The books and records of the Partnership shall be audited annually by an independent certified public accountant. Net Assets and Net Asset Value per Unit shall be determined daily and will be supplied in writing to any Limited Partner who requests such information. The General Partner will cause each Partner to receive (i) within ninety (90) days after the close of each fiscal year an annual report with audited financial statements (including a balance sheet and income statement) for the fiscal year then ended, and (ii) within seventy-five (75) days after the close of each fiscal year such tax information as is necessary for the Partner to complete his federal income tax return. In addition, the General Partner will report within 30 days after the end of each month to the Limited Partners the information required by the CFTC to be reported, which information currently includes the following: the total amount of realized net gain or loss on commodity


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

interest positions liquidated during the month; the change in unrealized net gain or loss on commodity interest positions during the month; the total amount of net gain or loss from all other transactions engaged in by the Partnership during the month, including interest earned; the total amount of all Brokerage Fees and performance fees, and all other expenses incurred or accrued by the Partnership during the month; the Net Asset Value of a Unit as of the end of the month and as of the end of the previous month; the total amount of additions to the Net Assets of the Partnership made during the month; the total amount of withdrawals from and redemptions of Units for the month; and the total net income or loss of the Partnership during the month. In the event either Net Asset Value per Unit as of the end of any business day declines by more than 50% of the previous month's Net Asset Value per Unit, or there is a material change in the advisory agreement with the General Partner or otherwise affecting the compensation to any party, including the General Partner, the General Partner will notify each Limited Partner of such information, their redemption and voting rights and any material effect on the Units within seven business days. In the event of the 50% decline in Net Asset Value per Unit referred to in the previous sentence, the General Partner will declare a special redemption period and temporarily suspend the Partnership's trading during such period.

                                  ARTICLE 10.
               DISPOSITIONS AND REDEMPTIONS OF PARTNERSHIP UNITS

         10.1 Permissible Dispositions. A Limited Partner may transfer, assign, pledge, or encumber his Units only as provided in this Article 10.1. No such transferee, pledgee, assignee, or secured creditor shall become a substituted Limited Partner unless the General Partner consents in writing to such substitution. The General Partner has complete discretion to withhold consent but only intends to do in order to prevent or minimize potential adverse legal or tax consequences to the Partnership. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the beginning of the month following the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer, assignment, or pledge until it has received at least 30 days' prior written notice thereof from the transferor, assignor, or pledgor, which notice shall include (i) the name, signature, address and social security or taxpayer identification number of the transferee, assignee, or pledgee, (ii) the number of Units transferred, assigned or pledged, and (iii) the signature of the transferor, assignor, or pledgor. The General Partner may, in its discretion, waive receipt of the above described written notice or waive any defect therein. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act; (ii) the amount of the transfer is at least the minimum subscription amount except for transfers by gift, inheritance, or to affiliates, including family members of the person transferring the Units; and
(iii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as a corporation or an association under the Internal Revenue Code, as amended. No transfer or assignment of Units shall be effective or recognized by the Partnership if following such transfer or assignment there would result a termination of the Partnership for federal income tax purposes as provided in Code 708(b) and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that the assignee shall receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. The transfer or assignment of Units shall be subject to all applicable securities laws. The transferor or assignor shall bear all costs (including any attorneys' fees) related to such transfer or assignment.

         10.2  Redemptions.

         (1) A Limited Partner (or any assignee thereof) may withdraw all or part of his capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value per Unit, reduced as hereinafter described (such withdrawal being herein referred to as a "Redemption").

         (2) Redemptions shall be effective as of the end of any month ending after a Request for Redemption in proper form has been timely received by the General Partner (the "Redemption Date"). During the 12 months following the purchase, the General Partner charges a redemption fee as follows: 4% of Net Asset Value on Units redeemed in the first quarter following purchase, 3% during the second quarter, 2% during the third quarter, and 1% in the fourth quarter. After the fourth quarter, no redemption fees are charged. As used herein, "Request for Redemption" shall mean a written request of such withdrawal transmitted by the Limited Partner (or any assignee thereof) to the General Partner not less than ten business days prior to the end of the month or such shorter period as established by the General Partner. Upon Redemption, a Limited Partner (or any assignee thereof) shall receive, per Unit redeemed, an amount equal to the Net Asset Value per Unit as of the Redemption Date, less any amount owing by such Limited Partner (and his assignee, if any) to the Partnership pursuant to Article 15.3, and less any applicable redemption fees due to the General Partner. If redemption is requested by an assignee, all amounts owed to the Partnership under Article 15.3 by the Partner to whom such Unit was sold, as well as all amounts owed by the assignees of such Unit, shall be deducted from the amount payable upon


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

Redemption by any assignee. All Requests for Redemption in proper form shall be honored and payment will be made within twenty (20) business days following the Redemption Date, except that under special circumstances, including, but not limited to, the inability on the part of the Partnership to liquidate commodity positions or the default or delay in payments due the Partnership from commodity brokers, banks, or other persons, the Partnership may delay payment to Partners requesting Redemption of Units. In the event that Redemptions are requested for more Units than the General Partner is able to honor due to the foregoing contingencies, the General Partner will honor Requests for Redemption in the order actually received and will hold Requests for Redemption in such order. Limited Partners will be notified within 10 days after month-end if any Redemption cannot be honored under the terms hereof and their Requests thereafter will be honored at the first available opportunity. The Partnership shall not be obligated to redeem Units that are subject to a pledge or otherwise encumbered in any fashion.

         (3) Subparagraph (2) notwithstanding, if the Net Asset Value per Unit is determined for purposes of Redemption as of a month-end which is not the end of a quarter, any performance fees payable and applicable to such Unit, will be determined and charged to such Unit as though such month-end were the end of a quarter and such performance fees were payable and such performance fees will be paid.

                                  ARTICLE 11.
          OFFERING OF UNITS; ADMISSION OF ADDITIONAL LIMITED PARTNERS

         The General Partner shall, from time to time, (i) cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and public offering of the Units; (ii) seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and
(iii) take such other actions as the General Partner deems advisable.

         The General Partner, at its option, may admit additional Limited Partners to the Partnership without the consent of the Limited Partners at any time. Such additional Limited Partners shall contribute capital to the Partnership, and shall be admitted as Limited Partners as of the first business day of the month immediately following the month-end as of which their subscriptions were accepted by the General Partner at no less than the Net Asset Value per Unit as of such month-end.

                                  ARTICLE 12.
                           SPECIAL POWER OF ATTORNEY

         By execution of this Agreement, each Limited Partner irrevocably constitutes and appoints the General Partner with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and any amendments thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or Certificate of Limited Partnership in accordance with the terms of this Agreement; and (iii) Certificates of Fictitious or Assumed Name. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney.

                                  ARTICLE 13.
                            WITHDRAWAL OF A PARTNER

         The Partnership shall terminate and be dissolved upon the withdrawal, or insolvency of the General Partner (unless in the case of the withdrawal of the General Partner, the actions necessary to continue the Partnership are taken pursuant to Article 16). The General Partner shall cease to be a general partner of the Partnership upon the occurrence of any of the following events of withdrawal: (i) the General Partner's bankruptcy or insolvency; (ii) any event prescribed in the Act that is not encompassed in this Article 13; or
(iii) 120 days' prior written notice to the Limited Partners of the General Partner's intent to withdraw as a General Partner. If the General Partner withdraws as general partner, it can redeem its interests in the Partnership at Net Asset Value as of the next month-end in which it is calculated. If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal. The death, incompetency, incapacity, withdrawal, insolvency, or dissolution of a Limited Partner shall not dissolve or terminate the Partnership, and said Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's Units except as provided in Article 10 hereof. Each Limited Partner (and any assignee of such Limited Partner) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the


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Partnership and any right to a special audit of the books and records of the
Partnership, provided that the waiver shall not relieve the General Partner from its reporting obligations set forth in Article 9.

                                  ARTICLE 14.
                  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL

         Subject to the provisions of Article 15 below, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

                                  ARTICLE 15.
                     STANDARD OF LIABILITY; INDEMNIFICATION

         15.1 Standard of Liability. The General Partner and its controlling persons shall have no liability to the Partnership or any Limited Partner for any loss suffered by the Partnership which arises out of any action of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner.

         15.2 Indemnification by the Partnership. The Partnership shall indemnify, defend, and hold harmless the General Partner (including controlling persons and a former General Partner who has withdrawn from the Partnership) from and against any loss, liability, damage, cost or expense (including attorneys' fees, and expenses incurred in defense of any demands, claims or lawsuit) arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Partnership, from any source only if all of the following conditions are satisfied: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, (ii) the General Partner was acting on behalf of or performing services for the Partnership,
(iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Partnership's assets and not from the Limited Partners. In no event shall the General Partner or any of the selling agents receive indemnification from the Partnership arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied; (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (d) in the case of subparagraph (c), the court considering the request has been advised of the position of the Securities and Exchange Commission and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units. The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified herein.

         15.3 Advance Payment. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the General Partner may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, if and to the extent that (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the legal action is initiated by a party who is not a Limited Partner, or if by a Limited Partner, then a court of competent jurisdiction specifically approves such advancement, and (iii) the General Partner shall agree to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event indemnification is not permitted under this Article 15 upon final disposition.

                                  ARTICLE 16.
                              AMENDMENTS; MEETINGS

         16.1 Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument signed by the General Partner and by the holders of more than fifty percent (50%) of the Units then owned by the Limited Partners. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Limited Partnership Agreement, provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Limited Partners, change or alter this Section 16, extend the term of the Partnership, reduce the capital account of any Partner or modify the percentage of profits, losses or


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distributions to which any Partner is entitled. In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such assignee's written consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein (including, without limitation, allocating capital gain and capital loss on a net rather than a gross basis) to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes, (iv) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (v) to change the name of the Partnership and to make any modifications to this Limited Partnership Agreement to reflect the admission of an additional or substitute general partner, (vi) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners and does not alter the basic investment policies or structure of the Partnership, or that is required by law, or (vii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or their respective directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended, or "plan asset" regulations adopted under ERISA as a result of their association with the Partnership.

16.2 Meetings. The General Partner will maintain at the office a list of the names and addresses of all Limited Partners and the Units owned by them. Upon request of any Limited Partner or his representative, the General Partner shall make such list available for review by any Limited Partner or his representative, and upon request, either in person or by mail, the General Partner shall furnish a copy of such list by mail to any Limited Partner or his representative, for the cost of duplication and postage. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within 15 days after such receipt, call a meeting of the Partnership. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

16.3 Amendments and Actions Without Consent of the General Partner. At any meeting called pursuant to Article 16.2, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than a majority of the Units then owned by the Limited Partners (any Units held by the General Partner or it affiliates, shall be disregarded in calculating the percentage of outstanding Units and the General Partner shall be prohibited from voting as a Limited Partner) the following actions may be taken: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Act, provided, however, that consent of all Limited Partners shall be required in the case of amendments requiring the consent of all Limited Partners under the Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) any contracts with the General Partner may be terminated on 60 days written notice; and (vi) the sale of all the assets of the Partnership may be approved; provided, however, that none of the said actions may be taken unless the action is permitted under the Act. In the event of the occurrence of an event described in (iii) or (iv) above, the interest of the General Partner shall be redeemed and paid to the General Partner on the basis of the Net Assets allocable thereto on the date of such event.

                                  ARTICLE 17.
                                 GOVERNING LAW

         The General Partner and Limited Partners expressly agree that all the terms and provisions hereof shall be construed under the Delaware Revised Uniform Limited Partnership Act as now adopted or as may be hereafter amended and shall govern the partnership aspects of this Agreement absent contrary terms contained in this Agreement.

                                  ARTICLE 18.
                                 MISCELLANEOUS

         18.1 Priority Among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

         18.2 Notices. All notices under this Agreement, other than Requests for Redemption of Units, notices of assignment, transfer or pledge of Units, and reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, then, upon the deposit of such notice in the United States mails. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner. Requests for Redemption and notices of assignment, transfer, or pledge of Units shall be effective upon receipt by the Partnership.

         18.3 Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound hereby, including all rights which they may have under Article 16 hereof.

         18.4 Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

         18.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first appearing above.


                                  CAMPBELL & COMPANY, INC.
                                  By:     /s/ D. KEITH CAMPBELL
                                          ------------------------
                                          Name: D. Keith Campbell
                                          Title: President

                                  LIMITED PARTNERS
                                  D. Keith Campbell as attorney-in-fact
                                  for the Limited Partners who have agreed by separate instrument to be a party hereto.

                                  /s/ D. KEITH CAMPBELL
                                  ---------------------------
                                  D. Keith Campbell

                                                                       EXHIBIT B


                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                             REQUEST FOR REDEMPTION


Campbell & Company, Inc.
Court Towers Building                 ------------------------
210 West Pennsylvania Avenue          Social Security Numbers
Baltimore, Maryland 21204               Taxpayer ID Number

Dear Sirs:

         The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Limited Partnership Agreement of CAMPBELL STRATEGIC ALLOCATION FUND, L.P. ("Fund"), of _________________ (insert number of Units to be redeemed; IF NO NUMBER OF UNITS IS ENTERED HERE, IT WILL BE ASSUMED THAT THE LIMITED PARTNER WISHES TO REDEEM ALL UNITS) of the undersigned's Limited Partnership Units ("Units") in the Fund at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this Request for Redemption, provided that this Request for Redemption is received ten (10) business days prior to the end of such month. During the 12 months following the purchase, the General Partner charges a redemption fee as follows: 4% of Net Asset Value on Units redeemed in the first quarter following purchase, 3% during the second quarter, 2% during the third quarter, and 1% in the fourth quarter. After the fourth quarter, no redemption fees are charged.

         The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

UNITED STATES TAXABLE LIMITED PARTNERS ONLY

         Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

NON-UNITED STATES LIMITED PARTNERS ONLY

         Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

                   SIGNATURE(S) MUST BE IDENTICAL TO NAME(S)
                         IN WHICH UNITS ARE REGISTERED
         Please forward redemption funds by mail to the undersigned at:

---------------------------------------------------------------------------
Name                       Street                 City, State and Zip Code

         Entity Limited Partner                 Individual Limited Partners(s)

---------------------------------------  --------------------------------------
             (Name of Entity)                    (Signature of Limited Partner)

By:
    -----------------------------------  --------------------------------------
     (Authorized corporate officer,              (Signature of Limited Partner)
      partner, custodian or trustee)

    -----------------------------------
               Title

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT C

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                        ------------------------------
                           SUBSCRIPTION REQUIREMENTS

         By executing the Subscription Agreement and Power of Attorney for Campbell Strategic Allocation Fund, L.P. (the "Partnership"), each purchaser ("Purchaser") of Limited Partnership Units in the Partnership ("Units") irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted provided such subscription is received at least ten business days prior to such month end, as described in the Partnership's Prospectus dated February 1, 1997 (the "Prospectus"). The minimum subscription is $10,000 ($5,000 for eligible employee benefit plans and individual retirement accounts); additional Units may be purchased with a minimum investment of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Mercantile Safe Deposit & Trust Company, as Escrow Agent for Campbell Strategic Allocation Fund, L.P. Escrow Account No. 66127-09." Purchaser is also delivering to the Selling Agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the Prospectus). If Purchaser's Subscription Agreement and Power of Attorney is accepted, Purchaser agrees to contribute Purchaser's subscription to the Partnership and to be bound by the terms of the Partnership's Limited Partnership Agreement, attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse the Partnership and Campbell & Company, Inc. (the "General Partner") for any expense or loss incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, Purchaser shall be deemed to have executed the Limited Partnership Agreement.

         As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the Commodity Broker and the Selling Agent who solicited Purchaser's subscription and the Fund, as follows:

         (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Limited Partnership Agreement,.

         (b) All information that Purchaser has furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

         (c) Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

         (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

         (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

         (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

         (g) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or
(ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Partnership.

         1. Arizona - Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

         2. California - Net worth of at least $100,000 and an annual income of at least $50,000.

         3. Iowa - Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         4. Maine - Net worth of at least $200,000, or net worth of $50,000 and an annual income of $50,000. Net worth is calculated exclusive of home, home furnishings, and automobiles.

         5. Massachusetts - Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         6. Michigan - Net worth of at least $225,000 or a net worth of at least $60,000 and a taxable income during the preceding year of at least $60,000 and the expectation of a taxable income during the current year of at least $60,000.

         7. Minnesota - Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

         8. Missouri - Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

         9. North Carolina - Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

         10. New Hampshire - Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         11. Oklahoma - Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

         12. Oregon - Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

         13. Pennsylvania - Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of $50,000.

         14. Tennessee - Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income during the past two years and anticipated taxable income in the current year of at least $60,000.

         15. Texas - Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                                                                       EXHIBIT D
                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                           LIMITED PARTNERSHIP UNITS
                               ----------------
                           SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

Campbell Strategic Allocation Fund, L.P.
c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Baltimore, Maryland  21204

Dear Sirs:

         1. Subscription for Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Campbell Strategic Allocation Fund, L.P. (the "Partnership") set forth below (minimum $10,000; $5,000 in the case of trustees or custodians of employee benefit plans or individual retirement accounts) in the Subscription Agreement and Power of Attorney Signature Page, at Net Asset Value per Unit as set forth in the Prospectus of the Partnership dated February 1, 1997 (the "Prospectus"). The undersigned's check payable to "Mercantile Safe Deposit & Trust Company, as Escrow Agent for Campbell Strategic Allocation Fund, L.P., Escrow Account No. 66127-09," in the full amount of the undersigned's subscription (additional investments in excess of the required minimum investment may be made in increments of $1,000, as described in the Prospectus), accompanies the Subscription Agreement and Power of Attorney Signature Page. If this subscription is rejected, or if no Units are sold, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. If this subscription is accepted, subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription while held in escrow. The General Partner may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. All subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.

         2. Representations and Warranties of Subscriber. I have received the Prospectus. By submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C _ Subscription Requirements" contained in the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

         3. Power of Attorney. In connection with my acceptance of an interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

         4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.


                         READ AND COMPLETE REVERSE SIDE

                                                                       EXHIBIT D
                                                                  SIGNATURE PAGE
                             SUBSCRIPTION AGREEMENT
                  IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Units in Campbell Strategic Allocation Fund, L.P. and by either (i) enclosing a check payable to "MERCANTILE SAFE DEPOSIT & TRUST COMPANY, AS ESCROW AGENT FOR CAMPBELL STRATEGIC ALLOCATION FUND, L.P., ESCROW ACCOUNT NO. 66127-09," or (ii) authorizing the Selling Agent (or Additional Seller, as the c D-1 ase may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at Net Asset Value per Unit.

The named investor further acknowledges receipt of the Prospectus of the Fund dated February 1, 1997, including the Fund's Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

1)   Total $ Amount ______________________________________     2)    Account #  _____________________ (must be completed)
     (minimum of $10,000, except $5,000 minimum for IRA's            [ ] if payment is made by debit to investor's securities
     and other qualified accounts; $1,000 increments)                    account, check box
----------------------------------------------------------------------------------------------------------------------------

3)   Social Security #________ - ________ - __________               Taxpayer ID #________ - ________ - _____________
     Taxable Investors                                                           [ ] Trust other than a Grantor or Revocable Trust
     (check one):    [ ] Individual Ownership                                    [ ] Estate                  [ ] UGMA/UTMA (Minor)
                     [ ] Joint Tenants with Right of Survivorship                [ ] Partnership             [ ] Corporation
                     [ ] Tenants in Common     [ ] Community Property
                     [ ] Grantor or Other Revocable Trust

     Non-Taxable Investors
     (check one):    Selling Agent Plan                       Non-Selling Agent Plan
                     [ ] IRA            [ ] Profit Sharing    [ ] IRA            [ ] Profit Sharing
                     [ ] IRA Rollover   [ ] Defined Benefit   [ ] IRA Rollover   [ ] Defined Benefit
                     [ ] Pension        [ ] Other (specify)   [ ] Pension        [ ] Other (specify)
                     [ ] SEP                                  [ ] SEP            [ ] check box if Selling Agent in No. 11 is

Custodian
4) LIMITED PARTNER NAME --------------------------------------------------------

5)
   -----------------------------------------------------------------------------
ADDITIONAL INFORMATION (FOR ESTATES, PARTNERSHIPS, TRUSTS AND CORPORATIONS)

6) RESIDENT ADDRESS
   OF LIMITED PARTNER
                             -------------------------------------------------------------------------------------------------
                                STREET (P.O. BOX NOT ACCEPTABLE)             CITY             STATE                 ZIP CODE
7) MAILING ADDRESS
   (IF DIFFERENT)
                             -------------------------------------------------------------------------------------------------
                                STREET                                       CITY             STATE                 ZIP CODE
8) CUSTODIAN NAME
   AND MAILING ADDRESS
                             -------------------------------------------------------------------------------------------------
                                NAME                   STREET                CITY             STATE                 ZIP CODE

--------------------------------------------------------------------------------
9)                                         INVESTOR(S) MUST SIGN

 X                                                                  X
   ------------------------------------------------                   ------------------------------------------------
 SIGNATURE OF INVESTOR DATE TELEPHONE NO.                           SIGNATURE OF JOINT INVESTOR (IF ANY) DATE

EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES EXCHANGE ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                          UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [ ]. Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.
--------------------------------------------------------------------------------
10)                         ACCOUNT EXECUTIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the Units, as set forth in the Prospectus dated February 1, 1997 I have also informed the investor of the unlikelihood of a public trading market developing of the Units.

I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. The Account Executive MUST sign below in order to substantiate compliance with
Article III, Section 34 of the NASD's Rules of Fair Practice.

 X                                                                  X
   -------------------------------------------------------            --------------------------------------------------------
 ACCOUNT EXECUTIVE SIGNATURE DATE                                   OFFICE MANAGER SIGNATURE DATE
                                                                    (if required by Selling Agent, as the case may be, procedures)

 11)    SELLING AGENT
        ACCOUNT EXECUTIVE        ---------------------------------------------------------------------------------------------
        NAME (please print)
                                 ---------------------------------------------------------------------------------------------
                                 FIRST           M.I.           LAST            PHONE NUMBER               A.E. NUMBER
        ACCOUNT EXECUTIVE
        ADDRESS
                                 ---------------------------------------------------------------------------------------------
        (for confirmations)      STREET (P.O. Box not acceptable)                CITY              STATE            ZIP CODE

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

          Campbell & Company will continue to advance certain of the offering expenses, as described in the Prospectus, for which it shall be reimbursed by the Registrant in monthly installments throughout the offering period up to the lesser of the actual amount of offering expenses advanced by Campbell & Company, Inc. or 2.5% of the aggregate subscriptions accepted by Campbell & Company. Offering expenses related to the initial offering and the continuing offering prior to the date of the Prospectus included in this Registration Statement have been incurred. Such expenses are included in the 2.5% maximum described above but are not reflected in the figures below. The following is an estimate of the expenses for the next nine-month period:

                                                                                         Approximate
                                                                                         Amount
Securities and Exchange Commission Registration Fee................................      $  30,303
National Association of Securities Dealers, Inc. Filing Fee........................      $  10,500
Printing Expenses..................................................................      $  75,000
Fees of Certified Public Accountants...............................................      $  10,000
Blue Sky Expenses (Excluding Legal Fees)...........................................      $  30,000
Fees of Counsel....................................................................      $  25,000
Escrow Fees........................................................................      $   1,000
Salaries of Employees Engaged in Sales Activity....................................      $ 250,000
Miscellaneous Offering Costs.......................................................      $ 168,197
                                                                                         ---------

Total                                                                                    $ 600,000

Item 14.  Indemnification of Directors and Officers.

          Section 15 of the Amendment of Limited Partnership (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner and certain of its controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of Campbell & Company or such controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against Campbell & Company by a Limited Partner are prohibited unless specific court approval is obtained.

Item 15.  Recent Sales of Unregistered Securities.

          On May 11, 1993, one Unit of limited partnership interest were sold to an individual affiliated with Campbell & Company in order to permit the filing of a Certificate of Limited Partnership for the Registrant. The sale of these Units were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited. There have been no other unregistered sales of Units.

Item 16.  Exhibits and Financial Statement Schedules.

                 The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

                 (a)       Exhibits

Exhibit
Number                               Description of Document
-----                                -----------------------
1.01             Form of Selling Agreement among the Partnership, the General
                 Partner, PaineWebber Incorporated and the Selling Agent.**

1.02             Form of Auxiliary Selling Agreement.**

1.03             Form of Service Agreement among Steben Asset Management, Inc.
                 the Registrant and the General Partner.**

3.01             Agreement of Limited Partnership of the Registrant dated May
                 11, 1993.*

3.02             Certificate of Limited Partnership of the Registrant.*

3.03             Amended Agreement of Limited Partnership of the Registrant
                 (included as Exhibit A to the Prospectus).

5.01 Opinion of Foley & Lardner relating to the legality of the Units.

8.01 Opinion of Foley & Larnder with respect to federal income tax consequences.

10.01            Advisory Agreement between the Partnership and Campbell &
                 Company, Inc.*

10.02            Customer Agreement between the Partnership and PaineWebber
                 Incorporated.*

10.03            Subscription Agreement and Power of Attorney (included as
                 Exhibit D to Prospectus)

10.04            Escrow Agreement between the Partnership and PaineWebber
                 Incorporated.*

10.05            Commodity Client Agreement between Smith Barney, Inc. and the
                 Partnership.****

10.06            Investment Management Agreement between the Partnership and
                 Brown Brothers Harriman & Co.****

10.07            Agreement between Brown Brothers Harriman & Co. and the
                 Partnership****

23.01            Consent of Foley & Lardner ******

23.02            Consent of Arthur F. Bell, Jr. & Associates




* This exhibit is included in exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 33-67164) on August 9, 1993 and is hereby incorporated herein by reference.


**     This exhibit is included in exhibits filed by the Registrant as part of its Amendment No. 2 to the Registration Statement on Form S-1 (No. 33-67164) on December 30, 1993 and is hereby incorporated herein by reference.

***    This exhibit is included in the exhibits filed by the Registrant as part of its Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 33-84126) on May 22, 1995 and is hereby incorporated herein by reference.

****   This exhibit is included in the exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 33-98056) on October 12, 1995 and is hereby incorporated herein by reference.

***** This exhibit is included in the exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 333-5767) on June 12, 1996 \ and is hereby incorporated herein by reference.


****** This exhibit is included in the exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 333-19117) on December 31, 1997 and is hereby incorporated herein by reference.

            (b)  Financial Statement Schedules.

            No Financial Schedules are required to be filed herewith.

Item 17.  Undertakings.

          (a) (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10a(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Pre-Effective Amendment Number 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore in the State of Maryland on the 20th day of January, 1997.


                                   CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                                   By:   Campbell & Company, Inc.
                                         General Partner

                                   By:   /s/    D. Keith Campbell
                                         -------------------------------------
                                              D. Keith Campbell
                                              Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the General Partner of the Registrant in the capacities and on the date indicated.



SIGNATURES                                          TITLE WITH REGISTRANT                           DATE
----------                                          ---------------------                           ----
/s/    D. Keith Campbell                            Chief Executive Officer and
------------------------------------                Director
      D. Keith Campbell                             (Principal Executive Officer)                   January 20, 1997

/s/    Bruce L. Cleland                             President                                       January 20, 1997
------------------------------------
      Bruce L. Cleland

/s/    Theresa D. Livesey                           Chief Financial Officer, Secretary,
------------------------------------                  Treasurer and Director
        Theresa D. Livesey                            (Principal Financial Officer)                 January 20, 1997

/s/     William C. Clarke, III                      Executive Vice President and Director           January 20, 1997
------------------------------------
       William C. Clarke, III

/s/   James M. Little                               Senior Vice President and Director              January 20, 1997
------------------------------------
       James M. Little


      (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Campbell & Company, Inc.)


      CAMPBELL & COMPANY, INC.     General Partner             January 20, 1997
                                   of Registrant



      By:   /s/   D. Keith Campbell
          ---------------------------------
                 D. Keith Campbell
                 Chief Executive Officer

                              INDEX TO EXHIBITS



Exhibit
Number                 Description of Document
------                 -----------------------
23.02            Consent of Arther F. Bell, Jr. & Associates